Exhibit 10.9

LEASE OF OFFICE SPACE

LANDLORD:

BOP 1801 CALIFORNIA STREET LLC,

a Delaware limited liability company, and

BOP 1801 CALIFORNIA STREET II LLC,

a Delaware limited liability company

TENANT:

SendGrid, Inc.

a Delaware corporation

PREMISES

IN

1801 CALIFORNIA STREET

DENVER, COLORADO

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Exhibit A	Depiction of the Premises
Exhibit B	Definitions; Occupancy Costs; Additional Charges; Miscellaneous
Exhibit C	Rules and Regulations
Exhibit D	Construction Procedures
Exhibit E	Janitorial Specifications
Exhibit F	Subordination Non-Disturbance and Attornment Agreement

LEASE OF OFFICE SPACE

BETWEEN:	BOP 1801 CALIFORNIA STREET LLC,
a Delaware limited liability company, and
BOP 1801 CALIFORNIA STREET II LLC,
a Delaware limited liability company,
1801 California Street, Suite 200
	Denver, Colorado 80202	(collectively, “Landlord”)

AND:	SENDGRID, INC.
	a Delaware corporation	1801 California Street, Suite 500
	Denver, Colorado 80202	(“Tenant”)

PREMISES IN:	1801 CALIFORNIA STREET
Denver, Colorado 80202

DATE:	March 25, 2016	(to be dated upon Landlord’s execution)

LANDLORD AND TENANT, in consideration of the covenants herein contained, hereby agree as follows:

ARTICLE 1

DEFINITIONS

1.1          Definitions. In this Lease:

(a)           “Annual Rent” means the amount payable by Tenant to Landlord in respect of each year of the Term under Section 4.1.

(b)           “Article” means an article of this Lease.

(c)           “Building” means the building as defined in Exhibit B.

(d)           “Building Standard” means the quantity and quality of materials, equipment, finishing, workmanship and other elements from time to time specified by Landlord for the Building.

(e)           “Commencement Date” means the earlier (i) the date Tenant commences business from the Premises; or (ii) September 1, 2016.

(f)            “Delivery Date” means five (5) business days after the Effective Date.

(g)           “Effective Date” shall mean the date upon which Landlord and Tenant have executed this Lease, and on which the terms and conditions, and obligations related thereto, shall become binding upon Landlord and Tenant.

(h)           “Exhibit A” means the floor plans attached hereto as Exhibit A.

(i)            “Exhibit B” means the provisions relating to Occupancy Costs and other matters attached hereto as Exhibit B.

(j)            “Exhibit C” means the Rules and Regulations attached hereto as Exhibit C.

(k)           “Exhibit D” means the Construction Procedures attached hereto as Exhibit D.

(l)            “Exhibit E” means the Janitorial Specifications attached hereto as Exhibit E.

(m)          “Exhibit F” means the Subordination Non-Disturbance and Attornment Agreement (“SNDA”) attached hereto as Exhibit F.

(n)           “Fiscal Year” means a 12 month period (all or part of which falls within the Term) from time to time determined by Landlord, at the end of which Landlord’s books are balanced for auditing and/or taxation purposes. Landlord’s current Fiscal Year ends on December 31, 2016.

(o)           “Land” means the Land as defined in Exhibit B.

(p)           “Lease” means this lease, and all Exhibits attached to this Lease, and every instrument complying with Section 27.7 which by its terms amends, modifies or supplements this Lease.

(q)           “Letter of Credit” means that certain Letter of Credit in the amount of One Million Two Hundred Thousand and no/100 Dollars ($1,200,000.00) pursuant to the terms and conditions contained in 28.14 below.

(r)           “Occupancy Costs” means amounts payable by Tenant to Landlord under Section 4.2.

(s)            “Other Charges” means amounts payable by Tenant to Landlord under Section 4.3.

(t)            “Premises” means approximately 52,124 rentable square feet on the entire 5th floor and a portion of the 6th floor of the Building as generally indicated on Exhibit A and A-1.

(u)           “Rent” means the aggregate of all amounts payable by Tenant to Landlord under and subject to Sections 4.1, 4.2 and 4.3.

(v)           “Rent Commencement Date” means the day after the expiration of the “Rent Concession Period,” as defined hereafter, upon which Tenant shall be responsible for the payment of Annual Rent and Occupancy Costs.

(w)          “Rent Concession Period” means the period beginning on the Commencement Date and continuing through the 240th day thereafter.

(x)           “Section” means a section of this Lease.

(y)           “Term” means the period of time set out in Section 3.1.

All other capitalized terms shall have the meaning set forth in the Lease.

ARTICLE 2

GRANT OF LEASE

2.1          Grant. On the Effective Date, and subject to Landlord’s obligation to complete Landlord’s Work as described in Section 22.2, and for the valuable consideration contained herein the sufficiency of which the parties acknowledge, Tenant hereby leases and accepts from Landlord the Premises in its “as-is” condition to have and to hold during the Term, subject to the terms and conditions of this Lease. All terms and conditions of this Lease, and obligations required hereunder, shall apply to the parties as of the Effective Date pursuant to the terms and conditions of this Lease. Upon written notice from Tenant, Landlord will repair or replace any latent defects to ‘Landlord’s Work” as described in Section 22.2 below, provided Tenant provides such notice within one year from the Commencement Date.

2.2          Quiet Enjoyment. Landlord shall warrant and defend Tenant in the quiet enjoyment and possession of the Premises during the Term, subject to the terms and conditions of this Lease.

2.3          Covenants of Landlord and Tenant. Landlord covenants to observe and perform all of the terms and conditions to be observed and performed by Landlord under this Lease. Tenant covenants to pay the Rent when due under this Lease, and to observe and perform all of the terms and conditions to be observed and performed by Tenant under this Lease.

ARTICLE 3

TERM AND POSSESSION

3.1          Term. This Lease shall commence on the Effective Date and continue through the last day of the ninety second (92nd) full calendar month (“Expiration Date”) following the Commencement Date (“Term”), unless terminated earlier as provided in this Lease. If the Commencement Date is a date other than the September 1, 2016, Landlord and Tenant will promptly enter into an amendment of lease or letter agreement, prepared by Landlord, stipulating the actual Commencement Date of the Term.

3.2          Early Occupancy. Commencing on the Delivery Date, Tenant shall have the right to access the Premises for the construction of its Improvements (as described in Article 22 below) and to install Tenant’s cabling, furniture, fixtures and, equipment fifteen (15) business days prior to the Commencement Date (“Early Occupancy Period”) and shall have no obligation to pay Annual Rent or Occupancy Cost during the Early Occupancy Period, provided Tenant does not commence business from the Premises. During the Early Occupancy Period, Landlord will make available to Tenant and Tenant’s Contractor’s (as defined in Exhibit D attached hereto) (at no cost to Tenant) Building services, including HVAC, electrical to the Premises and access to the Building’s freight elevator, provided Tenant (or its designee) coordinates with Landlord, a schedule for such move-in at times and in a manner that will not unreasonably interfere with Landlord’s general operation of the Building.

3.3          Delayed Possession. Subject to Article 22 below, if for any reason Landlord is delayed in delivering possession of all or any portion of the Premises to Tenant for the commencement of its Improvements on the Delivery Date, then Tenant shall take possession of the Premises on the date not later than sixty (60) days thereafter when Landlord delivers possession of all the Premises, which date shall be conclusively established by notice to Tenant at least five days before such date. In the event of any delay in the Delivery Date, then the Commencement Date shall be extended on a day for day basis for each day of delay. In the event Landlord fails to deliver the Premises within such time period, Tenant shall have the right to terminate this Lease at any time after the expiration of such sixty (60) day period with ten (10) days written notice at any time thereafter. In the event that Landlord delivers the Premises to Tenant in such ten (10) business day period, this Lease shall remain in full force and effect.

3.4          Acceptance of Premises. Subject to Landlord completing Landlord’s Work as described in Article 22 below, on the Delivery Date Landlord shall deliver the Premises to Tenant in its “as-is” condition for the commencement of Tenant’s Improvements as described in Article 22 of the Lease. Taking possession of all or any portion of the Premises by Tenant shall be conclusive evidence as against Tenant that the Premises or such portion thereof are in satisfactory condition on the date of taking possession, subject to any latent defects to Landlord’s Work as described in Section 2.1 above.

ARTICLE 4

RENT AND OCCUPANCY COSTS

4.1          Annual Rent. Tenant shall pay to Landlord Annual Rent for the Premises in monthly installments as described below, and each installment of Annual Rent shall be due on the first day of each calendar month without notice or setoff (except as expressly set forth in this Lease) as follows:

Time Period (full month)	Rate Per RSF	Annual Rent	Monthly Rent
Rent Concession Period	$0.00	$0.00	$0.00
Rent Commencement Date — Month 20	$21.00	$1,094,604.00	$91,217.00
Month 21 — Month 32	$21.50	$1,120,665.96	$93,388.83
Month 33 — Month 44	$22.00	$1,146,728.04	$95,560.67
Month 45 — Month 56	$22.50	$1,172,790.00	$97,732.50
Month 57 — Month 68	$23.00	$1,198,851.96	$99,904.33
Month 69 — Month 80	$23.50	$1,224,914.04	$102,076.17
Month 81 — Month 92	$24.00	$1,250,976.00	$104,248.00

Notwithstanding the Rent Concession Period, Tenant agrees that its obligation to pay the Annual Rent and Occupancy Costs (as described hereafter) payments abated hereunder during the Rent Concession Period shall continue throughout the Term of the Lease; provided, however, that such amounts shall only become due and payable if Tenant commits an Event of Default and Landlord commences and is successful in an action to recover Rent and/or possession of the Premises. If an Event of Default exists hereunder pursuant to Article 19, after any cure period and Landlord commences an action to recover Rent and/or possession of the Premises, then the unamortized portion of abated Annual Rent and Occupancy Costs payments as of the date of such Event of Default, shall become immediately due and payable with interest on such sums at the lesser of one and one-half percent (1.5%) per month or the maximum rate permitted by law from the date of the Event of Default. Annual Rent during the Rent Concession Period shall be calculated at $21.00 per rentable square foot of space in the Premises. Occupancy Costs during the Rent Concession Period shall be calculated in accordance with the Lease. Tenant’s obligation for the unamortized portion of abated Annual Rent and Occupancy Costs not collected during the Rent Concession Period shall be independent of and in addition to Landlord’s other damages pursuant to Article 19 of the Lease. Abated Annual Rent and Occupancy Costs shall be amortized using an 8% interest factor on a straight-line basis over the initial Term of the Lease.

If the Rent Commencement Date is other than the first day of a calendar month, the monthly installment of Annual Rent for the month in which the Rent Commencement Date occurs shall be prorated on a daily basis in accordance with the procedure set forth in Section 4.5.

4.2          Occupancy Costs. Subject to the Rent Concession Period when no Occupancy Costs are due, Tenant shall pay to Landlord, at the times and in the manner provided in Section 4.6, the Occupancy Costs determined under Exhibit B, which are estimated to be $11.97 per rentable square foot (2016 calendar year). Notwithstanding the foregoing, any increase to Occupancy Costs in any Fiscal Year shall be limited to five percent (5%) (on a cumulative basis) over the prior Occupancy Costs paid during the prior Fiscal Years, which limit shall not apply to (i) Taxes. (ii) insurance, (iii) utilities, (iv) snow removal, and (v) any cost incurred to comply with government regulation.

4.3          Other Charges. Tenant shall pay to Landlord, at the times and in the manner provided in this Lease or, if not so provided, within thirty (30) days of receipt of an invoice from Landlord, all amounts (other than those payable under Sections 4.1 and 4.2) which are payable by Tenant to Landlord under this Lease.

4.4          Payment of Rent - General. All amounts payable by Tenant to Landlord under this Lease shall be deemed to be Rent and shall be payable and recoverable as Rent in the manner herein provided, and Landlord shall have all rights against Tenant for default in any such payment as in the case of arrears of Rent as is more particularly hereinafter provided. Rent shall be paid to Landlord, without deduction or set-off (except as otherwise expressly set forth in this Lease), in legal tender of the jurisdiction in which the Building is located, at the address of Landlord as set forth in the beginning of this Lease, or to such other person or at such other address as Landlord may from time to time designate in writing. Tenant’s obligation to pay Rent for the entire Term shall survive the expiration or earlier termination of this Lease and is independent of any covenant or obligation of Landlord hereunder (except as otherwise expressly set forth in this Lease). The covenants and obligations of Landlord under this Lease are dependent upon the performance by Tenant of all of its covenants and obligations hereunder.

4.5          Annual Rent — Partial Month. If the Term begins or ends on a day other than the first or last day of a calendar month, the installment of Annual Rent payable for such partial calendar month of the Term shall be that proportion of the Annual Rent which the number of days from the first day of such partial calendar month to the last day of the partial calendar month bears to 365 days.

4.6          Payment - Occupancy Costs.

(a)           Prior to the Commencement Date and the beginning of each Fiscal Year thereafter, Landlord shall compute and deliver to Tenant a bona fide estimate of Occupancy Costs for the appropriate Fiscal Year and without further notice Tenant shall pay to Landlord in monthly installments one-twelfth of such estimate simultaneously with Tenant’s payments of Annual Rent during such Fiscal Year. Any failure by Landlord to deliver any such estimate as aforesaid shall not relieve Tenant of its obligation to pay Occupancy Costs as herein provided. If at any time it reasonably appears to Landlord that the Occupancy Costs for the current Fiscal Year will vary from Landlord’s estimate then Landlord may prospectively readjust the Occupancy Costs for such Fiscal Year by written notice delivered to Tenant, but not more often than one (1) time per Fiscal Year, and subsequent payments by Tenant for such Fiscal Year will be based upon such readjusted Occupancy Costs.

(b)           Unless delayed by causes beyond Landlord’s reasonable control, Landlord shall deliver to Tenant within 120 days after the end of each Fiscal Year a written statement (the “Statement”) setting out in reasonable detail the amount of Occupancy Costs for such Fiscal Year and certified to be correct by a representative of Landlord. If the aggregate of monthly installments of Occupancy Costs actually paid by Tenant to Landlord during such Fiscal Year differs from the amount of Occupancy Costs payable for such Fiscal Year under Section 4.2 as indicated in the Statement, then, as the case may be, Tenant shall pay the difference to Landlord or Landlord shall issue a credit to Tenant against the Rent next remaining to be paid hereunder for the difference, or if no Rent then remains to be paid, refund the difference to Tenant, without interest, within 30 days after the date of delivery of the Statement.

(c)           If Tenant disagrees with the accuracy of Occupancy Costs as set forth in the Statement or in any adjustment thereto made by Landlord pursuant to subsection 4.6(d), Tenant shall be required to give Landlord written notice thereof within one hundred and twenty (120) days after the date Landlord gives Tenant the Statement or notice of adjustment thereto, as the case may be, or Tenant shall conclusively be deemed to have accepted the accuracy of the Statement, or modification thereto, as the case may be, and to have waived any right to claim any readjustment in connection therewith. If Tenant so disagrees with the Statement, or modification thereto, as the case may be, and gives such notice to Landlord, Tenant shall nevertheless make payment in accordance with any notice given by Landlord, but the disagreement shall be referred by Landlord for prompt decision by a mutually acceptable nationally or regionally recognized public accountant, who shall be unaffiliated with and unrelated to either Landlord or Tenant or any of their member, partners, officers, directors or employees, who shall be deemed to be acting as an expert and not arbitrator, and a written determination signed by the selected expert, and duly certified to both Landlord and Tenant, shall be final and binding on both Landlord and Tenant. Any adjustment required to any previous payment made by Tenant or Landlord by reason of any such decision shall be made within thirty (30) days after resolution of the amount. In the event that the adjustment to the Occupancy Costs that were the subject of the disagreement represents (i) less than five percent (5%), Tenant shall bear all costs of the expert making such determination; otherwise Landlord shall bear all costs of the expert making such determination.

ARTICLE 5

USE OF PREMISES

5.1          Use. The Premises shall be used and occupied for general office purposes, or for such other purpose as Landlord may specifically authorize in writing. Tenant shall have access to and the non-exclusive right to use the Common Areas and associated amenities, including, but not limited to, the fitness center and conference rooms located in the Building, and a secure bicycle storage area, at no additional charge.

5.2          Compliance with Laws. The Premises shall be used and occupied in a safe, careful and proper manner so as not to contravene any present or future governmental or quasi-governmental laws in force or regulations or orders or the commercially reasonable requirements of Landlord’s insurance carriers, of which Tenant has received due written notice. If due solely to Tenant’s use of the Premises, improvements thereto are necessary to comply with any of the foregoing or with the requirements of insurance carriers, Tenant shall pay the entire cost thereof.

5.3          Vacation of the Premises. Tenant may vacate the Premises or any portion thereof (but shall remain obligated for the payment of all Rent due hereunder), at any time during the Term, and such vacation shall not be deemed a default under the terms of this Lease.

5.4          Nuisance. To the extent not caused by Landlord, Tenant, its employees, agents and invitees, shall not cause or maintain any nuisance in or about the Premises, and Tenant shall keep the Premises free of debris, rodents, vermin and anything of a dangerous, noxious or offensive nature or which could create a fire hazard (through undue load on electrical circuits or otherwise) or undue vibration, heat or noise.

5.5          Sale of Goods from Premises. Tenant shall not conduct or permit the conduct of any “fire,” “bankruptcy,” “going out of business,” or auction sale in or from the Premises.

ARTICLE 6

SERVICES, MAINTENANCE, REPAIR AND ALTERATIONS BY LANDLORD

6.1          Operation of Building. During the Term, Landlord shall operate and maintain the Building in accordance with all applicable laws and regulations, including the obligation to maintain all common areas in the Building (including the lobby, common areas on multi-tenant floors, and ADA compliant bathrooms on multi-tenant floors), and the requirements of Landlord’s insurance carriers and standards, and shall provide the services set out in Sections 6.2 and 6.3.

6.2          Services to Premises. Landlord shall provide in the Premises the following services, which shall be provided in a manner consistent with Class A office towers in the Denver central business district (“CBD”):

(a)           heat, ventilation and cooling as required for the comfortable use and occupancy of the Premises during normal business hours to include HVAC cooling capacity to the Premises at approximately one (1) ton per 600 square feet and to a standard of comfort based on a temperature set point of 70 degrees to 74 degrees,

(b)           daily weekday cleaning and service of the restrooms located in the Premises, janitorial services at least five (5) days a week, and window washing, as further described on Exhibit E, provided Tenant shall leave the Premises in a reasonably tidy condition at the end of each business day,

(c)           electric power as supplied by the local utility company. Tenant shall be entitled to its pro rata share of the Base Building’s electrical capacity for each floor on which Tenant occupies space. The Base Building capacity for each floor includes: two 2771480 volt, three phase panels of 200 amps capacity; and two 1201208 volt, three phase panels of 100 amps capacity each, providing a minimum of six (6) watts per rentable square foot in the Premises of electrical capacity. Landlord shall not be required to supply to Tenant or the Premises electrical power in excess of Tenant’s pro rata share of the above stated Base Building capacity for items consistent with Tenant operations of unmetered areas beyond 12 hours per day, electrical power to computer rooms, to above Building Standard lighting fixtures, or to supplemental air conditioning equipment,

(d)           replacement of Building Standard LED lighting and ballasts as required from time to time as a result of normal usage,

(e)           domestic running water tempered for the Premises washrooms and necessary supplies in Premises washrooms sufficient for the normal use thereof by Tenant, its employees and customers, 24/7; and if Tenant installs a kitchen in the Premises and connects a water line to the kitchen as part of its Improvements, then Landlord will provide domestic running water service to the kitchen, and

(f)            maintenance, repair and replacement as set out in Section 6.4.

6.3          Building Service. Landlord shall provide in the Building the following services:

(a)           domestic running water tempered and necessary supplies in washrooms sufficient for the normal use thereof by occupants in the Building, 2417, and subject to Landlord’s repair and maintenance obligations,

(b)           access to and egress from the Premises, 24/7, including elevator service if included in the Building,

(c)           heat, ventilation, cooling, lighting, electric power, domestic running water and janitorial service in those areas of the Building from time to time designated by Landlord for use during normal business hours by Tenant in common with all tenants and other persons in the Building but under the exclusive control of Landlord,

(d)           a general directory board on which Tenant shall be entitled to have its name shown, provided that Landlord shall have exclusive control thereof and of the space thereon to be allocated to each tenant,

(e)           the Building is currently be monitored 24 hours per day by recorded, digital, color cameras in the main floor common area and on-site guards; access outside of normal business hours shall be controlled by a card key system and on-site guards; and Landlord will continue to provide security services in the manner consistent with other Class A office towers in the CBD,

(f)            the Building shall have a wet-type sprinkler system servicing the entire Building comparable to other Class A office towers in the CBD, supplemented by two (2) fire pumps, with loud speakers and elevators controls, and be equipped with a fully-addressed life-safety system featuring smoke detection and activation on each floor, pressurized stairwells, a damper smoke exhaust system on each floor, emergency lighting, and elevator control systems; additionally, there shall be manual pull stations and smoke detectors with a voice and bell evacuation system, and

(g)           maintenance, repair and replacement as set out in Section 6.4.

6.4          Maintenance, Repair and Replacement. Landlord shall operate, maintain, repair and replace the systems, facilities and equipment necessary for the proper operation of the Building and for provision of Landlord’s services under Sections 6.2 and 6.3 (but not including any systems, facilities or equipment located in and exclusively servicing the Premises (expressly excluding the restrooms within the Premises) such as, without limitation, non-Building Standard items such as non-Building Standard lighting, partitioned glass, doors and frames, and non-Building Standard plumbing fixtures, such as sinks, water heaters, refrigerators, and garbage disposals, and supplemental air conditioning equipment, all of which Tenant shall be responsible for pursuant to Section 7.1), and shall maintain and repair the entrance lobbies, elevator cores and stairwells, vertical duct work, foundations, structure, roofing system and roof of the Building and repair damage to the Building, provided that,

(a)           if all or part of such systems, facilities and equipment are destroyed, damaged or impaired, Landlord shall have a reasonable time in which to complete necessary repair or replacement, and during that time shall be required only to maintain such services as are reasonably possible in the circumstances,

(b)           Landlord may temporarily discontinue such services or any of them at such times as may be reasonably necessary due to causes (except lack of funds) beyond the reasonable control of Landlord, provided that Landlord shall notify Tenant reasonably in advance of any such planned shutdown of services (except that no notice shall be required in the event of an emergency);

(c)           Landlord shall use reasonable diligence in carrying out its obligations under this Section 6.4, but shall not be liable under any circumstances for any consequential damage to any person or property for any failure to do so,

(d)           except as provided in subsection (f) below, no reduction or discontinuance of such services as permitted by this Lease shall be construed as an eviction of Tenant or release Tenant from any obligation of Tenant under this Lease,

(e)           nothing contained herein shall derogate from the provisions of Article 16, and

(f)            if, due to damage, maintenance, repair or replacement as contemplated by this Section 6.4, or due to discontinuation of services within the control of Landlord to be provided by Landlord as contemplated by this Section 6.4 that are within control of Landlord, the Premises or any portion thereof become untenable for a period in excess of five (5) business days, the Annual Rent and Occupancy Costs payable by Tenant hereunder shall be proportionately reduced based on the number of square feet within the Premises which are thereby rendered untenantable from the date that they become untenable until the earlier of (i) completion by Landlord of the repairs to the Premises (or the part thereof rendered untenantable), or restoration of services, as the case may be; or (ii) until Tenant again uses the Premises (or the part thereof rendered untenantable) in its business.

6.5          Additional Services and Utilities.

(a)           If from time to time requested in writing by Tenant, and to the extent that it is reasonably able to do so, Landlord shall provide in the Premises heat, ventilation and cooling during times other than normal business hours, provided that Tenant shall within 30 days of receipt of any invoice for any such additional service pay Landlord therefor at reasonable rates as Landlord may from time to time establish. The current rate is Ninety-nine and 86/100 Dollars ($99.86) per hour per floor. If from time to time requested in writing by Tenant, and to the extent that it is reasonably able to do so, Landlord shall provide in the Premises other services in addition to those set out in Section 6.2, provided that Tenant shall within 30 days of receipt of any invoice for any such additional service pay Landlord therefore at reasonable rates as Landlord may from time to time establish.

(b)           Tenant shall not without Landlord’s written consent install or operate in the Premises above-standard office equipment (including telephone equipment or lighting) which generates sufficient heat to materially affect the temperature otherwise maintained in the Premises by the air conditioning system as normally operated as described above. If Landlord reasonably determines that Tenant’s equipment is materially affecting the temperature required to be maintained by Landlord, Landlord will provide Tenant written notice with reasonable documentation, and if Tenant does not rectify the condition causing such excessive heat within thirty (30) days after receipt of Landlord’s notice, then Landlord may install supplementary air conditioning units, facilities or services in the Premises, or modify its air conditioning system, as may in Landlord’s reasonable opinion be required to maintain proper temperature levels, and Tenant shall pay Landlord within thirty (30) days of receipt of any invoice for the cost thereof, including installation, operation and maintenance expense. In the event that supplemental HVAC is installed in the Premises, Tenant shall pay Landlord the reasonable rate, as Landlord may determine from time to time, charged per ton of connected load per month for Tenant’s use of condenser water provided by Landlord for supplemental HVAC units. The current rate is nineteen and 10/100 Dollars ($19.10) per ton of connected load per month for Tenant’s use of condenser water provided by Landlord. The price of condenser water may change from time to time based on Landlord’s costs to provide the service..

(c)           If Landlord shall from time to time reasonably determine that the use of electricity or any other utility or service in the Premises provided by Landlord pursuant to Section 6.2 above, is disproportionate to the use of other tenants, Landlord shall provide Tenant written notice with reasonable documentation of such disproportionate use, and Tenant shall have thirty (30) days to rectify the condition causing such disproportionate use. If Landlord reasonably determines such disproportionate use continues after such thirty (30) day period, Landlord may separately charge Tenant for, and Tenant shall pay to Landlord, the excess costs at reasonable rates attributable to such disproportionate use together with the costs incurred by Landlord in determining that Tenant’s use is disproportional. At Landlord’s request, Tenant shall install and maintain, at Tenant’s expense, metering devices for measuring the use of any such utility or service in the Premises.

6.6          Alterations by Landlord. Landlord may from time to time, in a workmanlike and professional manner:

(a)           make repairs, replacements, changes or additions to the structure, systems, facilities and equipment in the Premises) where necessary or desirable to serve the Premises or other parts of the Building,

(b)           make changes in or additions to any part of the Building not in or forming part of the Premises, and

(c)           change or alter the location of the Common Areas, provided that in doing so Landlord shall not alter the size of the Premises or materially disturb or interfere with Tenant’s use of the Premises and operation of its business, or deny reasonable access to the Premises.

6.7          Access by Landlord. Tenant shall permit Landlord to enter the Premises with reasonable notice (provided no notice shall be required for janitorial service or other regularly scheduled maintenance obligations) outside normal business hours, and during normal business hours where such will not unreasonably disturb or interfere with Tenant’s use of the Premises and operation of its business, to examine, inspect and show the Premises to persons wishing to lease them (except that Landlord shall not show the Premises to any brokers, potential tenants or their representatives until the last six (6) months of the Term, and only if Tenant has not exercised its renewal option) or to any lender, prospective lender or purchaser of the Building or Project (as defined in Exhibit B), or any portion thereof or interest therein, to provide services or make repairs, replacements, changes or alterations as set out in this Lease, to monitor Tenant’s compliance with its obligations hereunder, and to take such steps as Landlord may reasonably deem necessary or desirable for the safety, improvement or preservation of the Premises or the Building. Landlord shall (except in an emergency) consult with or give reasonable notice to

Tenant prior to such entry, but no such entry shall constitute an eviction or entitle Tenant to any abatement of Rent, or otherwise relieve Tenant of any of its obligations hereunder, except as expressly set forth in this Lease.

6.8          Energy, Conservation and Security. Landlord shall be deemed to have observed and performed the terms and conditions to be performed by Landlord under this Lease, including those relating to the provision of utilities and services, if in so doing it acts in accordance with a law or code of any governmental or quasi-governmental authority having jurisdiction, or as necessary to maintain the Building’s LEED status.

ARTICLE 7

MAINTENANCE, REPAIR, ALTERATIONS AND IMPROVEMENTS BY TENANT

7.1          Condition of Premises. Excluding those items Landlord is required to maintain under this Lease, Tenant shall maintain the Premises and all improvements therein in good order and in first-class condition and shall make repairs, replacements and alterations as needed, including those necessary to comply with the requirements of any governmental or quasi-governmental authority having jurisdiction.

7.2          Failure to Maintain Premises. If Tenant fails to perform any obligation under this Article 7 within the applicable notice and cure periods set forth in Article 19, then after not less than 10 business days’ written notice to Tenant specifying the obligation Tenant has failed to perform, Landlord may enter the Premises and perform such obligation without liability to Tenant for any loss or damage to Tenant thereby incurred, and without the same constituting an eviction or entitling Tenant to any abatement of Rent or otherwise relieving Tenant from any of its obligations hereunder, and Tenant shall pay Landlord for the cost thereof, plus 15% of such cost for overhead and supervision, within thirty (30) days of receipt of Landlord’s invoice therefor.

7.3          Alterations by Tenant. Tenant may from time to time at its own expense, make changes, additions and improvements in the Premises to better adapt the same to its business, provided that any change, addition or improvement shall

(a)           comply with the requirements of any governmental or quasi-governmental authority having jurisdiction and with the requirements of Landlord’s insurance carriers,

(b)           be made only with the prior written consent of Landlord (which shall not be unreasonably withheld, conditioned or delayed, provided, however, that in no event may changes be made to the structure or systems of the Building), provided that Tenant will not be required to obtain Landlord’s prior written consent to any non-structural change, addition or improvement not affecting Building systems, the aggregate cost of which in any instance is less than $50,000.00 in any Fiscal Year,

(c)           equal or exceed the then current standard for the Building and be performed in a good and workmanlike manner, and

(d)           be carried out only by persons selected by Tenant and reasonably approved in writing by Landlord who shall if required by Landlord deliver to Landlord, before commencement of the work (i) proof of worker’s compensation in the amount required by statute; and (ii) commercial general liability and property damage insurance coverage, with Landlord and Landlord’s property management agent named as an additional insured, in amounts, with companies, and in a form reasonably satisfactory to Landlord, which shall remain in effect during the entire period in which the work will be carried out.

Any increase in property taxes on or fire or casualty insurance premiums for the Building solely attributable to such change, addition or improvements shall be borne solely by Tenant. if Landlord fails to respond to a requested alteration within thirty (30) days after receipt of Tenant’s written request, Landlord shall be deemed to have consented to the requested alteration.

7.4          Trade Fixtures and Personal Property. Tenant may install in the Premises its usual trade fixtures and personal property in a proper, lawful and workmanlike manner, without causing damage to the Premises, provided that no such installation shall interfere with or damage the mechanical or electrical systems or the structure of the Building. Prior to the vacation of the Premises, if applicable, or expiration or early termination of the Lease, trade fixtures and personal property installed in the Premises by Tenant shall, at Tenant’s sole expense, be removed from the Premises, and Tenant shall promptly repair at its own expense any damage to the Premises or Building resulting from such installation and removal.

7.5          Mechanic’s Liens. Tenant shall pay before delinquency all costs for work done or caused to be done by Tenant in the Premises which could result in any lien or encumbrance on Landlord’s interest in the Land or Building or any part thereof, shall keep the title to the Land or Building and every part thereof free and clear of any lien or encumbrance in respect of such work, and shall indemnify and hold harmless Landlord against any claim, loss, cost, demand and legal or other expense, whether in respect of any lien or otherwise, arising out of the supply of material, services or labor for such work. Tenant shall immediately notify Landlord of any such lien, claim of lien or other action of which it has or reasonably should have knowledge and which affects the title to the Land or Building or any part thereof, and shall cause the same to be removed within ten (10) business days, or shall post a bond in the amount of one and one-half times the amount of the lien within such ten (10) business day period, failing which Landlord may take such action as Landlord deems reasonably necessary to remove the same and the entire cost thereof shall be immediately due and payable by Tenant to Landlord. Tenant shall permit Landlord to post a notice on the Premises as may be contemplated by applicable law, as amended from time to time, or any comparable or other statutory provision for protection of the Building and the Project and Landlord’s interest therein from mechanic’s or other liens and to take all other actions Landlord may deem necessary and reasonable for Landlord to protect its interests in the Project from such liens.

7.6          Signs. Any sign, lettering, decal or design of Tenant placed in or upon the Premises which is visible from the exterior of the Premises or the Building (other than suite entry and directional signage) shall be at Tenant’s expense and subject to approval by Landlord (in its sole discretion); provided Landlord shall install Building standard directional and suite entrance identification on any multitenant floor at Landlord’s expense. Any sign, lettering, decal or design of Tenant placed in a Common Area shall conform to the uniform pattern of identification signs for tenants in the Building as prescribed by Landlord from time to time and shall be removed, and the surface it was located upon repaired and restored to the condition it was in prior to the installation of the same, by Tenant at its sole expense at or prior to the expiration of the Term. Tenant shall not inscribe or affix any sign, lettering, decal or design in the Premises or Building which is visible from the exterior of the Building. Notwithstanding the foregoing, Tenant shall have the right to install its corporate lettering and logo in the elevator lobby on any full floor occupied by Tenant, subject to Landlord’s reasonable consent as to the size of such signage.

ARTICLE 8

TAXES

8.1          Tenant’s Pro Rata Share. Tenant will reimburse Landlord for Tenant’s pro rata share of Taxes (as defined in Exhibit B), as established as part of the Occupancy Costs set forth in Exhibit B attached hereto.

8.2          Tenant’s Other Taxes. In addition to Tenant’s pro rata share of Taxes, Tenant shall pay before delinquency every tax, assessment, license fee, excise and other charge, however described, which is imposed, levied, assessed or charged by any governmental or quasi-governmental authority having jurisdiction and which is payable in respect of the Term upon or on account of

(a)           operations at, occupancy of, or conduct of business in or from the Premises, and

(b)           fixtures or personal property in the Premises which do not belong to Landlord.

8.3          Right to Contest. Tenant shall have the right to contest in good faith the validity or amount of any tax, assessment, license fee, excise fee and other charge which it is responsible to pay under Section 8.2, and to withhold payment of the same during the pendency of such contest, provided Tenant shall provide Landlord evidence reasonably acceptable to Landlord, that no contest by Tenant will involve the possibility of forfeiture, sale or disturbance of Landlord’s interest in the Premises.

ARTICLE 9

INSURANCE

9.1          Landlord’s Insurance. During the Term, Landlord shall maintain at its own expense (subject to contribution by Tenant of its pro rata share of Occupancy Costs under Section 4.2) commercial general liability insurance insuring against claims for bodily injury personal injury, and property damage occurring at the Project in amounts not less than $5,000,000.00 for each occurrence and $5,000,000.00 general aggregate (provided, however, that such insurance may be provided in any combination of primary and follow-form excess insurance), all risk property and casualty insurance in an amount not less than the eighty percent (80%) of the insurable replacement cost of the Project (insuring against the usual hazards and casualties, including fire) with extended coverage, boiler and pressure vessel insurance, and other insurance on the Project and all property and interest of Landlord in the Project with coverage and in amounts deemed reasonable by Landlord from time to time. Policies for such insurance shall waive any right of subrogation against Tenant and all individuals and entities for who Tenant is responsible in law.

9.2          Tenant’s Insurance. During the Term, Tenant shall maintain at its own expense

(a)           property insurance against risks of direct physical loss equal to, at a minimum, amounts sufficient to cover all leasehold improvements paid for by Tenant, fixtures and property in the Premises at replacement cost value, and

(b)           commercial general liability insurance, with blanket contractual liability coverage with Landlord and Landlord’s agent named as an additional insured, against claims for death, personal injury and property damage in or about the Premises, in amounts not less than $5,000,000.00 for each occurrence and $5,000,000.00 general aggregate, provided, however, that such insurance may be provided in any combination of primary and follow-form excess insurance.

Policies for such insurance shall be obtained from financially reputable insurers rated not less than “A minus” by AM Best or equivalent rating agency, shall require at least fifteen (15) days written notice to Landlord of termination during the Term except in the event of cancellation due to non-payment of premium, then a ten (10) days written notice shall be given, and shall waive any right of subrogation against Landlord and individuals and entities for whom Landlord is responsible in law. Tenant shall deliver to Landlord on the Commencement Date and on each anniversary thereof, evidence reasonably satisfactory to Landlord of such policies and that the policies are in full force and effect.

ARTICLE 10

INJURY TO PERSON OR PROPERTY

10.1        Indemnity by Tenant. Tenant shall indemnify and hold harmless Landlord (and if Landlord requests, defend Landlord with counsel reasonably acceptable to Landlord) from and against liabilities, obligations, losses, damages, fines, penalties, demands, claims, causes of action, judgments, costs and expenses, including, without limitation, attorneys’ fees, which may be imposed on or incurred, suffered or paid by or asserted against Landlord or the Building or any interest therein, arising from or by reason of or in connection with:

(a)           the use, non-use, possession, occupation, condition, operation or maintenance of the Premises by Tenant or any of its agents, contractors, servants, employees, licensees or invitees;

(b)           any negligent or tortious act on the part of Tenant or any of its agents, contractors, servants, employees, licensees or invitees;

(c)           any accident, injury, death or damage to any person or property occurring in the Premises;

(d)           any theft, loss or damage to, however caused, to books, records, data or information (computer generated or otherwise), files, money, securities, negotiable instruments or papers in or about the Premises;

(e)           any loss or damage resulting from Tenant’s negligent or willful interference with or obstruction of deliveries to or from the Premises; and

(f)            any pollutant, toxic or hazardous material, substance or waste, or any other material which may adversely affect the environment, whether or not now recognized to have such to effect, which Tenant, its employees, agents, contractors or invitees bring upon, keep, use or locate in, on or about the Building, or any release or disposal of any such material, substance or waste in, on, about or from the Building by any of the foregoing.

Nothing contained in this Section 10.1 shall be deemed to require Tenant to indemnify Landlord to any extent prohibited by law. Nothing contained in this Section 10.1 shall subject Tenant to any consequential or special damages.

10.2        Indemnity by Landlord. Landlord shall indemnify and hold harmless Tenant from and against liabilities, obligations, losses, damages, fines, penalties, demands, claims, causes of action, judgments, costs and expenses, including, without limitation, attorneys’ fees, which may be imposed on or incurred, suffered or paid by or asserted against Tenant, arising from or by reason of or in connection with any accident, injury, occurrence or damage in, about or to the Common Areas, the Building or the Project, (expressly excluding the Premises), except to the extent caused by the gross negligence or willful misconduct of Tenant or Tenant’s agents, contractors or employees; Nothing contained in this Section 10.2 shall be deemed to require Landlord to indemnify Tenant to any extent prohibited by law. Nothing contained in this Section 10.2 shall subject Landlord to any consequential or special damages.

10.3        Subrogation. The provisions of this Article 10 shall not abrogate or impair the waiver of any right of subrogation against Tenant in Landlord’s insurance under Section 9.1 and the waiver of any right of subrogation against Landlord in Tenant’s insurance under Section 9.2.

ARTICLE 11

ASSIGNMENT AND SUBLETTING

11.1        Assignment. Tenant, if not then in default beyond any applicable cure period under this Lease and with Landlord’s prior written consent, may assign this Lease, subject to Sections 11.3 and 11.4, to any assignee who, in Landlord’s reasonable opinion, will not be inconsistent with the character of the Building and its other tenants, will use the Premises in a manner consistent with Article 5 thereof, and has the financial capability of complying with the then remaining obligations of Tenant hereunder. Without limiting the foregoing, if Tenant is not then in default beyond any applicable cure period under this Lease, Tenant, without Landlord’s prior written consent (but with the obligation of written notice to Landlord), may assign this Lease to an entity controlling, controlled by or under common control with Tenant, or with or into which Tenant is merged, reorganized, or consolidated; or which purchases or accepts a transfer of Tenant’s stock, or which purchases all or substantially all of Tenant’s assets, other than by the operation of law which is otherwise prohibited by this Lease (each a “Permitted Transferee”). For purposes of this Section 11.1, “control” means the direct or indirect ownership of more than 50% of an entity’s equity.

11.2        Subleasing. Tenant, if not then in default beyond any applicable cure period under this Lease and with Landlord’s prior written consent and subject to Sections 11.3 and 11.4, may sublet all or any part of the Premises to a sublessee who, in Landlord’s reasonable opinion, will not be inconsistent with the character of the Building and its other tenants, will use the Premises in a manner consistent with Article 5 thereof, and has the financial capability of complying with its obligations set forth in the sublease. Without limiting the foregoing, if Tenant is not then in default beyond any applicable cure period under this Lease, Tenant, without Landlord’s prior written consent (but with the obligation of written notice to Landlord), may sublet all or part of the Premises to a Permitted Transferee.

11.3        First Offer to Landlord. Subject to Section 11.4 below, if Tenant wishes to sublet all or any part of the Premises pursuant to Section 11.2 above (except to a Permitted Transferee) prior to Tenant offering or accepting an offer to sublease the space to any third party, Tenant shall first offer in writing to sublet to Landlord on such terms as Tenant is willing to sublease to a third party. If Tenant wishes to assign this Lease (except to a Permitted Transferee) pursuant to Section 11.1 above, then prior to Tenant offering or accepting an offer to assign the Premises to any third party, Tenant shall first offer to Landlord in writing to surrender this Lease on the effective date of the proposed assignment by Tenant. Landlord will have fifteen (15) days from the receipt of Tenant’s offer to sublease or assign either to accept or reject it in writing. If Landlord fails to provide written notice of acceptance within said 15-day period, Landlord shall be deemed to have rejected Tenant’s offer, If Landlord accepts the offer, Tenant will then execute and deliver to Landlord, or to any party designated or named by Landlord, an assignment or sublease, as the case may be. If Landlord rejects, or is deemed to have rejected, Tenant’s offer to sublease or assign this Lease, then Tenant shall have the right to offer to sublease or assign to a third party on terms and conditions reasonably satisfactory to Tenant, and Landlord shall have no right to recapture; provided, if Tenant does not enter into a sublease or assignment with a third party within six (6) months from Landlord’s receipt of Tenant’s notice, Tenant shall again be obligated to re-offer the space to Landlord.

11.4        Limitation. Except as specifically provided in this Article 11.0, Tenant shall not assign or transfer this Lease or any interest therein or sublet or in any way part with possession of all or any part of the Premises, or permit all or any part of the Premises to be used or occupied by any other person. Any assignment, transfer or subletting or purported assignment, transfer or subletting except as specifically provided herein shall be null and void and of no force and effect without limiting Landlord’s right to approve or disapprove any assignment or sublease pursuant to Sections 11.1 and 11.2 hereof. Except as provided above for Permitted Transferees, Landlord shall not be required to consent to an assignment of this Lease or a sublease of all or part of the Premises by Tenant to, or the use or occupancy of all or part of the Premises by, any tenant in the Building. The rights and interests of Tenant under this Lease shall not be assignable by operation of law without Landlord’s written consent, which consent may be withheld in Landlord’s absolute discretion. Except with respect to an assignment or sublease to a Permitted Transferee, Tenant shall pay to Landlord immediately upon receipt by Tenant from time to time fifty percent (50%) of (a) all consideration paid by the assignee under an approved assignment for Tenant’s leasehold under this Lease in excess of the Annual Rent and Occupancy Costs payable by Tenant to Landlord under this Lease, excluding any consideration paid for Tenant’s personal property and other assets (excluding improvements and fixtures that are required to remain in the Premises at the end of the Term), the value of Tenant’s business as a going concern, Tenant’s Work paid for by Tenant in excess of the Allowance as provided in Article 22, and subsequent alterations paid for by Tenant, or (b) all revenue from any approved sublease which exceeds the sum of (i) all Annual Rent and Occupancy Costs payable by Tenant to Landlord under this Lease in respect of the Premises being subleased for the period of time to which such revenue under such sublease relates, and (ii) any actual, reasonable and customary out-of-pocket costs and expenses incurred by Tenant in connection with such subleasing, including, without limitation, brokerage commissions, improvement allowances, and rent concessions. All such amounts shall constitute Rent and be subject to all terms and provisions of this Lease, including, without limitation, Article 19 hereof. Upon Landlord’s approval of any assignment, use or occupation, Tenant shall pay to Landlord a reasonable charge to cover Landlord’s administrative costs in connection with that approval not to exceed $2,500.00 in each instance.

11.5        Tenant’s Obligations Continue. No assignment, transfer or subletting (or use or occupation of the Premises by any other person) which is permitted under this Article 11 shall in any way release or relieve Tenant of its obligations under this Lease.

11.6        Subsequent Assignments. Landlord’s consent to an assignment, transfer or subletting (or use or occupation of the Premises by any other person) shall not be deemed to be a consent to any subsequent assignment, transfer, subletting, use or occupation, all of which shall be permitted only in accordance with the provisions of this Article 11.

11.7        Building Directory Changes. The listing or posting of any name, other than that of Tenant, whether on the door or exterior wall of the Premises, the Building’s tenant directory in the lobby or elevator, or elsewhere, shall not:

(a)           constitute a waiver of Landlord’s right to withhold consent to any sublet or assignment pursuant to this Article 11;

(b)           be deemed an implied consent by Landlord to any sublet of the Premises or any portion thereof, to any assignment or transfer of the Lease, or to any unauthorized occupancy of the Premises, except in accordance with the express terms of the Lease; or

(c)           operate to vest any right or interest in the Lease or in the Premises.

ARTICLE 12

SURRENDER

12.1        Possession. Upon the expiration or other termination of the Term, subject to Article 13, all right, title and interest of Tenant in the Premises shall cease. Upon such expiration or other termination, Tenant shall immediately quit and surrender possession of the Premises in substantially the condition in which Tenant is required to maintain the Premises excepting only (I) reasonable wear and tear; and (ii) damage caused by casualty, provided Tenant assigns all insurance proceeds required to be maintained by Tenant from the casualty to the Improvements

(as defined in Section 22.1 below). Tenant shall not be obligated to remove any of the initial Improvements or subsequent alterations, changes or improvements made by Tenant, provided that Landlord’s consent to such improvements is not conditioned on Tenant removing the same upon expiration or early termination of the Lease. Landlord shall not require the removal of any initial Improvements or subsequent improvements, alterations or changes if the same do not impact the base Building electrical or mechanical systems or structural nature of the Building. Tenant shall be required to remove: (a) internal staircase installed by Tenant, including repairing floor openings to slab condition, (b) all telecommunication equipment installed by Tenant where ever located, and as required by Section 21.3, (c) any “Back-up Generator” as described by Section 27.27 below, and (d) any initial Improvements or subsequent improvements, or subsequent alterations or changes made by Tenant that impacts the Building’s electrical, mechanical or structural systems which Landlord requires removal as a condition to its consent, and shall repair any damage caused by the removal all in accordance with the provisions of Article 7.

12.2        Trade Fixtures, Personal Property and Improvements. After the expiration or other termination of the Term, and after five (5) business days’ notice to Tenant, all of Tenant’s trade fixtures, personal property and improvements (which were required to be removed) remaining in the Premises shall be deemed conclusively to have been abandoned by Tenant and may be appropriated, sold, destroyed or otherwise disposed of by Landlord without obligation to compensate Tenant or to account therefor, and Tenant shall pay to Landlord on written demand the actual costs incurred by Landlord in connection therewith.

12.3        Merger. The voluntary or other surrender of this Lease by Tenant or the cancellation of this Lease by mutual agreement of Tenant and Landlord shall not work a merger, and shall at Landlord’s option terminate all or any subleases and subtenancies or operate as an assignment to Landlord of all or any subleases or subtenancies. Landlord’s option hereunder shall be exercised by notice to Tenant and al! known sublessees or subtenants in the Premises or any part thereof.

12.4        Payments After Termination or Notice. Subject to Article 13, no payments of money by Tenant to Landlord after the expiration or other termination of the Term or after the giving of any notice of default (other than a demand for payment of money) by Landlord to Tenant, shall reinstate, continue or extend the Term or make ineffective any notice of default given to Tenant prior to the payment of such money. After the service of notice or the commencement of a suit, or after final judgment granting Landlord possession of the Premises, Landlord may receive and collect any sums of Rent due under this Lease, and the partial payment thereof shall not make ineffective any notice of default, or in any manner affect any pending suit or any judgment theretofore obtained.

ARTICLE 13

HOLDING OVER

13.1        Month-to-Month Tenancy. If with Landlord’s prior written consent, which may be withheld in Landlord’s sole discretion, Tenant remains in possession of the Premises after the expiration or other termination of the Term, Tenant shall be deemed to be occupying the

Premises on a month-to-month tenancy only, at a monthly rental equal to 150% of the last monthly installment of Rent as determined in accordance with Article 4, and such month-to-month tenancy may be terminated by Landlord or Tenant on the last day of any calendar month by delivery of at least 30 days advance notice of termination to the other.

13.2        Tenancy at Sufferance. If without Landlord’s written consent, which may be withheld in Landlord’s sole discretion, Tenant remains in possession of the Premises after the expiration or other termination of the Term, Tenant shall have committed an unlawful detention of the Premises and Landlord shall be entitled to all rights and remedies available at law or equity as a result thereof; provided, however, that if at any time after the expiration or termination of the Term, Landlord so notifies the Tenant in writing, Tenant shall be deemed to be occupying the Premises upon a tenancy at sufferance only, at a monthly rental rate equal to two (2) times the monthly installments of Rent for the last month of the Term determined in accordance with Article 4. Such tenancy at sufferance may be terminated by Landlord at any time by notice of termination to Tenant, and by Tenant by written notice to Landlord at any time within the first fifteen (15) days of such tenancy at sufferance, and thereafter on the last day of any calendar month by at least 30 days advance notice of termination to Landlord. Notwithstanding the foregoing, Landlord shall also be entitled to such other remedies and damages provided under this Lease or at law as a result of such tenancy at sufferance.

13.3        General. Any month-to-month tenancy or tenancy at sufferance hereunder shall be subject to all other terms and conditions of this Lease except any right of extension or rights of first refusal.

ARTICLE 14

RULES AND REGULATIONS

14.1        Purpose. The Rules and Regulations in Exhibit C have been adopted by Landlord for the safety, benefit and convenience of all tenants and other persons in the Building.

14.2        Observance. Tenant shall at all times comply with, and shall cause its employees, agents, licensees and invitees to comply with, the Rules and Regulations from time to time in effect.

14.3        Modification. Landlord may from time to time, for the purposes set out in Section 14.1, amend, delete from, or add to the Rules and Regulations, provided that any such modification

(a)           shall not be inconsistent with any other provision of this Lease,

(b)           shall be reasonable and have general application to all similarly situated tenants in the Building, and

(c)           shall be effective only upon delivery of a copy thereof to Tenant at the Premises.

14.4        Non-Compliance. Landlord shall use reasonable efforts to secure compliance by all tenants and other persons with the Rules and Regulations from time to time in effect, but shall not be responsible to Tenant for failure of any person to comply with such Rules and Regulations nor shall any such failure relieve Tenant of its obligation to comply with the Rules and Regulations.

14.5        Rules Modified. Notwithstanding any provision in Exhibit C to the contrary or otherwise, Tenant may, without the prior consent or approval of Landlord: (a) arrange for caterers and other food and beverage vendors of its choice to deliver food, beverages and ancillary items to the Premises, and Landlord will cooperate with Tenant in good faith to facilitate such deliveries, and (b) have and use on the Premises equipment for dispensing and preparing food and beverages for consumption on the Premises, including, but not limited to, a beer keg, toasters, panini presses, soda dispensers and an electric warming drawer, provided any such use shall not be in violation of any code or ordinance (including fire and life safety), require any additional venting, or be prepared using an open flame. Tenant’s preparation of food shall not be detectable outside of the Premises or create odors which would disrupt another tenant’s use or enjoyment of its premises.

ARTICLE 15

EMINENT DOMAIN

15.1        Taking of Premises. If during the Term, all of the Building or the Premises is permanently taken for any public or quasi-public use under any statute or by right of eminent domain, or purchased under threat of such taking, this Lease shall automatically terminate on the date on which the condemning authority takes possession of the Premises (the “Date of Such Taking”).

15.2        Partial Taking of Building. If during the Term, only part but a substantial part of the Building is taken or purchased as set out in Section 15.1, then

(a)           if in the reasonable opinion of Landlord, substantial alteration or reconstruction of the Building is necessary or desirable as a result thereof, whether or not the Premises are or may be affected, Landlord shall have the right to terminate this Lease by giving Tenant at least 30 days written notice of such termination, provided that Landlord also terminates the leases of similarly situated or affected tenants, which notice shall be given within 30 days after the Date of Such Taking, and

(b)           if more than 25% of the rentable square feet in the Premises is included in such taking or purchase, and Landlord is unable to provide Tenant with comparable contiguous replacement premises in the Project, Tenant shall have the right to terminate this Lease by giving at least 30 days written notice thereof, which notice shall be given within the later to occur of 30 days after Landlord confirms that it is not able to provide Tenant with comparable contiguous replacement premises in the Building, or 30 days after the Date of Such Taking, if in Tenant’s reasonable judgment, the Premises cannot be operated by Tenant in an economically viable fashion because of such partial taking.

If either party exercises its right of termination hereunder, this Lease shall terminate on the date stated in the notice, provided, however, that Tenant shall have a commercially reasonable period of time to vacate the Premises.

15.3        Surrender. On any such date of taking under Sections 15.1 or 15.2, Tenant shall immediately surrender to Landlord the Premises or portion thereof taken and all interests therein under this Lease. Landlord may re-enter and take possession of the Premises, or portion thereof taken, and remove Tenant therefrom, and the Rent shall no longer accrue from the Date of Such Taking, as to the Premises or portion thereof taken, and if only a portion of the Premises is included as a part of such taking, then that portion of the Rent attributable to such portion, determined by Landlord pro rata based on the number of rentable square feet contained within Such portion, shall no longer accrue from the Date of Such Taking_ After such termination, and on notice from Landlord stating the Rent then owing, Tenant shall forthwith pay Landlord such Rent.

15.4        Partial Taking of Premises. If any portion of the Premises (but less than the whole thereof) is so taken, and no rights of termination herein conferred are timely exercised, the Term of this Lease shall expire with respect to the portion so taken on the Date of Such Taking. In such event, the Rent payable hereunder with respect to such portion so taken shall no longer accrue from such date, and the Annual Rent and Occupancy Costs thereafter payable with respect to the remainder not so taken shall be adjusted pro rata by Landlord in order to account for the resulting reduction in the number of square feet in the Premises.

15.5        Awards. Upon any such taking or purchase, Landlord shall be entitled to receive and retain the entire award or consideration for the affected lands and improvements subject to the rights of any mortgagee of Landlord’s interest in the Land or the Building as their respective interests may appear, and Tenant shall not have or advance any claim against Landlord or the condemning authority for the value of its leasehold estate or the unexpired Term of this Lease. Nothing herein shall give Landlord any interest in or preclude Tenant from seeking and recovering on its own account from the condemning authority any award or compensation attributable to the taking or purchase of Tenant’s chattels and trade fixtures, or attributable to Tenant’s removal or relocation expenses; and business interruption or other damages arising out of the taking or purchase; provided that any such separate claim by Tenant shall not reduce or adversely affect the amount of Landlord’s award. If any such award made or compensation paid to either party specifically includes an award or amount for the other, the party first receiving the same shall promptly account therefore to the other.

ARTICLE 16

DAMAGE BY FIRE OR OTHER CASUALTY

16.1        Limited Damage to Premises. If all or part of the Premises are rendered untenantable by damage from fire or other casualty which in Landlord’s reasonable opinion, as set forth in a written notice given to Tenant within sixty (60) days after the casualty, can be substantially repaired under applicable laws and governmental regulations within 270 days from the date of such casualty (employing normal construction methods without overtime or other premium), Landlord shall within said 270 days (subject to the rights of any mortgagee of the

Land or the Building in and to such insurance proceeds), repair such damage, including damage to the leasehold improvements in the Premises paid for by Landlord and improvements made by Tenant and not designated by Landlord to be removed at the end of the Term. Landlord will not be required to repair any damage to any leasehold improvements paid for by Tenant and required to be removed at the end of the Term in excess of the amount covered by proceeds from Tenant’s insurance policy covering such improvements. Landlord will have no obligation to repair or restore any other property of Tenant (such as Tenant’s furniture or trade fixtures), and Tenant, at its expense, will repair or restore such property to the extent Tenant elects. In the event that in the reasonable opinion of Landlord or Tenant such damage by fire or casualty cannot be substantially repaired within such 270 day period, then either party can terminate this Lease by written notice to the other within ninety (90) days after the date of casualty.

16.2        Major Damage to Premises. If all or part of the Premises are rendered untenantable by damage from fire or other casualty which in Landlord’s or Tenant’s reasonable opinion, as set forth in a written notice given to Tenant or Landlord given within sixty (60) days after the casualty, cannot be substantially repaired under applicable laws and governmental regulations within 270 days from the date of such casualty (employing normal construction methods without overtime or other premium), then either Landlord or Tenant may elect to terminate this Lease as of the date of such casualty by written notice delivered to the other not more than thirty (30) days after the first notice described in this Section 16.2, failing which Landlord shall as soon as reasonably practical (subject to the rights of any mortgagee of the Land or the Building in and to such insurance proceeds), repair such damage other than damage to improvements, furniture, chattels or trade fixtures which do not belong to Landlord, which shall be repaired forthwith by Tenant at its own expense.

16.3        Abatement. If Landlord is required to repair damage to all or part of the Premises under Sections 16.1 or 16.2, the Annual Rent and Occupancy Costs payable by Tenant hereunder shall be proportionately reduced based on the number of square feet within the Premises which are thereby rendered untenantable from the date of such casualty until five days after completion by Landlord of the repairs to the Premises (or the part thereof rendered untenantable) or until Tenant again uses the Premises (or the part thereof rendered untenantable) in its business, whichever first occurs.

16.4        Major Damage to Building. If all or a substantial part (whether or not including the Premises) of the Building is rendered untenantable by damage from fire or other casualty to such a material extent that Landlord determines not to repair the same. Landlord may elect to terminate this Lease as of the date of such casualty (or on the date of notice if the Premises are unaffected by such casualty) by written notice delivered to Tenant not more than 60 days after the date of such casualty, and provided Landlord terminates the leases of similarly situated tenants. If Landlord elects not to terminate this Lease, Landlord shall, but only to the extent that sufficient insurance proceeds are available therefor (and subject to the rights of any mortgagee of the Land or the Building in and to such insurance proceeds), commence repair of the damaged portion of the Building, and the Lease shall remain in full force and effect in accordance with its terms, subject to Section 16.3 above. If Landlord does not receive insurance proceeds sufficient to restore the Building, Landlord shall provide written notice thereof to Tenant promptly upon becoming aware of same, and Tenant shall have the right to terminate this Lease by providing written notice to Landlord within thirty (30) days after receipt of Landlord’s notice.

16.5        Limitation on Landlord’s Liability. Except as specifically provided in this Article 16, there shall be no reduction of Rent and Landlord shall have no liability to Tenant by reason of any injury to or interference with Tenant’s business or property arising from fire or other casualty, howsoever caused, or from the making of any repairs resulting therefrom in or to any portion of the Building or the Premises.

ARTICLE 17

TRANSFERS BY LANDLORD

17.1        Sale, Conveyance and Assignment. Nothing in this Lease shall restrict the right of Landlord to sell, convey, assign or otherwise deal with the Building, subject only to the rights of Tenant under this Lease.

17.2        Effect of Sale, Conveyance, or Assignment. Provided that the transferor delivers to the transferee any funds the transferor holds in which Tenant has an interest (such as a security deposit) and the transferee assumes this Lease in writing, a sale, conveyance or assignment of the Building shall operate to release Landlord from liability accruing from and after the effective date thereof upon all of the covenants, terms and conditions of this Lease, express or implied, except as such may relate to the period prior to such effective date, or a condition in existence prior to such effective date, and effective as of such effective date, Tenant shall look solely to Landlord’s successor in interest in and to this Lease with respect to liability originating on and after such effective date. This Lease shall not be affected by any such sale, conveyance or assignment, and Tenant shall immediately and automatically attorn to Landlord’s successor in interest thereunder. Such attornment shall be effective and self-operative upon Landlord’s sale, conveyance or assignment of the Building, without the execution of any further instruments or the undertaking of any further acts, provided however, that Landlord shall give proper written notice to Tenant of such transfer.

17.3        Subordination. This Lease is and shall be subject and subordinate in all respects to all mortgages or deeds of trust and assignments of leases and rents in effect on the Effective Date and encumbering the Building or Land and to all extensions, amendments, modifications, supplements, consolidations, extensions, revisions and replacements thereof and to all advances made or hereafter made upon the security thereof. . This Lease shall be subject and subordinate in all respects to any mortgage or deed of trust and assignment of leases and rents coming into effect after the Effective Date and encumbering the Building or Land on the condition that the holder of such future mortgage, deed of trust and assignment of leases and rents agrees in writing not to disturb the tenancy of Tenant under this Lease in the event of foreclosure so long as an Event of Default is not continuing. However, a holder of any mortgage or deed of trust may elect to subordinate, in whole or in part, by an instrument in form and substance satisfactory to the holder, the mortgage or deed of trust to this Lease. Notwithstanding the foregoing, Landlord will use commercially reasonable efforts to obtain from the current lender the Subordination, Non-Disturbance and Attornment Agreement attached hereto as Exhibit F; provided the parties acknowledge that Exhibit F includes Tenant’s requested changes to lender’s standard form and Tenant shall be obligated to negotiate any changes included therein directly with lender.

17.4        Attornment. Subject to Section 17.5, if the Building is transferred to any person or entity (herein called “Purchaser”) by reason of foreclosure or other proceedings for enforcement of a mortgage or deed of trust, or by delivery of a deed in lieu of such foreclosure or other proceedings, or if the rights under any assignment of leases and rents are exercised by the holder thereof, Tenant shall immediately and automatically attorn to Purchaser or the holder of the assignment of leases and rents, as the case may be upon receipt of proper notice of such assignment.

17.5        Non-disturbance. No attornment under Section 17.4 shall be effective unless (and until):

(a)           the holder of the mortgage or deed of trust has subordinated, in whole or in part, the mortgage or deed of trust to this Lease, or

(b)           Purchaser delivers to Tenant a written undertaking binding upon Purchaser and enforceable by and for the benefit of Tenant under applicable law, that this Lease and Tenant’s rights hereunder shall continue undisturbed while Tenant is not in default despite such enforcement proceedings and transfer.

17.6        Effect of Attornment. Upon attornment under Section 17.4, this Lease shall continue in full force and effect as a direct lease between Purchaser (or the holder of the assignment of leases and rents if applicable) and Tenant, upon all of the same terms, conditions and covenants as are set forth in this Lease except that, after such attornment, Purchaser (or the holder of the assignment of leases and rents if applicable) shall not be

(a)           subject to any offsets or defenses which Tenant might have against Landlord, excluding Tenant’s express abatement and/or offset rights set forth in this Lease that accrue after the time that Purchaser takes possession of the Building, or

(b)           bound by any prepayment by Tenant of more than one month’s installment of Rent, unless such prepayment shall have been approved in writing by, in the case of a transfer in connection with a foreclosure, deed in lieu of foreclosure or other proceedings relating to any such mortgage or deed of trust, the mortgagee of Landlord’s interest in the Land or Building, by Purchaser or by any predecessor in interest of Purchaser except Landlord or, in the case of the exercise of the rights under any assignment of leases and rents, by the holder of such assignment of leases and rents or by any predecessor in interest of such holder, or

(c)           subject to the obligations hereunder except, in the case of a transfer in connection with a foreclosure, deed in lieu of foreclosure or other proceedings relating to any such mortgage or deed of trust, during the period of Purchasers ownership of the Building or Land; or, in the case of the exercise of the rights under any assignment of leases and rents, by the holder of such assignment of leases and rents or by any predecessor in interest of such holder, during the period after Landlord’s default and prior to the Purchaser acquiring legal title to the Building or Land, or

(d)           liable for any previous act or omission by Landlord under this Lease; provided such Purchaser shall be subject to the obligations of Landlord hereunder during the period of Purchaser’s ownership of the Building or Land, or

(e)           obligated with respect to any security deposit under this Lease unless such security deposit has been physically delivered to Purchaser or holder of any assignment of leases and rents, as the case may be, or

(f)            bound or liable under any provisions in this Lease whereby Landlord assumed the obligations of Tenant covering space in other buildings.

17.7        Execution of Instruments. The subordination and attornment provisions of this Article 17 shall be self-operating and (except as specifically required in Section 17.3) no further instrument shall be necessary. Nevertheless Tenant, on request by and without cost to Landlord or any successor in interest, shall execute and deliver any and all commercially reasonable estoppels and/or subordination, non-disturbance and attornment agreements further evidencing such subordination and (where applicable hereunder) attornment.

ARTICLE 18

NOTICES, ACKNOWLEDGEMENTS, AND AUTHORITIES FOR ACTION

18.1        Notices. All notices, demands, billings, consents or other instruments or communications provided for under this Lease shall be in writing, signed by the party giving the same, and shall be deemed properly given and received (a) when actually hand delivered and received or (b) three business days after placement in the United States mail, if sent by registered or certified mail, postage prepaid, or (c) the business day following delivery to an overnight courier service, if such courier service obtains a written acknowledgement of receipt, addressed, if to Tenant prior to the Commencement Date at:

SendGrid, Inc.
1451 Larimer Street, 2nd floor
Denver, Colorado 80202

and thereafter, at

SendGrid, Inc.
1801 California Street
Suite 500
Denver, CO 80202

and, if to Landlord, at the address set forth in the first paragraph of this Lease, with a copy to:

Brookfield Office Properties
U.S. Commercial Operations
Figueroa at Wilshire
601 South Figueroa Street, Suite 2200
Los Angeles, CA 90017
Attention: Vice President - Regional Counsel

or, at such other addresses as either party may notify the other of in writing in the manner provided in this Section 18.1.

18.2        Acknowledgements. Tenant shall at any time and from time to time, within 10 days after Landlord’s written request, execute, acknowledge and deliver a written statement, with the form and substance of such notice and the party or parties to whom it is addressed to be reasonably determined by Landlord, ratifying this Lease and, except as otherwise noted by Tenant in the statement, certifying as to the truth or untruth of the matters as are set forth in such statement. Any such statement may be relied upon by any prospective transferee or encumbrancer of all or any portion of the Building or any assignee of any such persons. If Tenant fails to timely deliver such statement, Tenant shall be deemed to have acknowledged that this Lease is in full force and effect, without modification except as may be represented by Landlord, and that there are no uncured defaults in Landlord’s performance.

18.3        Authorities for Action. Landlord may act in any matter provided for herein by its property manager, or any of its officers or general partners and any other person who shall from time to time be designated by Landlord by notice to Tenant. Tenant shall designate in writing one or more persons to act on its behalf in any matter provided for herein and may from time to time change, by notice to Landlord, such designation. In the absence of any such designation, the person or persons executing this Lease for Tenant and Landlord shall be deemed to be authorized to act on behalf of Tenant and Landlord respectively, in any matter provided for herein.

ARTICLE 19

TENANT’S DEFAULT AND LANDLORD’S REMEDIES

19.1        Interest and Costs. Tenant shall pay monthly to Landlord interest at a rate equal to the 1.5% per month, on all Rent required to be paid hereunder from the due date for payment thereof until the same is fully paid and satisfied. Tenant shall indemnify Landlord against all costs and charges (including legal fees) lawfully and reasonably incurred in enforcing payment thereof, and in obtaining possession of the Premises after default of Tenant or upon expiration or earlier termination of the Term of this Lease, or in enforcing any covenant, proviso or agreement of Tenant herein contained.

19.2        Events of Default. Each of the following events will constitute a material breach by Tenant and an “Event of Default” under this Lease:

(a)           Failure to Pay Rent. Tenant fails to pay Annual Rent, Occupancy Costs or any Other Charges payable by Tenant under the terms of this Lease when due, and such failure continues for five (5) days after written notice from Landlord to Tenant of such failure; provided that with respect to Annual Rent and Occupancy Costs, Tenant will be entitled to only two notices of such failure during any calendar year and if, after two such notices are given in any calendar year, Tenant fails, during such calendar year, to pay any such amounts when due, such failure will constitute an Event of Default without further notice by Landlord or additional cure period.

(b)           Failure to Perform Other Obligations. Tenant breaches or fails to comply in with any other provision of this Lease applicable to Tenant, and such breach or noncompliance continues for a period of ten (10) days after notice by Landlord to Tenant; or, if such breach or noncompliance cannot be reasonably cured within such ten (10) day period, Tenant does not in good faith continuously and diligently commence to cure such breach or noncompliance within such ten (10) day period, and does not diligently complete such cure within forty five (45) days after receipt of such notice from Landlord. However, if such breach or noncompliance causes or results in (I) a dangerous condition on the Premises or Building, (ii) any insurance coverage carried by Landlord or Tenant with respect to the Premises or Building being jeopardized, or (iii) a material disturbance to another tenant, then an Event of Default will exist if such breach or noncompliance is not cured as soon as reasonably possible after notice by Landlord to Tenant, and in any event is not cured within ten (10) days after such notice. For purposes of this subsection 19.2(b), financial inability will not be deemed a reasonable ground for failure to immediately cure any breach of, or failure to comply with, the provisions of this Lease.

(c)           Transfer of interest Without Consent. Tenant’s interest under this Lease or in the Premises is transferred or passes to, or devolves upon, any other party in violation of Article 11.

(d)           Execution and Attachment Against Tenant. Tenant’s interest under this Lease or in the Premises is taken upon execution or by other process of law directed against Tenant, or is subject to any attachment by any creditor or claimant against Tenant and such attachment is not discharged or disposed of within 20 days after levy.

(e)           Bankruptcy or Related Proceedings. Tenant files a petition in bankruptcy or insolvency, or for reorganization or arrangement under any bankruptcy or insolvency laws, or voluntarily takes advantage of any such laws by answer or otherwise, or dissolves or makes an assignment for the benefit of creditors, or involuntary proceedings under any such laws or for the dissolution of Tenant are instituted against Tenant, or a receiver or trustee is appointed for the Premises or for all or substantially all of Tenant’s property, and such proceedings are not dismissed or such receivership or trusteeship vacated within 60 days after such institution or appointment.

19.3        Landlord’s Remedies. Time is of the essence. If any Event of Default occurs, Landlord will have the right, at Landlord’s election, then or at any later time, to exercise any one or more of the remedies described below. Exercise of any of such remedies will not prevent the concurrent or subsequent exercise for any other remedy provided for in this Lease or otherwise available to Landlord at law or in equity.

(a)           Cure by Landlord. Landlord may, at Landlord’s option but without obligation to do so, and without releasing Tenant from any obligations under this Lease, make any payment or take any action as Landlord reasonably deems necessary or desirable to cure any Event of Default in such manner and to such extent as Landlord deems necessary or desirable. Landlord may do so without additional demand on, or additional written notice to, Tenant and without giving Tenant an additional opportunity to cure such an Event of Default. Tenant covenants and agrees to pay Landlord, upon demand, all advances, costs and expenses of

Landlord in connection with making any such payment or taking any such action, including reasonable attorney’s fees, together with interest at the rate described in Section 19.1 from the date of payment of any such advances, costs and expenses by Landlord.

(b)           Termination of Lease and Damages. Landlord may terminate this Lease, effective at such time as may be specified by written notice to Tenant, and demand (and, if such demand is refused, recover) possession of the Premises from Tenant. Tenant will remain liable to Landlord for damages in an amount equal to the Annual Rent, Occupancy Costs and Other Charges which would have been owing by Tenant for the balance of the Term had this Lease not been terminated, less the net proceeds, if any, of any reletting of the Premises by Landlord subsequent to such termination, after deducting all Landlord’s expenses in connection with such recovery of possession or reletting. Landlord will be entitled to collect and receive such damages from Tenant on the days on which the Annual Rent, Occupancy Costs and Other Charges would have been payable if this Lease had not been terminated. Alternatively, at Landlord’s option, Landlord will be entitled to recover from Tenant, as damages for loss of the bargain and not as a penalty, an aggregate sum equal to (i) all unpaid Annual Rent, Occupancy Costs and Other Charges for any period prior to the termination date of this Lease (including interest from the due date to the date of the award at the rate described in Section 19.1), plus any other sum of money and damages owed by Tenant to Landlord for events or actions occurring prior to the termination date; plus (ii) the present value at the time of termination (calculated at the Prime Rate of the Wells Fargo Denver, N.A. or its successor on the termination date) of the amount, if any, by which (A) the aggregate of the Annual Rent, Occupancy Costs, and all Other Charges payable by Tenant under this Lease that would have accrued for the balance the Term after termination (with respect to Occupancy Costs, such aggregate will be calculated by assuming that Occupancy Costs for the Fiscal Year in which termination occurs and for each subsequent Fiscal Year remaining in the Term of this Lease had not been terminated will increase by 8% per year over the amount of Occupancy Costs for the prior Fiscal Year), exceeds (B) the amount of such Annual Rent, Occupancy Costs and Other Charges which Landlord will receive for the remainder of the Term from any reletting of the Premises occurring prior to the date of the award, or if the Premises have not been relet prior to the date of the award the amount, if any, of such Annual Rent, Occupancy Costs and Other Charges which could reasonably be recovered reletting the Premises for the remainder of the Term at the then-current fair rental value, in either case taking into consideration loss of Rent while finding a new tenant, the amortized portion of the tenant improvements provided for a new tenant for the remainder of the Term, and rent abatements necessary to secure a new tenant, leasing brokers’ commissions and other costs which Landlord has incurred or might incur in leasing the Premises to new tenant; plus (iii) interest on the amount described in (ii) above from the termination date to the date of the award at the rate described in Section 19.1.

(c)           Repossession and Reletting. Landlord may lawfully reenter and take possession of all or any part of the Premises, without additional demand or notice, and repossess the same and expel Tenant and any party claiming by, through or under Tenant, and remove the effects of both as and to the extent permitted by Colorado law, without prejudice to any remedies for arrears of Rent or right to bring any proceeding for breach of covenants or conditions. No such reentry or taking possession of the Premises by Landlord will be construed as an election by Landlord to terminate this Lease unless a written notice of such intention is given to Tenant. No notice from Landlord or notice given under a forcible entry and detainer statute or similar laws will constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Landlord reserves the right, following any reentry or reletting, to exercise its right to terminate this Lease by giving Tenant such written notice, in which event the Lease will terminate as specified in such notice. After recovering possession of the Premises, Landlord may, from time to time, but will not be obligated to, relet all or any part of the Premises for Tenant’s account, for such term or terms and on such conditions and other terms as Landlord, in its discretion, determines. Landlord may make such repairs, alterations or improvements as Landlord considers appropriate to accomplish such reletting, and Tenant will reimburse Landlord upon demand for al] costs and expenses, including attorneys’ fees, which Landlord may incur in connection with such reletting. Landlord may collect and receive the rents for such reletting but Landlord will in no way be responsible or liable for any failure to relet the Premises or for any inability to collect any rent due upon such reletting. Regardless of Landlord’s recovery of possession of the Premises, Tenant will continue to pay on the dates specified in this Lease, the Annual Rent, Occupancy Costs, and Other Charges which would be payable if such repossession had not occurred, less a credit for the net amounts, if any, actually received by Landlord through any reletting of the Premises. Alternatively, at Landlord’s option, Landlord will be entitled to recover from Tenant, as damages for loss of the bargain and not as a penalty, an aggregate sum equal to (i) all unpaid Annual Rent, Occupancy Costs and Other Charges for any period prior to the repossession date (including interest from the due date to the date of the award at the rate described in Section 19.1), plus any other sum of money and damages owed by Tenant to Landlord for events or actions occurring prior to the repossession date plus (ii) the present value at the time of repossession (calculated at the Prime Rate of the Wells Fargo Denver, N. A. or its successor on the repossession date) of the amount, if any, by which (A) the aggregate of the Annual Rent, Occupancy Costs and all Other Charges payable by Tenant under this Lease that would have accrued for the balance of the Term after repossession (with respect to Occupancy Costs, such aggregate will be calculated by assuming that Occupancy Costs for the Fiscal Year in which repossession occurs and for each subsequent Fiscal Year remaining in the Term if Landlord had not repossessed the Premises will increase by 8% per year over the amount of Occupancy Costs for the prior Fiscal Year), exceeds (13) the amount of such Annual Rent, Occupancy Costs and Other Charges which Landlord will receive for the remainder of the Term from any reletting of the Premises occurring prior to the date of the award, the amount, if any, of such Annual Rent, Occupancy Costs and Other Charges which could reasonably be recovered by reletting the Premises for the remainder of the Term at the then-current fair rental value, in either case taking into consideration loss of Rent while finding a new tenant, the amortized portion of tenant improvements provided to a new tenant for the remainder of the Term, and rent abatements necessary to secure a new tenant, leasing brokers’ commissions and other costs which Landlord has incurred or might incur in leasing the Premises to a new tenant: plus (iii) interest on the amount described in (ii) above from the repossession date to the date of the award at the rate described in Section 19.1.

(d)           Bankruptcy Relief. Nothing contained in this Lease will limit or prejudice Landlord’s right to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding, an amount equal to the maximum allowable by any laws governing such proceeding in effect at the time when such damages are to be proved, whether or not such amount be greater, equal or less than the amounts recoverable, either as damages or Rent, under this Lease.

19.4        Effect on Subleases. Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements. In the event of Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

19.5        Landlord Default and Self Help. If Landlord defaults in the performance of any of its obligations under this Lease, Tenant will notify Landlord in writing of the default and Landlord will have a reasonable period of time, not to exceed thirty (30) days, to cure the default; provided, however, if the default cannot reasonably be cured within such thirty (30) day period, then Landlord will have an additional reasonable period of time to cure the default as long as Landlord commences the cure within the thirty (30) day period and thereafter diligently pursues the cure. If Landlord fails to perform any of its obligations required by Article 6, and such failure solely and materially affects Tenant’s use and occupancy of the Premises, then after notice and Landlord’s failure to cure such breach within such thirty (30) day period thereafter, or such reasonable additional period if Landlord is diligently and continuously proceeding with such repair, then Tenant shall have the right to provide Landlord written notice and thereafter proceed to repair or replace any condition necessary to cure such default, and offset Tenant’s actual and reasonable out-of-pocket costs relating to such cure against 50% of the next installments of Annual Rent and Occupancy Costs, until such costs are fully recovered. Notwithstanding the foregoing, Tenant shall have no right to take any action that will (i) affect any structural component of the Building or Building systems, or (ii) have a material adverse effect of any other Project tenant or occupant; and provided further, that Tenant shall release, indemnify, protect, defend (with counsel reasonably acceptable to Landlord) and hold harmless the Landlord from and against all claims arising from Tenant’s exercise of its rights under this Section 19.6. The pursuit of the remedy provided for in this Section does not exclude the simultaneous pursuit of any other available remedy, including injunctive relief.

ARTICLE 20

BANKRUPTCY

20.1        Bankruptcy.

(a)           In the event a petition is filed by or against Tenant under the Bankruptcy Code, Tenant, as debtor and debtor in possession, and any trustee who may be appointed, agree to adequately protect Landlord as follows, consistent with and subject to the U.S. Bankruptcy Code:

(i)            to pay monthly in advance on the first day of each month as reasonable compensation for use and occupancy of the Premises an amount equal to all Rent due pursuant to this Lease; and

(ii)           to perform each and every obligation of Tenant under this Lease until such time as this Lease is either rejected or assumed by order of a court of competent jurisdiction; and

(iii)         to determine within 60 days after the filing of such petition whether to assume or reject this lease; and

(iv)          to give Landlord at least 30 days prior written notice, unless a shorter notice period is agreed to in writing by the parties, of any proceeding relating to any assumption of this Lease; and

(v)           to give at least 30 days prior written notice of any vacation or abandonment (including any vacation or abandonment specifically described in Section 5.3) of the Premises, any such vacation or abandonment to be deemed a rejection of this Lease; and

(vi)          to do all other things of benefit to Landlord otherwise required of Tenant under the Bankruptcy Code.

Tenant shall be deemed to have rejected this Lease in the event of the failure to comply with any of the above.

(b)           If Tenant or a trustee elects to assume this Lease subsequent to the filing of a petition under the Bankruptcy Code, Tenant, as debtor and as debtor in possession, and any trustee who may be appointed agree as follows, consistent with and subject to the U.S. Bankruptcy Code:

(i)            to cure each and every existing breach by Tenant within not more than 90 days of assumption of this Lease; and

(ii)           to compensate Landlord for any actual pecuniary loss resulting from any existing breach, including without limitation, Landlord’s reasonable costs, expenses and attorneys fees incurred as a result of the breach, as determined by a court of competent jurisdiction, within 90 days of assumption of this Lease; and

(iii)         in the event of an existing breach, to provide adequate assurance of Tenant’s future performance, including without limitation:

(1)           the deposit of an additional sum equal to three months’ Rent to be held (without any allowance for interest thereon) to secure Tenant’s obligations under the Lease; and

(2)           the production to Landlord of written documentation establishing that Tenant has sufficient present and anticipated financial ability to perform each and every obligation of Tenant under this Lease; and

(3)           assurances, in a form acceptable to Landlord, as may be required under any applicable provision of the Bankruptcy Code; and

(iv)          the assumption will not breach any provision of this Lease; and

(v)           the assumption will be subject to all of the provisions of this Lease unless the prior written consent of Landlord is obtained; and

(vi)          the prior written consent to the assumption of any mortgagee or ground lessor to which this Lease has been assigned as collateral security is obtained.

(c)           If Tenant assumes this Lease and proposes to assign the same pursuant to the provisions of the Bankruptcy Code to any person or entity who shall have made a bona fide offer to accept any assignment of this lease on terms acceptable to Tenant, then notice of such proposed assignment, setting forth:

(i)            the name and address of such person,

(ii)           all the terms and conditions of such offer, and

(iii)         the adequate assurance to be provided Landlord to assure such person’s future performance under the Lease, including without limitation, the assurances referred to in any applicable provision of the Bankruptcy Code, shall be given to Landlord by Tenant no later than twenty (20) days after receipt by Tenant, but in any event no later than ten (10) days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption, and Landlord shall thereupon have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment of this Lease. The adequate assurance to be provided Landlord to assure the assignee’s future performance under the Lease shall include without limitation:

(1)           the deposit of a sum equal to three (3) months’ Rent to be held (without any allowance for interest thereon) as security for performance hereunder; and

(2)           a written demonstration that the assignee meets all reasonable financial and other criteria of Landlord as did Tenant and its business at the time of execution of this Lease, including the production of the most recent audited financial statement of the assignee prepared by a certified public accountant; and

(3)           the assignee’s use of the Premises will be in compliance with the terms of Article 5 of this Lease; and

(4)           assurances, in a form acceptable to Landlord, as to all matters identified in any applicable provision of the Bankruptcy Code.

ARTICLE 21

TELECOMMUNICATIONS

21.1        Limitation of Responsibility. Tenant acknowledges and agrees that all telephone and telecommunications services desired by Tenant shall be ordered and utilized at the sole expense of Tenant. Unless Landlord otherwise requests or consents in writing, all of Tenant’s telecommunications equipment (other than connections) shall be and remain solely in Tenant’s Premises, in accordance with reasonable rules and regulations adopted by Landlord from time to time. Unless otherwise specifically agreed to in writing, Landlord shall have no responsibility for the maintenance of Tenant’s telecommunications equipment, including wiring; or for any wiring or other infrastructure to which Tenant’s telecommunications equipment may be connected. Tenant agrees that, to the extent any such service is interrupted, curtailed, or discontinued, Landlord shall have no obligation or liability with respect thereto, and it shall be the sole obligation of Tenant at its expense to obtain substitute service; provided, however, Landlord shall be responsible for any damages arising from Landlord’s malicious and willful discontinuance or interference with Tenant’s telecommunication equipment. Notwithstanding the foregoing, Tenant shall have the right to its prorata share and access to the Building riser system to install its telecommunication cabling at no additional cost (other than any cost charged by any third party service provider related to the riser space) provided such installation does not interfere with other telecommunication systems, is coordinated with Landlord, and does not exceed Tenant’s pro rata share of the riser space.

21.2        Necessary Service Interruptions. Landlord shall have the right, upon reasonable prior notice to Tenant (at least 12 hours except in the event of an emergency or if such longer notice is not reasonably feasible or practical), to interrupt or turn off telecommunications facilities in the event of emergency or as necessary in connection with repairs to the Building or Project or installation of telecommunications equipment for other tenants of the Building or Project. In the event of an emergency, Landlord shall provide Tenant as much advance notice as possible. Landlord shall exercise commercially reasonable efforts to perform any scheduled shutdowns during non-business hours and shall restore services as soon as reasonably practical after the shutdown occurs.

21.3        Removal of Equipment, Wiring, and Other Facilities. Any and all telecommunications equipment installed in Tenant’s Premises or elsewhere in the Project, by or on behalf of Tenant, including wiring, or other facilities for telecommunications transmittal, shall be removed prior to the expiration or earlier termination of the Lease term by Tenant at its sole cost. Landlord shall have the right, however, upon written notice to Tenant given no later than thirty (30) days prior to the expiration or earlier termination of the Lease term, to require Tenant to abandon and leave in place, without additional payment to Tenant or credit against rent, any and all telecommunications wiring, and related infrastructure, and selected components thereof, whether located in Tenant’s Premises or elsewhere in the Project.

21.4        New Provider Installations. Landlord represents that the following companies have an agreement with Landlord to provide telecommunications services in the Project: CenturyLink, Verizon, Cogent, Comcast, Zayo and Level 3. In the event that Tenant wishes at any time to utilize the services of a telephone or telecommunications provider whose equipment is not then servicing the Project, or to materially expand the services or infrastructure of a provider currently providing service to the Project, no such provider shall be permitted to install its lines or other equipment within the Project without first securing the prior written approval of Landlord. Landlord’s approval shall not be deemed any kind of warranty or representation by Landlord, including, without limitation, any warranty or representation as to the suitability, competence, or financial strength of the provider. Without limitation of the foregoing standard, it shall be reasonable for Landlord to refuse to give its approval unless all of the following conditions are satisfied to Landlord’s satisfaction:

(a)           Landlord shall incur no expense whatsoever with respect to any aspect of the provider’s provision of its services, including, without limitation, the costs of installation, materials, and services;

(b)           prior to commencement of any work in or about the Project by the provider, the provider shall supply Landlord with such written indemnities, insurance, financial statements, and such other items as Landlord reasonably determines to be necessary to protect its financial interests and the interests of the Building relating to the proposed activities of the provider;

(c)           the provider agrees to abide by such rules and regulations, building and other codes, job site rules, and such other requirements as are reasonably determined by Landlord to be necessary to protect the interests of the Project, the tenants in the Project, and Landlord, in the same or similar manner as Landlord has the right to protect itself and the Project with respect to proposed alterations as described in this Lease;

(d)           Landlord reasonably determines that there is sufficient space in the Project for the placement of the provider’s equipment and materials;

(e)           the provider agrees to abide by Landlord’s requirements, if any, that provider use existing building conduits and pipes or use building contractors (or other contractors approved by Landlord);

(f)            Landlord receives from the provider such compensation as is reasonably determined by Landlord to compensate it for space used in the Building and/or Project for the storage and maintenance of the provider’s equipment, and the costs which may reasonably be expected to be incurred by Landlord;

(g)           the provider agrees to deliver to Landlord detailed as built plans immediately after the installation of the provider’s equipment is complete; and

(h)           all of the foregoing matters are documented in a written license agreement between Landlord and the provider, the form and content of which are reasonably satisfactory to Landlord.

21.5        Provider License Expiration. If the license between any provider and Landlord shall terminate by natural expiration, Landlord shall exercise reasonable efforts to notify Tenant at least thirty (30) days before the expiration so Tenant may arrange for alternative service. If

Landlord does not receive advance notice from the provider, or the license expires for any other reason, Landlord shall have no obligation to Tenant.

21.6        Limit of Default or Breach. Notwithstanding any provision of the proceeding paragraphs to the contrary, the refusal of Landlord to grant its approval to any prospective telecommunications provider shall not be deemed a default or breach by Landlord of its obligation under this Lease and until Landlord is adjudicated to have acted recklessly or maliciously with respect to Tenant’s request for approval, and in that event, Tenant shall still have no right to terminate the Lease or claim an entitlement to rent abatement, but may, as Tenant’s sole and exclusive recourse, seek a judicial order of specific performance compelling Landlord to grant its approval as to the prospective provider in question. The provisions of this paragraph may be enforced solely by Tenant and Landlord, are not for the benefit of any other party (including any subtenant), and specifically, but without limitation, no telephone or telecommunications provider shall be deemed a third party beneficiary of this Lease.

21.7        Installation and Use of Wireless Technologies. Except as otherwise provided in this Lease, Tenant shall not utilize any wireless communications equipment (other than usual and customary cellular telephones and a wireless computer network dedicated to Tenant’s or its invitees, employees and partners sole use), including antennae and satellite receiver dishes, within Tenant’s Premises, the Building, and/or the Project without Landlord’s prior written consent. Such consent may be conditioned in such a manner so as to protect Landlord’s financial interests and the interests of the Project, and the other tenants therein, in a manner similar to the arrangements described in the immediately preceding paragraphs.

21.8        Limitation. Landlord acknowledges and agrees that Tenant will use and permit the use of the Premises for the sale, lease, license, or otherwise of electronic commerce services to tenants and occupants in the Building that are now or may become customers of Tenant, including, but not limited to, hardware and software services that allow users to conduct business-to-business or business-to consumer services over networks utilizing, by way of example, e-mail, electronic data interchange, data archiving, e-forms, electronic file transfer, facsimile transfers, and similar services. Tenant shall be permitted to market such services to occupants of the Building in the ordinary course of its business in accordance with the normal and customary marketing methods used by Tenant to market to customers and potential customers that are not occupants of the Building; provided, however, that Tenant shall be prohibited from (a) marketing its services to the occupants of the Building as a specifically targeted group or subgroup, (b) utilizing as a selling point in its marking or mentioning to such occupants that Tenant is an occupant of the Building, and (c) permitting its salespeople and other employees to physically canvass, solicit and peddle in the Building.

21.9        Limitation of Liability For Equipment Interference. In the event that telecommunications equipment, wiring, and facilities or satellite and antennae equipment of any type installed by or at the request of Tenant within Tenant’s Premises, on the roof, or elsewhere within or on the Project causes interference to equipment used by another party, Tenant shall assume all liability related to such interference. Tenant shall use reasonable efforts, and shall cooperate with Landlord and other parties, to promptly eliminate such interference. In the event that Tenant is unable to do so, Tenant will substitute alternative equipment which remedies the situation. If such interference persists, Tenant shall discontinue the use of such equipment and, at

Landlord’s discretion, remove such equipment according to the foregoing specifications. Landlord shall enforce the provisions of this Section 21.9 against Tenant and all tenants of the Project in a non-discriminatory manner.

ARTICLE 22

IMPROVEMENT ALLOWANCE

22.1        Improvement Allowance. In addition to the obligation of Landlord to perform “Landlord’s Work” as provided in Section 22.2 below, Landlord shall provide to Tenant an improvement allowance (“Allowance”) in an amount equal Two Million Eight Hundred Sixty-six Thousand Eight Hundred Twenty and no/100 Dollars ($2,866,820.00), based on Fifty-five and no/100 Dollars ($55.00) per rentable square foot of space in the Premises, for the contribution toward all customary hard and soft costs of demolition and construction of the Tenant’s improvements to the Premises, including design and engineering fees, project management and other professional fees (excluding legal), architectural and space planning services, construction and occupancy permitting (“Tenant’s Work”). Tenant shall have the right to apply a portion of the Allowance up to Five Hundred Twenty-one Thousand Two Hundred Forty and no/100 Dollars ($521,240.00) based on Ten and no/100 Dollars ($10.00) per rentable square foot of in the Premises, towards fixturing, security system, data and telecommunication cabling and equipment, data systems, demountable walls, and customary moving expenses reasonably approved by Landlord (the foregoing, together with Tenant’s Work, collectively the “Improvements) all in accordance with the procedures described in Exhibit D.” If Tenant does not use the entire portion of the $10.00 per rentable square foot allocated towards the aforementioned uses, then Tenant shall have the right to apply any unused portion thereof against the next installment(s) of Annual Rent or Occupancy Costs until such unused portion is fully allocated. Landlord will make available (at no cost to Tenant) Building services, including HVAC, standard Building electrical to the Premises and access to the Building’s freight elevator, provided Tenant (or its designee) coordinates with Landlord, a schedule for such times and in a manner that will not unreasonably interfere with Landlord’s general operation of the Building; and Landlord will cooperate with Tenant in good faith in connection with the foregoing.

Tenant shall be responsible for coordinating the construction of the Improvements and shall have the right to select its own project manager. Tenant shall select a contractor and major subcontractors from Landlord’s approved contractors list. Tenant shall be obligated to utilize BCEIR Engineers for Tenant’s mechanical, electrical work, and plumbing design, and Martin/Martin for all structural design. Tenant shall have the right to request the Allowance in no more than four (4) installments, and upon satisfaction of the following items for each draw request, Landlord will pay such installments: (i) Tenant delivers a schedule of values and shows in reasonable detail the completion of the portion of Improvements is proportionate to the amount of the Allowance draw request using the AIA G702 form; (ii) Tenant delivers to Landlord properly executed conditional mechanics’ lien waivers from all of Tenant’s contractors and subcontractors in compliance with all applicable laws; and upon completion and a non-conditional final lien waiver subject to final payment; and (iii) Tenant delivers to Landlord a certificate signed by Tenant’s architect (AIA Application for Payment or equal), in a form reasonably acceptable to Landlord, certifying that the construction of the applicable part of the Improvements in the Premises has been substantially completed (for the final draw request only), subject to minor punch list work. Provided that Tenant is not in default beyond any applicable notice and cure period at any draw request, then within thirty (30) days after satisfaction of items (i) through (iii) above, Landlord shall pay to Tenant all amounts shown in (i) above. All requests for reimbursement in connection with the completion of the Improvements shall be submitted by Tenant to Landlord as provided herein, but in no case later than 180 days following the Commencement Date. In the event Tenant fails to submit invoices for reimbursement on or before the expiration of such 180 day period. Tenant shall forfeit its right to any portion of the Allowance not requested as provided in this Section. Tenant shall pay to Landlord a fee equal to one percent (1%) of the “hard” construction costs of the Improvements, including cabling but expressly excluding the cost of Landlord’s Work as described below.

In addition to the Allowance, Landlord will pay Tenant’s architect, Hampton Architecture, Inc., its space planning allowance, per a separate agreement between Landlord and architect, in an amount not to exceed Twelve cents ($.12) per rentable square foot of the Premises.

22.2        Landlord’s Work. At Landlord’s sole cost and expense, Landlord shall be responsible for (i) renovating the women’s and men’s restrooms on the 5th and 6th floors with Landlord’s new Building standard and fully ADA and other applicable laws and code compliant restrooms; (ii) construction of a multi-tenant corridor and demising Tenant’s Premises on the 6th floor using Building Standard materials; and (iii) installing direct digital controls on the existing VAV boxes within the Premises in place as of the Delivery Date; and (iv) the reinstallation of any diffusers and HVAC duct work removed by Landlord on the 5th floor of the Premises to the condition existing prior to such removal (“Landlord’s Work”); provided Landlord shall have the right to perform Landlord’s Work during such time as Tenant is performing Tenant’s Work; and, provided further, that Landlord and Tenant and their respective contractors will coordinate with each other to minimize any interference to the other resulting from the performance of their respective “Work” required under this Article 22. Landlord’s Work shall be completed within one hundred and twenty (120) days following the Delivery Date.

22.3        Allowance Offset. If Landlord fails to pay all or any portion of the Allowance in accordance with the provisions of Section 22.1, then Tenant may offset such unpaid Allowance from the Annual Rent as it becomes due under this Lease until the entire unpaid Allowance amount due has been recovered, together with simple interest at the rate of one-half percent (.5%) per month on such portion thereof as remains unpaid and/or unrecovered each month (calculated from the date Landlord was required to pay the Allowance in full); provided that prior to offsetting any such amount against Annual Rent under this Lease, Tenant shall have (a) given written notice to Landlord of Landlord’s default, which notice shall include the amount of the offset claimed and the basis for the offset claimed, and (b) afforded Landlord the opportunity to cure such default pursuant to the Lease. If and to the extent Landlord’s default has not been timely cured, then Tenant shall have the right to continuously exercise its monthly offset rights without any additional notices to Landlord. However, notwithstanding the foregoing, Tenant shall not be entitled to exercise its offset right for any month on the commencement of which Tenant is in default under this Lease beyond applicable cure periods (i) for failure to pay any monetary obligation, or (ii) for failure to maintain the insurance required under Section 9.2, or (iii) due to the existence of a condition which poses a serious and immediate risk to human health or safety in or around the Premises or Project.

ARTICLE 23

TENANT’S OPTION TO EXTEND TERM

23.1        Grant. Subject to the terms and conditions of this Article, Landlord hereby grants Tenant one (1) option to extend the Term (“Extension Option”) for a period of five (5) years (“Extended Term”) upon the terms and conditions set out in this Article, if

(a)           Tenant is not in default under this Lease beyond any applicable notice and cure period at the time it exercises or at the commencement of the Extended Term, and is not subleasing more than twenty (20%) of the Premises, except to a Permitted Transferee; and

(b)           Tenant delivers to Landlord written notice (“Option Notice”) exercising its Extension Option no earlier than fifteen (15) months, nor less than twelve (12) months prior to the end of the initial Term.

23.2        Terms. With respect to the Extended Term:

(a)           Such Extension Option will apply to all of the Premises.

(b)           Annual Rent shall be equal to the then-current Market Rent (as described in Article 24 below) as of the commencement of the Extended Term,

(c)           Occupancy Costs shall be determined in the manner set out in Exhibit 13:

(d)           Unless an allowance, if any, is provided in the determination of Market Rent as provided in Article 24 (in which event Landlord will include it in its determination of Market Rent), Tenant shall take the space in an “as-is” condition with all Improvements to be Tenant’s responsibility at Tenant’s cost; and

(e)           In the event Tenant fails to so notify Landlord or declines to exercise said Extension Option, such right shall terminate and no longer be in effect.

23.3        Documentation. Landlord and Tenant shall execute and deliver appropriate documentation to evidence the renewal terms and conditions.

23.4        Non-Severability. The rights of Tenant under this Article 23 shall not be severed from the Lease or separately sold, assigned, or otherwise transferred (other than to a Permitted Transferee), and shall expire on the expiration or earlier termination of this Lease.

ARTICLE 24

MARKET RENT

24.1        Definition. “Market Rent” means the annual rental amount per square foot together with market concessions, including but not limited to, free rent, tenant improvement allowance, brokerage commissions and other economic inducements and Landlord costs that then exist, which a landlord would receive or provide by then renting the space in question assuming the landlord to be a prudent person willing to lease but being under no compulsion to do so, assuming the tenant to be a prudent person willing to renew the lease but being under no compulsion to do so, assuming a lease term equal to the term in question in the Building, such concessions, if any, that a renewing tenant would receive in the market place in a similar class building in the Denver CBD, and assuming a lease containing the same terms and provisions, including Occupancy Costs as those contained in this Lease as affected by the terms of such renewal. Market Rent shall be paid as Annual Rent under this Lease, in addition to all other sums payable as Rent by Tenant under this Lease. For purposes of determining the Market Rent, the value of any improvements installed at Tenant’s cost and expense shall not be considered as a factor

24.2        Determination on Market Rent. Whenever Annual Rent under this Lease is based on Market Rent, Landlord shall initially determine the Market Rent and provide Tenant written notice of such determination (“Landlord’s Market Rent Notice”) within thirty (30) days after receipt of Tenant’s Option Notice.

24.3        Disagreement on Market Rent.

(a)           In the event that Tenant disagrees with Landlord’s determination of Market Rent, Tenant shall deliver to Landlord written notice of such disagreement (“Disagreement Notice”) within ten (10) business days of Tenant’s receipt of Landlord’s Market Rent Notice. In the event that Tenant fails to deliver its Disagreement Notice, Tenant shall be deemed to have accepted Landlord’s determination of Market Rent. If Tenant timely delivers its Disagreement Notice, the parties thereafter shall negotiate in good faith the Market Rent for the Extended Term. In the event that the parties cannot agree to the Market Rent for the Extended Term within sixty (60) days after Landlord’s receipt of Tenant’s Option Notice (or such earlier time if elected by either party), then Market Rent will be determined in the manner described hereafter. If the parties cannot mutually agree to the Market Rent, but in no event later than 60 days after Landlord’s receipt of Tenant’s Option Notice, each party will choose a real estate licensed broker with at least ten (10) years’ office leasing experience, who has negotiated at least two (2) office leases of at least fifty thousand (50,000) rentable square feet in Class A office buildings located in the Central Business District of Denver, Colorado within the prior thirty-six (36) months, who shall not have represented Landlord or Tenant within the prior thirty-six (36) months. Each party will give the other written notice of the name and address of the broker selected by it within thirty (30) days of receipt of the Market Rent Determination Notice. Within ten (10) business days after receipt of the final designation of the last broker, those two (2) brokers shall select a third broker with the qualifications stated above. The three (3) brokers (singularly, the “Expert” and collectively, the “Experts”) shall make a determination of Market Rent as expeditiously as possible thereafter and in any event within thirty (30) days after the selection of the third Expert. The determination of the Experts shall be made as follows:

(i)            Each Expert will independently determine the Market Rent and then all will meet and contemporaneously disclose to the others their respective determinations.

(ii)           If neither the highest nor the lowest determination differs from the middle determination by more than ten percent (10%) of such middle determination, then the Market Rent shall be the average of all three determinations.

(iii)         If subparagraph (ii) does not apply, then the Market Rent shall be the average of the two determinations closest by dollar amount.

(iv)          The Experts shall promptly notify Landlord and Tenant of each of their separate determinations and the resulting Market Rent. The determination of Market Rent by the Experts shall be final, binding and conclusive upon Landlord and Tenant and may be confirmed by either party by application to any Court having jurisdiction thereof.

(b)           From and after the determination of Market Rent based on this Section 24.3, Tenant shall pay Annual Rent for the Extended Term at the rate applicable under this Section 24.3, and within thirty (30) days after Landlord and Tenant receive notice of such determination of Market Rent, Tenant shall pay to Landlord the amount of any underpayment, or Landlord shall refund to Tenant the amount of any overpayment (or credit the same to the next Rent payments due, at Landlord’s option), as the case may be, of Annual Rent theretofore made.

(c)           Each party will pay any and all fees and expenses incurred in connection with such party’s Expert and the fees and expenses for the third Expert will be borne equally by the parties.

ARTICLE 25

RIGHT OF FIRST REFUSAL

25.1        Notice of Availability. Subject to the Kleinfelder, West, Inc.’s; Envestnet Asset Management’s; and Kutak Rock, LLP’s superior rights as of the Effective Date, Tenant will have a right of first refusal on any and all of the available space on the 6th floor of the Building (“Refusal Space”). Landlord shall give Tenant notice of the availability of all or a portion of the Refusal Space, at such time as Landlord is prepared to accept a third party offer for the Refusal Space from a “bona fide” third-party tenant. The notice to Tenant shall set forth the economic terms and conditions (including “rent”, “tenant improvement allowance” and “term”) that Landlord is prepared to accept from a third party tenant to lease the Refusal Space (the “ROFR Proposal”), prorated to Tenant’s existing Term.

25.2        Right of First Refusal. Tenant may lease Refusal Space upon the terms and conditions set out in this Article 25, only if

(a)           Tenant delivers to Landlord notice exercising its right to lease the Refusal Space within five (5) business days of Landlord’s delivery to Tenant of the ROFR Proposal; and

(b)           an Event of Default is not then continuing beyond any applicable notice or cure period or Tenant has not subleased more than twenty (20%) of the Premises (other than a Permitted Transferee as defined in Sections 11.1).

In the event that Tenant fails to exercise its right of first refusal on the Refusal Space within such five (5) business day period, Landlord shall have the right to enter into a lease with the third party tenant upon substantially similar terms and conditions contained in the ROFR Proposal. (calculated on a net effective basis based on the proposed annualized Annual Rent, less any allowances, free rent, commissions or other concessions amortized over the term of the

Refusal Space), and Tenant shall have no further right to the Refusal Space thereafter, except as provided below. For purposes of this Section a third party offer will be substantially similar if the economic terms and conditions are within 10% of the net effective basis of the Refusal Proposal. In the event that such third party offer is more than 10% favorable to the third party, Landlord shalt be obligated to re-offer the Refusal Space to Tenant on the more favorable terms, and Tenant shall have five (5) business days to either accept or reject the offer. Notwithstanding anything in this Section to the contrary, if the Refusal Space described in the Refusal Offer is for less than the entire remaining space on the 6th floor, Tenant shall retain the its Right of First Refusal on any remaining vacant space subject to the terms and conditions of this Section.

25.3        Terms. A lease of space under this Article 25 shall contain the following:

(a)           Annual Rent shall be equal to the annual rent rate set forth in the ROFR Proposal;

(b)           Occupancy Costs as determined in the manner set out forth in Exhibit 13:

(c)           Tenant shall take all of the Offer Space in the Offer Proposal, even if the Offer Space includes space not located on the 5th floor;

(d)           The term for the Refusal Space (“ROFR Term”) shall begin on the date Landlord delivers possession of the Refusal Space to Tenant and shall be for the “Term” provided in the ROFR proposal; provided if less than thirty-six (36) months remain on the initial Term as of the commencement date of the ROFR Term, and the term for the Refusal Space (including any rights to renew) extends beyond the then current Term of the Lease, and Tenant elects to exercise its right to the Refusal Space, Tenant shall be required to simultaneously exercise its Extension Option (as described in Article 23 above). For purposes of determining Annual Rent during the Extended Term exercised pursuant to this subsection (c), the Annual Rent for the Refusal Space shall be the average Annual Rent as set forth in the ROFR Proposal for the remainder of the Term and any Extended Term, and the Annual Rent for the Extended Term on the remainder of the Premises shall be determined pursuant to Article 24 above;

(e)           Tenant shall take the Refusal Space in an “as-is” condition, and all improvements to the Refusal Space shall be Tenant’s responsibility at Tenant’s cost, subject to any tenant allowance and other applicable economic provisions provided in the ROFR Proposal calculated on a prorated basis based on the remaining ROFR Term, including any Extended Term; and the other terms and conditions shall be as set out in this Lease.

25.4        Documentation. Within ten (10) business days of receipt from Landlord, Tenant shall deliver to Landlord an executed amendment to this Lease to evidence any lease of space under this Article 25; provided that such amendment contains only those terms consistent with the provisions of this Article 25.

25.5        Non-Severability. The rights of Tenant under this Article 25 shall not be severed from this Lease or separately sold, assigned, or otherwise transferred, except to any Permitted Transferee(s), and shall expire on the expiration or earlier termination of this Lease.

ARTICLE 26

TERMINATION OPTION

26.1        Grant. Provided Tenant has not exercised its (i) Extension Option (as described in Article 23 above); or (ii) its Right of the First Refusal (as described in Article 25,00 above) within the thirty six (36) months prior to Tenant’s delivery of its “Termination Notice” (as provided herein), then Tenant shall have the one-time right to terminate (‘Termination Option”) this Lease at any time after the last day of the seventy second (72’) full calendar month after the Commencement Date (“Termination Effective Date”), if

(a)           Tenant is not in default beyond any applicable cure period at the time Tenant exercises its Termination Option or on the Termination Effective Date;

(b)           Tenant delivers to Landlord written notice (“Termination Notice”) exercising its Termination Option at least twelve (12) months prior to the Termination Effective Date;

(c)           Tenant shall be obligated to surrender the Premises in the condition required by the Lease;

(d)           Tenant pays to Landlord with its Termination Notice a termination fee in certified funds equal to five (5) months of gross Rent due on date of Tenant’s Termination Notice date; and

(e)           In the event that the terms and conditions of this Section are not satisfied (expressly including the timely delivery of the Termination Notice), Tenant’s right of termination shall lapse and be of no further force and effect, and the Lease shall remain in effect throughout the remainder of the Term.

26.2        Survival. If Tenant timely exercises the Termination Option, this Lease shall be deemed terminated as though it had expired according to its terms, and Landlord and Tenant shall be relieved of any and all further obligations thereunder, except that the respective rights and obligations of Landlord and Tenant with respect to the Lease and the Premises shall be preserved and shall survive the termination of this Lease as to all matters arising or accruing prior to the date of termination.

26.3        Documentation. Landlord and Tenant shall execute and deliver mutually agreeable and appropriate documentation to evidence the termination of this Lease.

26.4        Non-Severability. The rights of Tenant under this Article shall not be severed from the Lease or separately sold, assigned, or otherwise transferred (except with respect to any Permitted Transferee), and shall expire on the expiration or earlier termination of this Lease.

ARTICLE 27

MISCELLANEOUS

27.1                        Relationship of Parties. Nothing contained in this Lease shall create any relationship between the parties hereto other than that of landlord and tenant, and it is acknowledged and agreed that Landlord does not in any way or for any purpose become a partner of Tenant in the conduct of its business, or a joint venturer or a member of a joint or common enterprise with Tenant.

27.2                        Consent Not Unreasonably Withheld. Except as otherwise specifically provided, whenever consent or approval of Landlord or Tenant is required under the terms of this Lease, such consent or approval shall not be unreasonably withheld. conditioned or delayed. Landlord’s or Tenant’s sole remedy, if the non-consenting party unreasonably withholds or delays consent or approval, shall be an action for specific performance, and neither party shall be liable for damages. If either party withholds any consent or approval, such party shall on written request deliver to the other party a written statement giving the reasons therefore.

27.3                        Name of Building and Project. Landlord shall have the right in its sole discretion after thirty (30) days’ notice to Tenant, to change the name, number or designation of the Building or the Project (if any), or both, during the Term without liability to Tenant.

27.4                        Applicable Law and Construction. This Lease shall be governed by and construed under the laws of the jurisdiction in which the Building is located, and its provisions shall be construed as a whole according to their common meaning and, because this Lease has been negotiated by both Landlord and Tenant, shall not be interpreted strictly for or against Landlord or Tenant. The words Landlord and Tenant shall include the plural as well as the singular. If this Lease is executed by more than one tenant or landlord, Tenant’s and Landlord’s obligations, as the case may be, shall be joint and several obligations of such executing tenants and landlords. Time is of the essence of this Lease and each of its provisions. The captions of the Articles are included for convenience only, and shall have no effect upon the construction or interpretation of this Lease.

27.5                        Entire Agreement. This Lease, including its Exhibits, contains the entire agreement between the parties hereto with respect to the subject matter of this Lease and shall supersede all prior agreements or understandings between Landlord and Tenant with respect to the subject matter hereof. Tenant acknowledges and agrees that it has not relied upon any statement, representation, agreement or warranty except such as is set out in this Lease including its Exhibits.

27.6                        Offer Irrevocable. Tenant hereby offers to lease from Landlord the Premises under the terms and conditions of this Lease. Landlord shall not be deemed to have made an offer to Tenant by preparing this Lease and no agreement respecting the Premises shall arise or exist between the parties except through the making of this offer by Tenant and the acceptance by Landlord by delivering to Tenant a copy hereof which has been executed by Landlord. This offer shall be irrevocable and open for acceptance by Landlord until 5:00 p.m. on the fifteenth

(15”) business day after execution hereof by Tenant, and if not accepted by then may be withdrawn.

27.7                        Amendment or Modification. Except to the extent as may otherwise specifically be provided in this Lease, no amendment, modification, or supplement to this Lease shall be valid or binding unless set out in writing and executed by the parties hereto in the same manner as the execution of this Lease.

27.8                        Construed Covenants and Severability. All of the provisions of this Lease are to be construed as covenants and agreements as though the words imparting such covenants and agreements were used in each separate Article hereof. Should any provision of this Lease be or become invalid, void, illegal or not enforceable, it shall be considered separate and severable from the Lease and the remaining provisions shall remain in force and be binding upon the parties hereto as though such provision had not been included.

27.9                        No Implied Surrender or Waiver. No provisions of this Lease shall be deemed to have been waived by either party unless such waiver is in writing signed by such respective party. Either party’s waiver of a breach of any term or condition of this Lease shall not prevent a subsequent act, which would have originally constituted a breach, from having all the force and effect of any original breach. Landlord’s receipt of Rent with knowledge of a breach by Tenant of any term or condition of this Lease shall not be deemed a waiver of such breach. Landlord’s failure to enforce against Tenant or any other tenant in the Building any of the Rules and Regulations made under Article 14 shall not be deemed a waiver of such Rules and Regulations. No act or thing done by Landlord, its agents or employees during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid, unless in writing signed by Landlord. Neither the delivery of keys to nor the acceptance thereof by any of the Landlord’s agents or employees, nor the taking possession of the Premises by Landlord after any vacation thereof by Tenant, shall operate as a termination of this Lease or a surrender of the Premises. No payment by Tenant, or receipt by Landlord, of a lesser amount than the Rent due hereunder shall be deemed to be other than on account of the earliest stipulated Rent, nor shall any endorsement or statement on any check or any letter accompanying any check, or payment as Rent, be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy available to Landlord.

27.10                 Successors Bound. Except as otherwise specifically provided, the covenants, terms and conditions contained in this Lease shall apply to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.

27.11                 Letter of Credit. Within forty five (45) days of the Effective Date, Tenant shall deliver to Landlord a letter of credit (“Letter of Credit”) in a form reasonably acceptable to Landlord in the amount of One Million Two Hundred Thousand and no/100 Dollars ($1,200,000.00), issued by a national bank reasonably acceptable to Landlord, naming Landlord as beneficiary and allowing Landlord to draw the Letter of Credit for an Event of Default (that is continuing beyond any applicable notice and cure period) as described in Article 19 of the Lease. The Letter of Credit shall expressly state that it will be (I) in an evergreen form and automatically renew without any action or notice by Landlord required, (ii) be honored by the issuer without inquiry into the accuracy of any such notice or statement made by Landlord; (iii) permit multiple or partial draws up to the stated amount of the Letter of Credit; and (iv) expressly provide that it is transferable to any successor of Landlord or Landlord’s lenders (at no cost to Landlord or its lender). The Letter of Credit shall stand as security for all of Tenant’s obligations under the Lease.

Provided an Event of Default has not occurred (beyond any applicable notice and cure period), the Letter of Credit shall decline annually by Two Hundred Forty Thousand and no/100 Dollars ($240,000.00) on the first anniversary of the Rent Commencement Date, and each annual anniversary thereafter, until such time as the amount of the Letter of Credit is reduced to zero ($0.00), after which the Letter of Credit shall terminate and no Letter of Credit or other security shall be required in connection with this Lease.

If an Event of Default has occurred (beyond any applicable notice and cure period) the Letter of Credit shall not be reduced, and the remaining balance of the Letter of Credit shall stand as security for Landlord for the remainder of the Term. If there is an Event of Default under the Lease by Tenant beyond any applicable notice and cure period, then Landlord, in addition to any other remedy it may have under the Lease, may draw upon the Letter of Credit in an amount necessary to cure any non-monetary Event of Default under the Lease, or a monetary default of any obligation under the Lease beyond any applicable notice or cure period; provided nothing herein shall limit Landlord’s right to draw upon the entire full face value of the Letter of Credit in the event that Landlord exercises its right to terminate Tenant’s possession of the Premises or the Lease as provided under Section 19.3, expressly including any condition expressed in Subsection 19.2 (c) or (d). A draw under the Letter of Credit of less than the full face amount thereof shall not preclude subsequent additional draws thereunder, nor shall one (1) or more draws under the Letter of Credit preclude the exercise, either simultaneously or subsequently, of any rights or remedies of Landlord under the Lease.

27.12                 Lease Approval. Landlord and Tenant represent to the other that each has all the necessary approvals required to execute this Lease.

27.13                 Nondiscrimination. Tenant covenants that this Lease is made and accepted upon and subject to the condition that there shall be no discrimination by Tenant against or segregation of any person or group of persons on account of sex, marital status, race, color, creed, religion, national origin or ancestry in the leasing, subleasing, transferring, use or enjoyment of the Premises.

27.14                 Personal Liability. The obligations of Tenant or Landlord under this Lease do not constitute personal obligations of Landlord’s or Tenant’s individual partners, members, directors, officers, agents, employees or shareholders of Tenant or Landlord, disclosed or undisclosed. Tenant shall look solely to Landlord’s estate in the Land and Building, personal property and equipment used in the operation of the Project and Building, insurance proceeds, and rents and accounts receivable for satisfaction of any liability under or in respect of this Lease or for the satisfaction of Tenant’s remedies for the collection of a judgment (or other legal process) requiring the payment of money by Landlord and no other property and assets of such Landlord or any partner, member, officer, director, agent or shareholder, disclosed or undisclosed, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or in respect of this Lease, the relationship of Landlord and Tenant under this Lease or Tenant’s use of the Land or Building or the use or occupancy of the Premises.

27.15                 Brokerage Commission. Landlord and Tenant each agree to indemnify and hold the other harmless from and against all broker’s or other real estate commissions or fees incurred by the indemnifying party or arising out of its activities with respect to this Lease except as documented herein. Landlord is represented by Nick Pavlakovich of Cushman & Wakefield, Inc. and Tenant is represented by Chris Boston of Gibbons White, Inc. (collectively the “Brokers”). Landlord and Tenant each hereby represent and warrant to the other that it does not recognize and has not used any broker other than the Brokers with respect to this Lease and the negotiation hereof. Landlord hereby agrees to pay Brokers a commission per a separate agreement between Landlord and Brokers.

27.16                 Unavoidable Delay. As used in this Lease, ‘Unavoidable Delay” means fire, explosion and other casualties; war, invasion, insurrection, riot, sabotage, and malicious mischief; strikes, work stoppages or slowdowns and lockouts; condemnation; rules, regulations or orders of civil or military or naval authorities adopted after the date hereof; impossibility of or delay in obtaining materials or reasonable substitutes from suppliers for reasons other than unavailability of funds (excluding any special materials selected by Tenant which are not generally available or for which there are not reasonable substitutes); or any other cause, the occurrence of which, or the extent and duration of the occurrence of which, is not within the reasonable control of the party in question. An Unavoidable Delay shall exist only for the period in which it is not within the reasonable control of the party in question to prevent, control or correct such event. Except as otherwise provided in this Lease, (a) if Landlord or Tenant shall, due to Unavoidable Delay, fail punctually to perform any obligation on its part to be performed under this Lease, then such failure shall be excused and not be a breach of this Lease by the party in question, but only to the extent caused by Unavoidable Delay; or (b) if any right or option of either party to take any action under or with respect to this Lease is conditioned upon the same being exercised within any prescribed period of time or some specified date, then such prescribed period of time and such specified date shall be deemed to be extended or delayed, as the case may be, for a period equal to the period of the Unavoidable Delay. Notwithstanding the foregoing, Unavoidable Delay shall not be applicable to determining the date of commencement of, or the continuance of, Tenant’s obligation to pay Rent or its obligations to pay any other sums, moneys, costs, charges or expenses required to be paid by Tenant hereunder (whether or not Tenant’s Work is thereby delayed beyond the Construction Period) or to the date by which Tenant must exercise any right or option under this Lease, including without limitation to terminate this Lease or to extend the Term.

27.17                 Hazardous Materials. Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically or chemically active or other hazardous substances, or materials on or about the Premises or any other portion of the Project, nor shall Tenant allow the storage or use of such substances or materials on or about the Premises or any other portion of the Project, nor allow to be brought into the Premises or any other portion of the Project any such materials or substances in violation of applicable laws. Without limitation, hazardous substances and materials shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource

Conservation and Recovery Act, the Superfund Amendments and Re-authorization Act of 1986, the Occupational Safety and Health Act, the Clean Water Act, any amendments to such Acts, and any federal, state or municipal laws, ordinances, regulations or common law which may now or hereafter impose liability on Landlord with respect to hazardous substances (“Hazardous Substances”). Hazardous Substances shall not include, and this Lease will not be construed to prohibit, Tenant’s use or storage of incidental quantities or supplies or products which are commonly used in offices or Tenant’s business, such as copier fluid and ordinary cleanings supplies, provided any such product is disposed of properly. Tenant will be solely responsible for and will defend, indemnify and hold Landlord, its agents and employees harmless from and against all claims, costs and liabilities, including attorneys’ fees, court costs, and other expenses of litigation (i) arising out of or in connection with any breach of this Section, or (ii) arising out of or in connection with the removal, clean-up and restoration work and materials necessary to return the Premises and the Project and any other property of whatever nature located therein to their condition existing prior to the introduction of Hazardous Substances in or about the Premises or Project by Tenant. if any lender or governmental agency shall ever require testing to ascertain whether or not there has been any hazardous materials on or about the Premises (or, as a result of Tenant’s actions, on or about other portions of the Project) based upon reasonable cause attributable to Tenant, then the costs thereof to the extent that Tenant is finally determined to be responsible shall be reimbursed by Tenant to Landlord upon demand. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord’s request concerning Tenant’s knowledge and belief regarding the presence of Hazardous Substances on the Premises. The within covenants and indemnity shall survive the expiration or earlier termination of the Term. Landlord will be solely responsible for and will defend, indemnify and hold Tenant, its agents and employees harmless from and against all claims, costs and liabilities, including attorneys’ fees, court costs, and other expenses of litigation arising out of or in connection with the non-compliance of any Hazardous Substances, and the removal, clean-up and restoration work and materials necessary to related thereto; provided that such non-compliance is not the result of Tenant, its employees’, contractor’s or agent’s actions. The within covenants and indemnity shall survive the expiration or earlier termination of the Term. Notwithstanding the foregoing, Landlord represents that to best of Landlord’s actual knowledge, Landlord has not received any notification of non-compliance of any laws applicable to Hazardous Substances in the Building or the Project.

27.18                 Authorization. Each party represents and warrants to the other party that the individual executing this Lease on behalf of such party is duly authorized and empowered to do so, and that all corporate action necessary thereto has been duly taken.

27.19                 No Air Rights. This Lease does not grant any easements or rights for light, air or view. Any diminution or blockage of light, air or view by any structure or condition now or later erected will not affect this Lease or impose any liability on Landlord.

27.20                 Recording; Confidentiality. Tenant will not record this Lease, or a short form memorandum. Landlord and Tenant agree to keep the Lease terms, provisions and conditions confidential and will not disclose them to any other person. However, Landlord or Tenant may disclose Lease terms, provisions and conditions to Tenant’s accountants, attorneys, managing employees, lenders, merger candidates, Permitted Transferees, assignees, purchasers, partners and partner candidates and others in privity with Tenant or Landlord, as reasonably necessary

For Tenant’s or Landlord’s business purposes. Notwithstanding the foregoing, no earlier than 30 days after the Effective Date (or such earlier time as consented to by the non-disclosing party), either party shall have the right to provide the other party written notice of its intent to publish a tombstone or other public announcement of this Lease without releasing any of the terms or conditions other than size and Term.

27.21                 Alternate Electricity Provider. Tenant shall not have the right to utilize services of an alternative electricity provider other than the public utility that is servicing the Building as of the date of Tenant’s execution of this Lease unless Landlord makes an alternative electricity provider available to any other tenants of the Project.

27.22                 Non-Severability. The rights of Tenant under this Lease shall not be severed from this Lease or separately sold, assigned, or otherwise transferred, and shall expire on the expiration or earlier termination of this Lease.

27.23                 Prohibited Persons and Transactions. Tenant and Landlord (each, a ‘‘Representing Party”) each represents and warrants to the other (I) that neither the Representing Party nor any person or entity that directly owns a ten percent (10%) or greater equity interest in it nor any of its officers, directors or managing members is a person or entity (each, a “Prohibited Person”) with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including Executive Order 13224 (the “Executive Order”) signed on September 24, 2001 and entitled “Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism”), or other governmental action, (ii) that the Representing Party’s activities do not violate the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001 or the regulations or orders promulgated thereunder (as amended from time to time, the “Money Laundering Act”), and (iii) that throughout the term of the Lease the Representing Party shall comply with the Executive Order and with the Money Laundering Act.

27.24                 Taxable REIT Subsidiary. if Landlord or any affiliate of Landlord has elected to qualify as a real estate investment trust (“REIT”), any service required or permitted to be performed by Landlord pursuant to this Lease, the charge or cost of which may be treated as impermissible tenant service income under the laws governing a REIT, may be performed by an independent contractor of Landlord, Landlord’s property manager, or a taxable REIT subsidiary that is affiliated with either Landlord or Landlord’s property manager (each, a “Service Provider”). If Tenant is subject to a charge under this Lease for any such service, then, at Landlord’s direction, Tenant will pay such charge either to Landlord for further payment to the Service Provider or directly to the Service Provider, and, in either case, (i) Landlord will credit such payment against any charge for such service made by Landlord to Tenant under this Lease, and (ii) such payment to the Service Provider will not relieve Landlord from any obligation under the Lease concerning the provisions of such service.

27.25                 Parking. Not less than sixty (60) days prior to the Commencement Date, or more than thirty (30) days after the Commencement Date, Tenant shall have the option to rent a number of parking spaces at the “Parking Garage” (as further described in subsection 1.1(e) of

Exhibit B) based upon a ratio of one (1) unreserved parking space for each 1,200 rentable square feet of space in the Premises, at then current market rates established by Landlord from time to time. The current monthly rate is $200.00 per unreserved parking space and $300.00 per reserved un-posted space. In the event Tenant does not rent such parking spaces during the time provided above, or discontinues the payment for any of the above referenced parking spaces for a period of thirty (30) days or more, such spaces shall be deemed surrendered and will be returned to Landlord as available inventory. Included in Tenant’s parking ratio is the right to use five (5) of its allocated spaces to park Tenant owned vehicles overnight in the Parking Garage. Thereafter, by written notice, Tenant may lease additional spaces (up to the maximum number of reserved and unreserved spaces set forth in this Section 27.25) by notice to Landlord in the event such additional spaces have not been committed or leased to other tenants or prospective tenant, provided Landlord has no obligation to terminate any other tenant’s parking. In addition, the Parking Garage has up to 54 parking spaces for the Building tenants’ invitees on a first come — first serve basis at the current daily rate of $12.00 for the first hour with a maximum daily rate of $20.00, which rate is subject to change.

Landlord represents that during the Term, Landlord will not permanently demolish the Parking Garage (other than as a result of casualty) for any other purpose, or materially and adversely affect Tenant’s use of the Parking Garage, other than for scheduled maintenance, repair or restoration. In the event that the Parking Garage is permanently demolished, or Tenant’s use is interrupted, as described herein, Landlord will use reasonable efforts to find Tenant alternative parking in an area within 2 blocks of the Building.

27.26                 Rooftop Space. Provided that Tenant is occupying the Premises and no uncured Event of Default exists, Tenant shall have the right to lease space on the roof of the Building on a non-exclusive basis, to install one (1) satellite dish or antenna within a mutually agreed upon location (“Rooftop Space”) at any time during the Term of this Lease, including any extension thereof. If Tenant elects to lease the Rooftop Space, Landlord and Tenant shall enter into a separate rooftop agreement on Landlord’s standard form based upon mutually agreed upon terms as follows:

(a)                                 Tenant shall pay the current rooftop rental rate equal to $200.00 per month per diameter foot; provided nothing herein shall limit Landlord’s right to increase the rate in the future based on the rate charged to any new tenant;

(b)                                 installation and review of Tenant’s plans for the satellite dish or antenna by Landlord shall be at Tenant’s sole cost and expense; and

(c)                                  upon expiration of the Term, Tenant shall be obligated to remove all equipment and materials installed on the rooftop servicing the Rooftop Space, and shall be responsible for all repair to the Rooftop Space arising from such removal.

27.27                 Back-up Generator. At any time during the Term, Tenant shall have the right to install in the Parking Garage (as defined in Exhibit B), in a location reasonably designated by Landlord, and maintain and exclusively use for Tenant’s own benefit, a diesel backup generator, the size and location to be consented to by Landlord (the generator and any substitutions and replacements thereof being the “Backup Generator”); provided, Tenant shall:

(i)                                    be solely responsible for the installation of the Backup Generator and connection to the Premises pursuant to plans and specifications approved by Landlord;

(ii)                                be solely responsible for the maintenance, replacement (if necessary) and repair, and appearance of the Backup Generator, in a manner consistent with a Class A building and Parking Garage, and insuring it in the manner required by this Lease;

(iii)                            disconnect the Backup Generator from the Premises and remove it from the Parking Garage on or prior to the expiration of the Term, and such removal will be performed outside of Normal Business Hours and on weekends;

(iv)                             be responsible for the payment of a Parking Space rate for each Parking Space occupied by the Backup Generator in accordance with Section 27.25 above;

(v)                                 be responsible for any utility costs arising from the use of such Backup Generator;

(vi)                             be responsible for taking reasonable steps to secure the Backup Generator from the general public, and for providing Landlord access to the Backup Generator in the event of an emergency affecting the Backup Generator;

(vii)                         indemnify and hold harmless Landlord from any damage or liability arising from the Backup Generator (expressly including any spills of generator fuel), except to the extent such damage or liability is caused by the gross negligence or willful misconduct of Landlord or its employees, agents, contractors or representatives.

Notwithstanding anything in this Lease to the contrary, the Backup Generator shall not be deemed a part of the Improvements subject to the Allowance described in Article 22 above.

27.28                 Relocation/Redevelopment. Landlord shall have no right to substitute different space in the Project or elsewhere for the Premises or relocate Tenant during the Term, as extended if applicable, nor to terminate this Lease by reason of the renovation or redevelopment of the Project.

27.29                 Legal Proceedings. This Lease shall be governed exclusively by the provisions hereof and by the laws of the State of Colorado as the same may from time to time exist. Any dispute resulting in litigation hereunder shall be resolved in court proceedings instituted in the City and County of Denver, Colorado, and in no other jurisdiction. If either Landlord or Tenant commences any litigation or judicial action to determine or enforce any of the provisions of this Lease, the prevailing party in any such litigation or judicial action, after a final and binding determination, shall be awarded all of its costs and expenses (including, but not limited to, reasonable attorneys’ fees, costs and expenditures) from the non-prevailing party.

27.30                 Counterparts. This Lease may be executed in multiple counterparts, and initially electronically, and each of which when so executed when taken together shall constitute one and the same agreement. Electronic signatures shall be treated as original for purposes of the Effective Date, provided each party shall thereafter forward to the other original signatures.

IN WITNESS OF THIS LEASE, Landlord and Tenant have properly executed it as of the date set out on page one.

LANDLORD:

BOP 1801 California Street LLC and
BOP 1801 California Street II LLC

By:	/s/ David Stemberg
Name:	David Stemberg
Title:	Executive Vice President

TENANT:

SendGrid, Inc.

By:	/s/ Michael Tognetti
Name:	Michael Tognetti
Title:	SVP & General Counsel

Actual date of Tenant’s execution:

March 25, 2016

Note:                  The names and titles of the persons executing or witnessing the execution of tis Lease should be typewritten or legibly printed on the lines indicated above.

SIGNATURE PAGE TO LEASE OF OFFICE SPACE

EXHIBIT A

A-1

EXHIBIT A

(continued)

A-2

EXHIBIT B

1801 CALIFORNIA STREET
DENVER, COLORADO

SECTION 1                            WORDS AND PHRASES

1.1                               Definitions. In the Lease, including this Exhibit:

(a)                                 “Building” means the building in which the Premises are located currently known as 1801 California Street, being the fifty-four (54) story office tower located on the Land and forming part of the Project (except entrance lobbies, elevator cores and stairwells, vertical duct work and mechanical systems, and structural supports), including street and below street level space leased or designated for lease by Landlord to tenants for retail or service stores and for storage, and support.

(b)                                 “Common Areas” means at any time those portions of the Project not leased or designated for lease to tenants that Landlord provides for use in common by (or by the sublessees, agents, employees, customers, or licensees of), Landlord, Tenant, and any other tenants of the Project, whether or not those areas are open to the general public, and includes any fixtures, chattels, systems, decor, signs, facilities, or landscaping contained, maintained, or used in connection with those areas, and is deemed to include any city sidewalks adjacent to the Land and any pedestrian walkway system, whether above or below grade, park, or other facility open to the general public for which Landlord is subject to obligations arising from the Land and Project.

(c)                                  “Delivery Facilities” means those portions of the Common Areas on or below street level from time to time designated by Landlord as facilities to be used in common by Landlord, tenants of the Project, and others for purposes of loading, unloading, delivery, dispatch, and holding of merchandise, goods, and materials entering or leaving the Project, and giving vehicular access to the Project.

(d)                                 “Land” means those lands in the City and County of Denver, State of Colorado, legally described as:

PARCEL A: A PARCEL OF LAND BEING ALL OF LOTS 10 TO 23 AND A PORTION OF LOTS 7 TO 9, 24, 25 AND 26, AND A PORTION OF ADJACENT VACATED ALLEY, ALL IN BLOCK 142, EAST DENVER, THE PLAT OF WHICH IS RECORDED IN PLAT BOOK 1, PAGE 1.

PARCEL B: A PORTION OF LOTS 25 AND 26, BLOCK 142, EAST DENVER, THE PLAT OF WHICH IS RECORDED IN PLAT BOOK 1, PAGE 1, LYING BELOW DENVER DATUM ELEVATION 60.3.

PARCEL C A PORTION OF LOTS 7 AND 8, BLOCK 142, EAST DENVER, THE PLAT OF WHICH IS RECORDED IN PLAT BOOK 1, PAGE ‘1, LYING BELOW DENVER DATUM ELEVATION 46.8.

AND TOGETHER WITH all rights in and to any licenses, permits, or easements granted in favor of the development and use of the Land; and shall be deemed to include additional [and in which Landlord has an interest from time to time which is contiguous to the Land (or contiguous to a public street that is contiguous to the Land) and which Landlord has improved for use in connection with the Land, and shall be deemed to exclude any parts of the Land which are transferred from time to time.

(e)                                  “Parking Garage” means the parking garage adjacent to the Building and located at 1847 California Street, Denver, Colorado.

(f)                                   “Project” means the Land, Parking Garage, Building, and those developments and improvements in which Landlord has an interest from time to time and which are located on the Land, Parking Garage, and/or the Building.

(g)                                  “Section” means a section of this Exhibit B.

1.2                               Normal Business Hours. Except as otherwise specifically provided in the Lease, normal business hours for the Building shall be from 7:00 a.m. to 6:00 p.m., Monday through Friday of each week, and 9:00 a.m. to 1:00 p.m. on Saturday, excluding days which are legal or statutory holidays in the jurisdiction in which the Building is located, subject to change by Landlord, provided that the Landlord shall not reduce the hours of operation.

SECTION 2                            DETERMINATION OF OCCUPANCY COSTS

2.1                               Definitions. In this Section 2:

(a)                                 “Taxes” means the aggregate of all taxes, rates, charges, levies, and assessments imposed by any governmental or quasi-governmental or other taxing authority upon or in respect to the real property interest in the Project or any tax imposed on the capital invested in the Project. In determining Taxes, any income, profits, or excess profits tax imposed upon the income of Landlord and any other tax of a personal nature charged or levied against the Landlord shall be excluded, except to the extent that such is levied in lieu of taxes, rates, charges, or assessments in respect of the Land or improvements on the Land.

(b)                                 “Tax Cost” means that portion of Taxes accruing in respect of the calendar year in which the Fiscal Year begins as it relates to the Project.

(c)                                  “HVAC Cost” means a percentage of the costs attributable to the Building in the Fiscal Year for the operation, repair, and maintenance of the systems for heating, ventilating, and air conditioning the Project, as established by Landlord from time to time on a fair and equitable basis which reflects load and hours of operation.

(d)                                 “General Project Expense” means all costs, charges, and expenses in respect of a Fiscal Year directly attributable to the operation, repair, and maintenance of the Project.

(e)                                  “Common Areas Expense” means all costs, charges, and expenses in respect of a Fiscal Year attributable to the operation, repair, and maintenance of the Common Areas.

(f)                                   “Square Feet in the Building” means the aggregate of the rentable areas of the Building calculated on a single tenancy floor basis, provided that if, from time to time, there is a material change in the rentable space in the Building, Square Feet in the Building shall, from the effective date of the change until any further change, mean the number of square feet in the Building determined on completion of that change on the basis set out in Section 3.00, provided that in no event will a change in the Square Feet of the Building increase Tenant’s proportionate share of Occupancy Costs, as determined pursuant to in Section 2.02 below; or the amount of Rent then due and payable by Tenant at the time of remeasurement.

(9)                                 “Square Feet in the Premises” means the aggregate of the numbers of square feet set out in the definition of Premises under Article 1.01 of the Lease.

2.2                               “Occupancy Costs.” Occupancy Costs for any Fiscal Year is an amount equal to Operating Cost (as defined in Section 2.03) in respect of that Fiscal Year multiplied by the Square Feet in the Premises.

2.3                               Determination of Operating Cost. “Operating Cost” means a per square foot amount in respect of a Fiscal Year established in accordance with generally accepted accounting principles and confirmed in a certificate of Landlord, and equal to the sum of the following costs, divided by the Square Feet in the Building:

(a)                                 all costs, charges, and expenses directly attributable to the provision of the services required to be provided by Landlord under the Lease, and the operation, repair, and maintenance of the Project, including, without limitation, Tax Cost and HVAC Cost, and all indirect costs that are reasonably attributable to the operation, repair, and maintenance of the Building, including, without limitation, accounting, administrative, and legal costs; and

(b)                                 a portion of Common Areas Expense and General Project Expense as established by Landlord from time to time on a fair and equitable basis; and

(c)                                  a charge for property management services no greater than three percent (3%) of Landlord’s gross revenue from the Building in such Fiscal Year, excluding revenues under this Section 2.03(c). For purposes of this Section 2.03(d), Rent shall be deemed to be paid for not less than ninety-five percent (95%) of the Square Feet in the Building at a rate equal to the average Rent of the leases in place during the Fiscal Year; and

(d)                                 all expenses properly allocable to the Fiscal Year for any capital improvement or structural repair incurred to reduce or limit increases in Operating Cost, or required by Landlord’s insurance carrier or by any change in the laws, rules, regulations or orders of any governmental or quasi-governmental authority having jurisdiction, or capital expenses resulting from repair, replacement, or maintenance, which expenses shall be repaid in equal monthly installments together with interest at the prime rate plus two and one-half percent (2.5%) amortized over the lesser of the useful capital life of the capital improvement or structural repair or the operational savings payback period.

2.4                               Limitation on Operating Cost. Notwithstanding the foregoing, in determining Operating Cost, the cost (if any) of the following shall be excluded:

(a)                                 Leasing commissions;

(b)                                 The cost of tenant finish improvements including without limitation permit, license and inspection cost provided for the benefit of other tenants or proposed tenants in the Building;

(c)                                  Depreciation of the Building;

(d)                                 The cost of services separately charged to and paid by another tenant in the Building;

(e)                                  Interest payments and financing costs associated with Building financing;

(f)                                   Legal fees associated with the preparation, interpretation and/or enforcement of leases;

(g)                                  Repairs and replacements for which and to the extent that Landlord has been reimbursed by insurance or condemnation proceeds and/or paid pursuant to warranties or paid by third parties;

(h)                                 Advertising and promotional expenses for the purposes of leasing space in the Building;

(i)                                     Costs representing amounts paid to an affiliate of Landlord for services or materials which are in excess of the commercially competitive rates which would have been paid in the absence of such relationship;

(j)                                    Ground lease rent, and interest, points and fees on debt or amortization on or for any mortgage or mortgages encumbering the Building or the Project or any part thereof, and all principal, escrow deposits and other sums paid on or in respect to any indebtedness (whether or not secured by a mortgage lien) and on any equity participation of any lender or lessor, and all costs incurred in connection with any financing, refinancing or syndication of the Project, Building or any part thereof;

(k)                                 All items and services for which Tenant or any other tenant in the Building reimburses Landlord with the exception of any reimbursement for Operating Cost, or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement and all other expenditures for which Landlord is, or has the right to be, reimbursed or indemnified;

(l)                                     Electric power and other utility costs for which any tenant or occupant of the Building directly contracts with the local public service company, or directly reimburses Landlord outside of Operating Costs;

(m)                             Taxes and assessments attributable to the property of any tenant;

(n)                                 Any costs of artwork or improvements which are in excess of those typically provided in first class office buildings;

(o)                                 Dues, fees, and contributions paid to civic and philanthropic organizations;

(p)                                 Any franchise fees;

(q)                                 Costs incurred in removing other tenant’s entity’s or individual’s property from the Building;

(r)                                    Auditors and accountant fees associated with the Building;

(s)                                   Land acquisition costs;

(t)                                    Costs incurred due to Landlord’s or any tenant’s violation of the terms and conditions of any lease or rental agreement in the Building or Project;

(u)                                 Costs associated with operating the entity or entities which constitutes Landlord, as the same are distinguished from the costs of operation of the Building or Project, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee, costs (including attorneys’ fees and costs of settlement judgments and payments in lieu thereof) arising from claims, disputes or potential disputes in connection with potential or actual claims, litigation or arbitration pertaining to Landlord’s ownership of the Building or Project (expressly excluding any tax dispute or insurance claim);

(v)                                 Costs, including attorneys’ fees and settlement judgments and/or payments in lieu thereof, arising from actual or potential claims, disputes, litigation or arbitration pertaining to Landlord and/or the Building or Project, as it relates to any other tenant;

(w)                               Tax penalties and interest incurred as a result of Landlord’s negligent or willful failure to make payments and/or to file any income tax or informational return(s) when due;

(x)                                 Any charitable or political contributions;

(y)                                 Costs of repairs which would have been covered by casualty insurance but for Landlord’s failure to maintain casualty insurance to cover the replacement value of the Building or Project as required by this Lease;

(z)                                  Capital expenditures not otherwise permitted hereunder;

(aa)                          The assessment or billing of operating expenses that results in Landlord being reimbursed more than one hundred percent (100%) of the total Operating Cost for the Fiscal Year in question;

(bb)                          Any compensation paid or expenses reimbursed to clerks, attendants or other persons working in any commercial concession(s) operated by Landlord;

(cc)                            Rentals for items (except when needed in connection with normal repairs and maintenance of permanent systems) which if purchased, rather than rented, would constitute a capital expenditure which is specifically excluded in (z) above (excluding, however, equipment not affixed to the Building which is used in providing janitorial or similar services; or equipment in the fitness center);

(dd)                          Costs arising from defects in the original construction of the Building or Project;

(ee)                            Landlord’s general corporate overhead and general and administrative expenses;

(ff)                              Any and all costs arising from the presence and non-compliance of Hazardous Substances (as defined in this Lease) in or about the Premises, the Building, the Land, and the Project, expressly excluding any non-compliance of Hazardous Substances which arise out of an act by Tenant, its agents or employees; and

(gg)                            Wages, salaries, fees, fringe benefits, and any other form of compensation paid to any executive employee of Landlord and/or Landlord’s managing agent (other than Patrick Hilleary, who oversees the property management and construction projects in the Building), and pro-rated in the event said person(s) manage more than one office building.

Landlord shall (i) not make a profit by charging items to Operating Costs that are otherwise also charged separately to others, and (ii) Landlord shall not collect and retain Operating Costs from Tenant and all other tenants/occupants in the Building in an amount in excess of what Landlord incurred for the items included in such costs; provided nothing herein shall exclude any management fee otherwise permitted hereunder. Any net refunds or discounts actually received by Landlord for any category of Operating Costs shall reduce Operating Costs in the applicable Fiscal Year (pertaining to such category of Operating Costs).

2.5                               When Services Are Not Provided. Notwithstanding Section 2_03, when and if any service (such as janitorial service) which is normally provided by Landlord to tenants of the Building in their premises:

(a)                                 is not provided by Landlord in the Premises under the specific terms of this Lease, then in determining Occupancy Costs for Tenant, the cost of that service (except as it relates to Common Areas, and to those areas of the Building from time to time not designated for leasing or designated by Landlord for use by or for the benefit of Tenant [or by or for the benefit of the sublessees, agents, employees, customers, or licensees of Tenant] in common with all other tenants and other persons in the Building) shall be excluded, and

(b)                                 is not provided by Landlord in a significant portion of the Building, then in determining Occupancy Costs (excluding Tax Cost) for Tenant, the cost of that service shall be divided by the difference between the Square Feet in the Building and the number of square feet in the Building in which Landlord does not provide such service, determined on the basis set out in Section 3.01.

2.6                               Partial Fiscal Year. If the Term commences after the beginning of or terminates before the end of a Fiscal Year, any amount payable by Tenant or Landlord under Section 2.02 shall be adjusted proportionately.

2.7                               Shared Facilities, Services, and Utilities. If any facilities, services, or utilities:

(a)                                 for the operation, repair, and maintenance of the Project are provided from another building or other buildings owned or operated by Landlord or any affiliate of Landlord or any agent of Landlord, or

(b)                                 for the operation, repair, and maintenance of another building or other buildings owned or operated by Landlord or any affiliate of Landlord, or any agent of Landlord are provided from the Project, the net costs, charges, and expenses therefor shall, for the purposes of Section 2.03, be allocated by Landlord between the Project and the other building or buildings on a fair and equitable basis.

2.8                               Separate Assessment of Taxes. Notwithstanding Sections 2.02 and 2.03, if Taxes for the Premises and all other portions of the Land and Building leased or designated for lease to tenants are assessed separately for each tenant by any competent authority:

(a)                                 the amount payable in respect of the Premises shall be included in Occupancy Costs, and

(b)                                 the amount payable in respect of the Premises and on all other portions of the Land and Building leased or designated for lease to tenants shall be excluded from Taxes for the purpose of determining Operating Cost.

SECTION 3                            DETERMINATION OF SQUARE FEET IN THE PREMISES (AS APPLICABLE)

3.1                               Office Space - Single Tenancy Floors. In accordance with BOMA standards, the number of square feet of office space in the Premises on a single tenancy floor in the Building (if any) shall be calculated from dimensioned Architect’s drawings to the inside face of the outside pane of the glass in the permanent exterior building walls (whether or not the glass extends to the floor) or to the inside finish of those walls if they contain no glass. It shall include all space within exterior building walls, except for stairs (other than stairs exclusively serving a tenant occupying offices on more than one floor), elevator shafts, flues, pipe shafts, vertical ducts, and other vertical risers which penetrate the floor, and shall include a portion of unallocated space in the Building as reasonably determined by Landlord. No deduction shall be made for washrooms, janitorial closets, air conditioning rooms, fan closets, or for electrical or telephone cupboards within and servicing only that floor or servicing a single tenant on more than one floor, or for any other rooms, corridors, or areas available to the tenant on that floor for its use, furnishings, or personnel, or for any columns located wholly or partially within the space or for any enclosures around the periphery of the Building used for the purpose of heating, ventilating, or cooling.

3.2                               Office Space - Multiple Tenancy Floors. The number of square feet of office space in the Premises on a multiple tenancy floor in the Building (if any) shall be calculated from dimensioned Architect’s drawings to the inside face of the outside pane of the glass as described in Section 3.01 for a single tenancy floor, to the face of permanent interior walls and to the center line of demising partitions and shall include a portion of unallocated space in the Building as determined by Landlord. No deduction shall be made for washrooms, janitorial closets, air conditioning rooms, fan closets, or for electrical or telephone cupboards within and servicing only that floor, or for any other rooms, corridors, or areas available to the tenants on that floor for their use, furnishings, or personnel, or for any columns located wholly or partially within the space, or for any enclosures around the periphery of the Building used for the purpose of heating, ventilating, or cooling.

3.3                               Re-measurement Rights. At any time during the Term, Landlord shall have the right to re-measure the Building pursuant to the measurement standards described as follows (or the then-current measurement standards):

Square Feet. The number of Square Feet in the Building or any part of the Building, including the Premises, shall be calculated in accordance with the then current ANSI/BOMA Z65 standards or such replacement standard.

Notwithstanding the foregoing, Landlord represents that Tenant’s Occupancy Costs shall not be increased as a result of the re-measurement, nor shall Tenant’s then current Rent due and payable under the Lease be increased as a result of such re-measurement.

SECTION 4                            LOADING AND DELIVERY

4.1                               The delivery and shipping of merchandise, supplies, fixtures, and other materials or goods of whatsoever nature to or from the Premises and all loading, unloading, and handling thereof shall be done only at such times, in such areas, by such means, and through such docks, entrances, malls, elevators, and corridors, as are reasonably designated by Landlord.

4.2                               Unless caused by the gross negligence or willful misconduct of the Landlord, its employees, contractors or agents, Landlord accepts no liability and is hereby relieved and released by Tenant in respect of the operation of the Delivery Facilities, or the adequacy thereof, or of the acts or omissions of any person or persons engaged in the operation thereof, or in the acceptance, holding, handling, delivery, or dispatch, or failure of any acceptance, holding, handling, or dispatch, or any error, negligence, or delay therein.

4.3                               In acting reasonably, Landlord may from time to time make and amend regulations for the orderly and efficient operation of the Delivery Facilities, and may require the payment of reasonable and equitable charges for delivery services provided by Landlord.

EXHIBIT C

RULES AND REGULATIONS

1.                                      Security. Landlord may from time to time adopt appropriate systems and procedures for the security or safety of the Building, any persons occupying, using or entering the same, or any equipment, finishings or contents thereof, and Tenant shall comply with Landlord’s reasonable requirements relative thereto.

2.                                      Locks. Landlord may from time to time install and change locking mechanisms on entrances to the Building, common areas thereof, and the Premises, and (unless 24-hour security is provided by the Building) shall provide to Tenant a reasonable number of keys and replacements therefor to meet the bona fide requirements of Tenant. In these rules, keys include any device serving the same purpose. Tenant shall not add to or change existing locking mechanisms on any door in or to the Premises without Landlord’s prior written consent. If with Landlord’s consent, Tenant installs lock(s) incompatible with the Building master locking system:

(a)                                 Landlord, without abatement of Rent, shall be relieved of any obligation under the Lease to provide any service to the affected areas which require access thereto,

(b)                                 Tenant shall indemnify Landlord against any expense as a result of forced entry thereto which may be required in an emergency, and

(c)                                  Tenant shall at the end of the Term and at Landlord’s request remove such lock(s) at Tenant’s expense and repair any resulting damage.

3.                                      Return of Brass Keys and Card Keys. At the end of the Term, Tenant shall promptly return to Landlord all keys for the Building and Premises which are in possession of Tenant, its employees, agents or invitees. Landlord may charge Tenant a reasonable fee for all keys and card keys not returned to Landlord at the end of the Term.

4.                                      Windows. Tenant shall observe Landlord’s rules with respect to maintaining window coverings at all windows in the Premises so that the Building presents a uniform exterior appearance, and shall not install any window shades, screens, drapes, covers or other materials on or at any window in the Premises without Landlord’s prior written consent. Tenant shall ensure that window coverings are closed on all windows in the Premises while they are exposed to the direct rays of the sun.

5.                                      Repair, Maintenance, Alterations and Improvements. Tenant shall carry out Tenant’s repair, maintenance, alterations and improvements in the Premises only during times agreed to in advance by Landlord in a manner which will not interfere with the rights of other tenants in the Building, and in accordance with Landlord’s construction and contractor rules and regulations.

6.                                      Water/Restroom Fixtures. Tenant shall not use water or restroom fixtures for any purpose for which they are not intended, nor shall water be wasted by tampering with such fixtures. Any cost or damage resulting from such misuse by Tenant shall be paid for by Tenant.

7.                                      Personal Use of Premises. The Premises shall not be used or permitted to be used for residential, lodging or sleeping purposes or for the storage of personal effects or property not required for business purposes.

8.                                      Heavy Articles. Tenant shall not place in or move about the Premises without Landlord’s prior written consent any safe or other heavy article which in Landlord’s reasonable opinion may damage the Building or the Premises, and Landlord may designate the location of any heavy articles in the Premises. Tenant is responsible for all costs, if any, incurred by Landlord for structural engineering review.

9.                                      Carpet Pads. In those portions of the Premises where carpet has been provided directly or indirectly by Landlord, Tenant shall at its own expense install and maintain pads to protect the carpet under all furniture having casters other than carpet casters.

10.                               Bicycles, Animals. Tenant shall not bring any animals, including mammals, reptiles, fish, etc., with the exception of working animals to assist the disabled, into the Building without Landlord’s prior written consent and shall not permit bicycles or other vehicles inside or on the sidewalks outside the Building except in areas designated from time to time by Landlord for such purposes.

11.                               Deliveries. Tenant shall ensure that deliveries of materials and supplies to the Premises are made through such entrances, elevators and corridors and at such times as may from time to time be designated by Landlord, and shall promptly pay or cause to be paid to Landlord the cost of repairing any damage in the Building caused by any person making such deliveries.

12.                               Furniture and Equipment. Tenant shall ensure that furniture and equipment being moved into or out of the Premises is moved through such entrances, elevators and corridors and at such times as may from time to time be designated by Landlord, and by movers or a moving company approved by Landlord, and shall promptly pay or cause to be paid to Landlord the cost for repairing any damage in the Building caused thereby.

13.                               Solicitations. Landlord reserves the right to restrict or prohibit canvassing, soliciting or peddling in the Building.

14.                               Food and Beverages. Only persons approved from time to time by Landlord may prepare, solicit orders for, sell, serve or distribute foods or beverages in the Building, or use the elevators, corridors or common areas for any such purpose. Except with Landlord’s prior written consent and in accordance with arrangements approved by Landlord, Tenant shall not permit on the Premises the use of equipment for dispensing food or beverages or for the preparation, solicitation of orders for, sale, serving or distribution of food or beverages. Tenant shall not permit cooking within the Premises, Microwave ovens may be used by employees, agents or invitees only for the purposes of reheating food or drinks .

15.                               Refuse. Tenant shall place all refuse in proper receptacles provided by Tenant at its expense in the Premises or in receptacles (if any) provided by Landlord for the Building, and shall keep sidewalks and driveways outside the Building, and lobbies, corridors, stairwells, elevator vestibules, ducts and shafts of the Building, free of all refuse. Tenant shall not utilize Landlord-provided receptacles for the disposal of hazardous materials, including but not limited to paint and computer equipment, including video display monitors.

16.                               Obstructions. Tenant shall not obstruct or place anything in or on the sidewalks or driveways outside the Building or in the lobbies, corridors, stairwells or other common areas of the Building, or use such locations for any purpose except access to and egress from the Premises without Landlord’s prior written consent. Landlord may remove at Tenant’s expense any such obstruction or thing (unauthorized by Landlord) without notice or obligation to Tenant.

17.                               Dangerous, Immoral or Illegal Activities. Tenant shall not make use of the Premises which involves the danger or injury to any person, nor shall the same be used for any immoral or illegal purpose.

18.                               Proper Conduct. Tenant shall not conduct itself in any manner, including but not limited to gestures, language, noise, and attire, that is inconsistent with the character of the Building as a first quality building or which will impair the comfort and convenience of other tenants in the Building.

19.                               Employees, Agents and Invitees. In these Rules and Regulations, the term “Tenant” includes the employees, agents, invitees and licenses of Tenant and others permitted by Tenant to use or occupy the Premises.

20.                               Housekeeping. Tenant shall prevent paper, books, magazines, and other obstructions from blocking heating, ventilating and air conditioning diffusers, or from being stacked within 18 inches of the ceiling, or from causing any other interference with the fire/life safety, security, elevator, heating, ventilating and/or air conditioning systems within the Premises.

21.                               Energy Conservation. Tenant shall make every effort to practice energy conservation within the Premises including turning off lights and equipment, etc. at the end of the day, and will cooperate with Landlord in establishing and implementing such conservation programs as Landlord may from time to time develop_

22.                               Weapons and Explosives. Tenant, its employees, agents and invitees shall not bring any weapons and/or explosives of any size or type into the Project for any reason.

23.                               Tenant’s Telecommunications Equipment. Tenant may utilize the telephone closet located in the Building core for the necessary connections to the Riser system. All of Tenant’s telecommunications equipment shall be located in Tenant’s Premises. Tenant shall not utilize the telephone closet for its equipment.

24.                               Tobacco Use. The smoking or other use of tobacco products in the Building, the Plazas and Building Entries is prohibited.

25.                               Building Stairwells. Unless previously approved in writing by Landlord, Tenant shall use building stairwells only for emergency relocation or evacuation.

26.                               Candles, Incense, Etc. Tenant shall not use materials in the Building that in Landlord’s sole opinion, cause a hazard or irritation to other persons, including but not limited to burning candles or incense or utilizing real holiday decorations (trees, garlands, etc.), and air fresheners, or other activities that create noxious or offensive odors.

EXHIBIT D

Tenant Coordinated

CONSTRUCTION PROCEDURES
1801 CALIFORNIA STREET

ARTICLE 1                           WORDS AND PHRASES

1.1                               Definitions. In this Exhibit D:

(a)                                 “Building Standard” means the quantity and quality of materials, equipment, finishing, workmanship, and other elements from time to time specified by Landlord for the Building as described on the attached D-1.

(b)                                 “Space Plan” means the preliminary conceptual layout of the Premises for use in evaluation of space utilization in the Premises dated March 8, 2016, prepared by Tenant’s architect, Hampton Architecture, Inc.

(c)                                  “Construction Drawings” means the plans and specifications (including structural, architectural, mechanical, and electrical working drawings stamped by a licensed professional engineer) suitable for the construction, supply, installation, and finishings in the Premises of partitions; doors and hardware; ceilings; wiring; lights and switches; heating, cooling, and ventilation equipment and controls; telephone and electrical outlets and floor covering; drapes; built-ins; plumbing and fixtures; fire protection, fire warning, and security systems; and other equipment and facilities attached to and forming part of the Building.

(d)                                 “Drawings” are comprised of the Space Plan and/or the Construction Drawings.

(e)                                  “Tenant’s Space Planner” means professional architect(s) and/or engineer(s) from time to time engaged by Tenant at Tenant’s expense and approved by Landlord for preparation of a Space Plan and the Construction Drawings.

(f)                                   “Landlord’s Work” means the items supplied, installed, and finished by Landlord at no cost to Tenant under Article 5.00.

(g)                                  “Tenant’s Work” means the items supplied, installed, and finished by Tenant at no cost to Landlord under Article 6.00 (except for Landlord’s obligation to pay the Allowance).

(h)                                 “Landlord’s Contractor” means the contractor(s) from time to time engaged by Landlord to carry out Landlord’s Work.

(i)                                     “Tenant’s Contractor” means the contractor(s) from time to time engaged by Tenant to carry out Tenant’s Work and approved by Landlord.

(j)                                    “As-Built Drawings” means the most current drawings available to Landlord depicting the existing condition in the Premises.

ARTICLE 2                           GENERAL DESIGN AND CONSTRUCTION CRITERIA

2.1                               Space planners, contractors, and subcontractors engaged by Tenant from time to time to carry out Tenant’s Work shall be subject to Landlord’s prior approval and shall be selected from among those included in Landlord’s Approved Designers and Contractors list, which may be amended from time to time. Restrictions on mechanical and electrical connections by Tenant will be imposed to ensure the integrity of the Building and that no warranty or guarantee pertaining to the Project is lost or compromised. Landlord approves of Hampton Architecture, Inc. and Catalyst Planning Group.

2.2                               Tenant is responsible for preparation of all Drawings relating to completion of the Premises for occupation by Tenant, calling of tenders and letting contracts relating to Tenant’s Work, supervision and completion of Tenant’s Work and payment thereof (subject to Landlord’s payment of the Allowance), procurement of all permits and permissions related to Tenant’s Work, compliance with the requirements of all authorities having jurisdiction and with conditions contained herein, and payment of all fees and charges thereby incurred (subject to Landlord’s payment of the Allowance).

2.3                               Tenant shall impose and enforce all terms hereof on any designer, contractor, and workmen engaged by Tenant, including, but not limited to, the Tenant’s Space Planner and Tenant’s Contractor(s).

2.4                               The provisions of the Exhibit D shall apply to the build-out of any additional space in the Building leased by Tenant during the Lease Term, as extended if applicable.

ARTICLE 3                           AS-BUILT DRAWINGS AND TENANT CONSTRUCTION MANUAL

3.1                               As soon as practicable after execution of the Lease Agreement, Landlord shall deliver to Tenant “CAD” Drawings of the Premises, a Tenant Construction Manual, Contractors and Space Planners List, Tenant Contractor Rules and Regulations, and Building Standard requirements containing basic information pertinent to the Premises as set out in Article 3.02.

3.2                               The lease CAD Drawings will contain some or all of the following information about the Premises:

(a)                                 A dimensioned outlined floor plan and reflected ceiling plan or plans at a minimum scale of one eighth inch equals one foot (1/8” = 110”), showing the building module.

(b)                                 Dimensioned structural drawing showing the size and layout of the framing for the floor and the floor immediately above.

(c)                                  Dimensioned mechanical drawings showing the location of:

(1)                                 primary duct work, including terminal boxes and controls;

(2)                                 sprinkler system (if any) for an open floor plan;

(3)                                 heating, cooling, ventilation units (if any) and controls;

(4)                                 water supply and drainage systems, and access for tenant connections;

(5)                                 fire hose cabinets (if any);

(6)                                 location of kitchen exhausts duct (if any);

(7)                                 access to general exhaust system (if any);

(8)                                 life safety systems;

(9)                                 security systems; and

(10)                          fire protection systems.

(d)                                 Dimensioned electrical drawings showing the location of:

(1)                                 fire protection and fire notification systems (if any); and

(2)                                 electrical panels.

3.3                               The Tenant Construction Manual will contain the following information and guidelines relative to the manner in which the Premises are to be designed and constructed:

(a)                                 Building Standard information outlining Drywall Partitions, Carpet, Wall Base, Doors, Frames and Hardware, Lighting Fixtures, Window Coverings, and Ceiling Systems.

(b)                                 Design Criteria information outlining:

(1)                                 Interior Architecture, specifying partitions, and ceiling systems;

(2)                                 Mechanical Engineering, specifying HVAC controls;

(3)                                 Electrical Engineering, specifying power budget;

(4)                                 Structural Engineering, specifying floor loads; and

(5)                                 Fire Protection Systems, specifying alarms and communications, emergency lighting, and sprinkler coverage.

3.4                               Tenant shall cause Tenant’s Space Planner and Tenant’s Contractor to become familiar with Landlord’s requirements for performing construction in the Building and Project.

ARTICLE 4                           TENANT’S SPACE PLAN AND PREMISES PLAN

4.01                        Standards. The layout, design, materials, finishes, installation, and disposal of materials related to the construction of the Premises, shall be performed at a uniformly high-quality, but in no event less than Building Standard, including any requirements necessary to maintain the Building’s LEED certification, in accordance and consistent with the standards of practice found in Class A buildings in the Denver Central Business District and any governing codes or regulations, and subject to Landlord’s approval.

4.2                               Space Plan. Tenant shall deliver to Landlord two (2) hard copies and an electronic version of the Space Plan.

4.3                               Approval of Space Plan. As of the Effective Date, Landlord will have approved the Space Plan.

4.4                               Construction Drawings. As soon as practical after the Effective Date, Tenant shall deliver to Landlord two (2) copies of the Construction Drawings prepared by Tenant’s Space Planner. The preparation of that portion of the Construction Drawings (including any amendments thereto) that relates to Tenant’s Work to be performed by Landlord’s Contractor(s) shall be at Tenant’s expense (except for Landlord’s obligation to pay the Allowance).

4.5                               Approval of Construction Drawings. Not more than ten (10) business days after receipt by Landlord of the Construction Drawings, Landlord shall notify Tenant either of its approval thereof, or of the changes required. If Landlord notifies Tenant that changes are required, Tenant shall, within five (5) business days, submit to Landlord, for its approval, Construction Drawings amended by Tenant and Tenant’s Space Planner in accordance with the changes so required. Landlord shall have five (5) business days to review the changes and advise Tenant of acceptability of the changes or require further changes. If further changes are required by Landlord, each party shall continue to have five (5) business days for responses. Upon Landlord’s notification to Tenant of approval by Landlord of the Construction Drawings, or the amended Construction Drawings (as the case may be), Tenant shall promptly submit the Construction Drawings to Tenant’s Contractor for pricing and to appropriate authorities for the issuance of a building permit. Landlord shall not unreasonably withhold or condition its approval of the Construction Drawings. In the event that Landlord fails to provide Tenant its approval or disapproval of the Construction Drawings within the prescribed periods above, then Tenant shall provide Landlord written notice thereof, and if Landlord fails to either approve or disapprove the Construction Drawings within two (2) business days after Landlord’s receipt of Tenant’s notice, then the Construction Drawings shall be deemed approved.

4.6                               Tenant Construction Pricing and Contracts. Tenant shall provide Landlord with copies of all cost estimates and construction contracts with Tenant’s Contractor for work in the Premises.

4.7                               Landlord’s Expenses. Landlord shall deduct from the Allowance, its one percent (1%) supervisory fee as provided in Article 22.00 of the Lease.

ARTICLE 5                           LANDLORD’S WORK

5.1                               Landlord will perform “Landlord’s Work” as described in Section 22.02 of the Lease at its sole cost and expense without application of the Allowance. Other than Landlord’s Work, Landlord shall supply the Premises broom clean in the current “as-is” condition.

5.2                               At Tenant’s expense (except for Landlord’s obligation to pay the Allowance), Landlord shall complete those connections and other items (if any) included in Tenant’s Work but which must be done by Landlord’s Contractors to preserve related base building warranties and guarantees, and the integrity of the Building, and may also perform such other work for Tenant at Tenant’s expense as is agreed to in writing by Landlord and Tenant.

ARTICLE 6                           TENANTS WORK

6.1                               Other than Landlord’s Work, all work required to complete the Premises for occupancy in accordance with the Construction Drawings which is not set out in Article 5.00 shall be performed by Tenant at no cost to Landlord (except for the Allowance).

6.2                               At its own expense (except for Landlord’s obligation to pay the Allowance) , Tenant shall provide all design, permits, fees, work, and materials required to complete the Premises for occupancy in accordance with the Construction Drawings, except as set out in Article 5.00, including, but not limited to, the following:

(a)	Ceilings	Modification of ceiling suspension system as required, and installation of ceiling tiles.

(b)	Lights	Supply and installation of supplementary lights (which shall require Landlord approval) and all light switching. Panel breakers are not acceptable for switching.

(c)	Walls, Doors, and Decorating

Supply, installation, and finishing of all interior partitions, doors (including in the case of full tenancies, doors to elevator lobby), fixtures, and furnishings, and decoration and finishing of all surfaces and perimeter radiation units (if any) within the Premises.

(d)	Floors	Supply and installation of floor covering and base.

(e)	Heating, Cooling, and Ventilation

Supply and installation of any approved modification to the existing Base Building Systems, including additional controls, and special ventilation, cooling, and exhaust requirements, provided Landlord shall be required to provide the Premises new direct digital controls on VAV boxes in place as of the Delivery Date.

(f)	Water & Drainage	Supply and installation of any plumbing services to and in the Premises (e.g., private washrooms, kitchens, etc.) all from the point of access identified by Landlord.

(g)	Security System	Any security lock-off system approved by Landlord and compliant with all codes, laws, etc.

(h)	Power

Supply and installation of electrical distribution systems for power and supplementary lighting to and in the Premises from the electrical room, including any special electrical systems, (e.g., for reproduction equipment, computer, etc.). Any power consumption for special electrical systems (i.e., computer rooms, non-standard lighting, supplemental air conditioning, telephone equipment, etc.) that is disproportionate to other tenants as set forth in the Lease shall be metered at Tenant’s expense and Tenant shall be responsible for the additional cost of this power.

(i)	Fire Protection and Sprinklers

Supply and installation of any approved modifications to the Building’s and Premises’ fire detection and fire warning systems, and the sprinkler system (if any). Supply and installation of safety and emergency equipment and lighting as required by Tenant’s Space Layout or any regulatory authority having jurisdiction which is additional to the existing base building systems which is required because of Tenant’s use of the Premises.

(j)	Telephones	Supply and installation of telephone and communication systems to and in the Premises from the electrical or telephone room, in accordance with the Lease.

(k)	Window Coverings	Installed on all exterior windows; no variation from Building Standard is allowed except as mutually agreed to by Landlord and Tenant.

(l)	Special Services	Supply and installation of any special services required by Tenant and approved by Landlord, (e.g., compressed air, auxiliary condenser water systems, auxiliary exhaust system, etc.).

(m)	Work to be Performed by Landlord’s Contractor

The following shall be carried out at Tenant’s expense and by Landlord’s Contractor:

(1)         Patching of Building Standard fireproofing;

(2)         any drilling, cutting, coring, and patching in the floors, main Building chases and shafts, or roofs of the Building which have been approved by Landlord; and

(3)         installation of approved modifications to the Building fire alarm system.

6.3                               Modifications to the base Building systems and special requirements of Tenant can be considered by Landlord only if applied for at the time the Construction Drawings are submitted to Landlord for approval and if they are compatible with the capacity and character of the Building. Any such approved modifications shall be made at Tenant’s expense (except for Landlord’s obligation to pay the Allowance) by, at Landlord’s option, either Landlord’s or Tenant’s Contractor.

6.4                               No construction work shall be undertaken or commenced by Tenant in the Building or Project until:

(a)                                 the Construction Drawings have been submitted to and approved by Landlord under Article 4.00;

(b)                                 all necessary building permits and all insurance coverages have been obtained by Tenant and its contractor and copies provided to Landlord;

(c)                                  proper provision has been made by Tenant for payment in full for the cost of the work in excess of the Allowance; and

(d)                                 copies of all cost estimates and construction contracts have been submitted to Landlord under Article 4.00.

6.5                               Subject only to circumstances over which Tenant has no control and which could not have been avoided by Tenant by the exercise of due diligence, Tenant shall proceed with its work expeditiously, continuously, and efficiently.

6.6                               Tenant shall ensure that all materials and workmanship in Tenant’s Work shall be uniformly high quality, not less than Building Standard, and in accordance and consistent with standards of practice found in Class A office towers in the Denver Central Business District and any governing code or regulations. Tenant’s Contractors shall comply with Landlord’s Contractor Rules and Regulations; provided neither Tenant nor its Contractors will be required to provide demolition payment or performance bonds.

ARTICLE 7                           TENANT’S ACCESS FOR COMPLETION OF WORK

7.1                               Subject to compliance with applicable rules referred to in Article 6.00, Tenant and Tenant’s Space Planner, Contractors, and workmen employed by Tenant shall have access to and non-exclusive use of the Premises to perform Tenant’s Work and such other work approved by Landlord as Tenant may desire. Tenant has selected, and Landlord approves, Interior Alterations, inc., d/b/a IAI Construction Company Ltd, as Tenant’s general contractor for Tenant’s Work.

7.2                               In order to ensure that work proceeds efficiently in the Building, Landlord may from time to time make rules for coordination of all construction work, provided such rules are uniformly applied. Tenant shall ensure that Tenant’s Space Planner and Tenant’s Contractor and workmen employed by Tenant are informed of and observe such rules, and prior to commencement of any construction work make appropriate arrangements with Landlord, particularly with respect to:

(a)                                 material handling and hoisting facilities,

(b)                                 material and equipment storage,

(c)                                  time and place of deliveries,

(d)                                 hours of work and coordination of work,

(e)                                  power, heating, and washroom facilities,

(f)                                   scheduling,

(g)                                  security, and

(h)                                 cleanup.

7.3                               On any multi-tenant floor, Landlord may require that neat screens or hoardings, as designed or prescribed by Landlord, be erected at Tenant’s expense around the work and the Premises, and that all work be conducted and all tools and materials be kept behind such hoardings. Landlord requires all cutting, drilling, and other work of a noisy, malodorous, or vibrant nature be conducted outside the normal business hours of other tenants in the Building.

7.4                               Tenant shall at all times keep the Premises and adjacent areas reasonably free from accumulations of waste material or rubbish caused by his suppliers, contractors, or workmen. Landlord may require reasonable cleanup on a daily basis and reserves the right, after notice (which may be verbal) and the opportunity for Tenant to cure (unless such failure would result in a dangerous condition), to do cleanup at the expense of the Tenant if Landlord’s reasonable requirements in this regard are not complied with. At the completion of the work Tenant’s Contractor shall forthwith remove all rubbish and all tools, equipment, and surplus materials from and about the Premises and shall leave the Premises clean to the reasonable satisfaction of Landlord. This final cleanup shall include the cleaning of light fixtures, windows, perimeter radiation units (if any), entries, and public space affected by the work.

7.5                               Any damage caused by Tenant’s Contractor (or sub-trades to any work of Landlord’s Contractor) and/or to any property of Landlord or other tenants shall be repaired forthwith to the satisfaction of Landlord by Tenant at Tenant’s expense, which expense may be paid from the Allowance.

7.6                               If Tenant’s Contractor does not execute Tenant’s Work properly in accordance with the approved plans and specifications, Landlord, after five (5) days’ written notice to Tenant and Tenant’s Contractor, and without prejudice to any other right or remedy Landlord may have, may remedy the default or make good any deficiencies, and recover the costs incurred therein from Tenant, which recovery may be paid from the Allowance.

ARTICLE 8                           PERFORMANCE OF TENANT’S WORK BY LANDLORD

8.1                               If Landlord performs any of Tenant’s Work hereunder, whether at the request of Tenant or as provided herein to be performed by Landlord at Tenant’s cost (except for Landlord’s obligation to pay the Allowance), or if Landlord performs other work or supplies materials or equipment on the Premises or in the Building by agreement in writing with Tenant, Tenant shall pay to Landlord within ten (10) days of receipt of invoice the direct cost thereof to Landlord, which payment may be made from the Allowance.

8.2                               Landlord shall deduct from the Allowance a fee equal to five percent (5%) of the cost of any work performed by Landlord under Section 8.01 above as a fee for general coordination.

8.3                               Landlord shall deduct from the Allowance any amount payable under Article 8.02 effective at the time Landlord commences such work or orders material or equipment for such work.

ARTICLE 9                           NON-COMPLIANCE

9.1                               In the event of non-compliance by Tenant with any of the provisions of this Exhibit, Landlord, in addition to and not in lieu of any other right or remedy, may and shall have the right in its discretion to declare and treat Tenant’s non-compliance as a default or breach of covenant under the Lease and exercise any right available under the provisions of the Lease, including the right of termination.

9.2                               In any event of termination pursuant to Article 9.01, Landlord may further elect, relative to any work done by Tenant to date of such termination, to either:

(a)                                 retain for its own use, without payment therefor, all or any portion of the Tenant Work which has been commenced, installed, or completed, or

(b)                                 forthwith demolish or remove all or any work and restore the Premises to the condition in which the same were prior to the commencement, installation, or completion of all or any portion of the Tenant’s Work and recover the cost of so doing from Tenant.

EXHIBIT D-1

1801 CALIFORNIA STREET

TENANT IMPROVEMENT
BUILDING STANDARD INTERIOR FINISHES

Partitions:

In the event Tenant utilizes drywall partitions, such interior drywall partitions will constructed of minimum 2 1/2” 25 gauge metal studs at 24” o.c. , with 5/8” gypsum board each side and a level 4 finish. Partitions will be ceiling height, speckled and taped. Partitions terminating at the exterior wall will meet with a column centerline.

Pony Wall — Is a slab to grid then a pony wall attached to underside of structure above. This partition assembly enables ceiling grid and tile to pass-through the wall structure and supports sound attenuation. Partition assembly is made up of 25 Gauge metal “c” studs at 24” o.c. Runner track is located at ceiling grid and tile that is suspended from structure above with deep runner track at structure.

Demising wall / Sound wall — Metal frame assembly with 25 Gauge metal, with “C” studs at 24” o.c. This assembly is framed deck to deck which intersects grid and tile. Similar condition at underside of structure with deep ceiling runner track. Wall assembly will have 2 W’ foil faced insulation fiberglass batts (foil side up) extend at a minimum 24” batts on either side of wall assembly.

Ceiling:	Armstrong 1775 Dune 2x2 Regular — LEED Certified. Color selection: WH White.

Ceiling Suspension System:	Armstrong 9/16” Suprafine Grid Components: 7500 Intermediate / Cross Tees - XL7540 (24”) & XL7540 (48”) / Wall Moldings #7804. Grid systems are not to be intermixed. Color selection: WH White

Lighting:

The Building Standard fixture is a Philips Ledalite 2 X 2 LED fixture, Model 3622-Al-ST-L-A-36-S-7-2-E with return air slots and flex, for Standard T-Grid, 4000K, dimming, 277 volt. The same fixture is available with a Daylight Response feature. LED fixtures are not to be mixed with fluorescent fixtures. Supply air diffusers will be required where LED fixtures are used, unless the fixtures are capable of being equipped with supply troffers.

Door and Frames:

If Tenant utilizes traditional dry wall construction Tenant will use full height doors and frames of its choice. If Tenant utilizes a demountable partition system such as DIRTT or equivalent, Tenant will utilize the doors and frames that are part of the system. The Building Standard is Hollow Metal frames and Maple Veneer doors.

Door Hardware:	Tenant may select door hardware of its choice. Tenant will specify Corbin Russwin locksets and will coordinate keying with building engineer.

Blinds:

Exterior window blinds are Mechoshade Systems EuroTwill Reversible Weave Manual Drive system. Color 6462 Light Charcoal. 6450 Series 3% open; dark side faces outside/lighter side faces inside. Use with Mecho 5 bracket. Valance

D-1-1

Options: White or Quaker Bronze.

Light Switches:	Light switches shall have cover plates selected by Tenant, mounted vertically, 42” from finish floor. Tenant will install light switches per code and as dictated by Tenant design.

Electrical Receptacles:	Electrical receptacles are 120 volt duplex type, mounted per code, horizontally at 15” from finish floor. Cover plate shall be selected by Tenant.

Telephone Outlets:	Telephone outlets shall be installed and located per code, 15” AFF,

Exit Signs:	Dual Lite #LE-C-D-G-W-W, per Denver Building Code, suspended from ceiling. Note that the model number reflects a double faced fixture, directional arrow not referenced. LX Series is for Tenant Spaces.

Emergency Lighting:	An emergency/standby power generator is connected to designated light fixtures and exit lights as required per code.

Sprinkler System:	Sprinkler heads shall be flush mounted with white cover plates, located as required per code.

Floor Covering:	Tenant may select floor coverings and base molding of its choice.

Floor Base:	Cove or straight base shall be per Tenant design.

D-1-2

EXHIBIT E

GENERAL CLEANING SPECIFICATIONS FOR TENANT SPACE

Nightly

1.                                      Empty all trash/recycle containers and replace liner if provided. Trash/recycle containers are to be placed back in their proper place.

2.                                      Remove other boxes and trash/recycle that is clearly marked TRASH or RECYCLE.

3.                                      Dust all wood, metal, glass or laminated office furniture and cleared desk surfaces. Clean each surface with its proper solution, where necessary.

4.                                      Clean and sanitize all drinking fountains.

5.                                      Remove spills, fingerprints and smudges from walls, woodwork and light switch plates.

6.                                      Dust mop tiled surfaces with treated dust mop. Damp mop all spots and spills.

7.                                      Clean all counter tops in kitchen area. (No dishes or cups will be cleaned or removed from sinks.)

8.                                      Vacuum main traffic area carpeted floor surfaces picking up all debris from the floor as needed.

9.                                      Replace all objects on desks in a neat and orderly manner after cleaning. (No books, papers, files, etc. will be moved. The cleaner will dust around them.)

Weekly

1.                                      Dust all picture frames, charts, glass covers on pictures, and similar hangings,

2.                                      Dust all chair legs, bases of all furniture, door frames and sills.

3.                                      Move, vacuum and clean underneath all furniture that can be moved. This does not include desks or other large furniture items. Vacuum available floor areas under the desks without moving them.

4.                                      Wet mop all tiled floor surfaces and spray buff if needed.

5.                                      Dust ventilating and convector covers.

6.                                      Remove dirt and lint from upholstered furniture with a lint brush.

Monthly

1.                                      Spot clean all partition glass.

2.                                      Dust the tops of door frames, sides of desks, cabinets, high shelving, tops of partitions and all other high areas.

3.                                      Vacuum upholstered furniture, chair cushions and under chair cushions.

4.                                      Remove plastic mats, wash and vacuum underneath (if accessible.)

Semi-Annually

1.                                      Mop, strip and refinish resilient floor tile semi-annually or if needed.

DAY PORTER SERVICE AND SPECIAL SERVICES

In addition to the nightly cleaning, day porters will be present during the weekdays to perform the following services:

1.                                      All restrooms will be serviced once daily, or more often when necessary.

2.                                      Public areas will be serviced and patrolled; emergency services will be performed as required, and upon request.

E-1

3.                                      Special services, for example. cleaning of partition glass and carpet shampooing available upon request at tenant cost.

E-2

EXHIBIT F

RECORDING REQUESTED BY AND
AFTER RECORDING, RETURN TO:

Hunton & Williams LLP

200 Park Avenue

New York, New York 10166

Attention:                                         Brett L. Gross, Esq.

SPACE ABOVE THIS LINE RESERVED FOR RECORDER’S USE

SUBORDINATION, NON-DISTURBANCE

AND ATTORNMENT AGREEMENT

This Subordination, Non-Disturbance and Attornment Agreement (“Agreement”), is made as of this day of , 2016 among ROYAL BANK OF CANADA, as administrative agent for (and for the benefit of) itself and one or more co-lenders (together with its successors, assigns and/or affiliates in such capacity as administrative agent, “Administrative Agent”), BOP 1801 CALIFORNIA STREET LLC and BOP 1801 CALIFORNIA STREET II LLC, both Delaware limited liability companies (“Landlord”), and SENDGRID, INC., a Delaware limited liability company (“Tenant”).

Background

A.                                    Royal Bank of Canada and/or one or more co-lenders has made or will make a loan to Landlord in the maximum principal amount of $206,500,000 (“Loan”), which is secured by a mortgage, deed of trust or similar security instrument (as the same may be amended, supplemented, extended, renewed, restated, replaced, substituted or otherwise modified from time to time, including without limitation, modifications which increase the principal amount secured thereby, the “Security Instrument”) on Landlord’s property described more particularly on Exhibit 1 attached hereto (“Property”).

B.                                    Tenant is the present lessee under that certain lease agreement between Landlord and Tenant dated                 , 2016, as thereafter modified and supplemented (“Lease”), demising a portion of the Property described more particularly in the Lease (“Leased Space”).

C.                                    A requirement of the Loan is that Tenant’s Lease be subordinated to the Security Instrument. Landlord has requested Tenant to so subordinate the Lease in exchange for Administrative Agent’s agreement not to disturb Tenant’s possession of the Leased Space upon the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises of this Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

1.                                      Subordination. Tenant agrees that the Lease and all of the terms, covenants and provisions thereof, and all estates, options and rights created under the Lease, hereby are subordinated and made subject to the lien and effect of the Security Instrument (including, without limitation, all renewals, increases, modifications, spreaders, consolidations, replacements and extensions thereof), as if the Security Instrument had been executed and recorded prior to the Lease.

2.                                      Nondisturbance. Administrative Agent agrees that no foreclosure (whether judicial or nonjudicial), deed-in-lieu of foreclosure, or other sale of the Property in connection with enforcement of the Security Instrument or otherwise in satisfaction of the Loan shall operate to terminate the Lease or Tenant’s rights thereunder to possess and use the Leased Space provided, however, that (a) the term of the Lease has commenced, (b) Tenant is in possession of the Leased Space, and (c) the Lease is in full force and effect and no uncured default by Tenant exists under the Lease. In addition, Tenant shall not be named or joined as a party in any suit, action or proceeding for the foreclosure of the Security Instrument or the enforcement of any rights under the Security Instrument, unless Tenant is a necessary party under applicable law.

3.                                      Attornment. Tenant agrees to attorn to and recognize as its landlord under the Lease each party acquiring legal title to the Property by foreclosure (whether judicial or nonjudicial) of the Security Instrument, deed-in-lieu of foreclosure, or other sale in connection with enforcement of the Security Instrument or otherwise in satisfaction of the Loan (“Successor Owner”). Provided that the conditions set forth in Section 2 above arc met at the time Successor Owner becomes owner of the Property, Successor Owner shall perform all obligations of the landlord under the Lease arising from and after the date title to the Property is transferred to Successor Owner. In no event, however, will any Successor Owner be: (a) liable for any default, act or omission of any prior landlord under the Lease, except to the extent the same constitutes a continuing default by Landlord under the Lease and the Administrative Agent was given notice thereof in accordance with Section 5 below prior to the date the Successor Owner acquired legal title to the Property (“Attornment Date”); (b) subject to any offset or defense which Tenant may have against any prior landlord under the Lease, unless such offset or defense is expressly provided under the Lease and Tenant shall have, prior to the Attornment Date, provided Administrative Agent with written notice of the Landlord’s default that gave rise to such offset or defense, and the opportunity to cure the same, all in accordance with the terms of Section 5 below; (c) bound by any payment of rent or additional rent made by Tenant to Landlord more than one (1) month in advance, except to the extent that any payment by Tenant of estimated operating expenses exceeds actual operating expenses for the applicable period of time; (d) bound by any modification or supplement to the Lease, or waiver of Lease terms, made without Administrative Agent’s written consent thereto, except to the extent that Administrative Agent’s consent is not required; (e) liable for the return of any security deposit or other prepaid charge paid by Tenant under the Lease, except to the extent such amounts were actually received by Administrative Agent; (f) liable or bound by any right of first refusal or option to purchase all or any portion of the Property; or (g) liable for construction or completion of any improvements to the Property or as required under the Lease for Tenant’s use and occupancy (whenever arising). Although the foregoing provisions of this Agreement arc self-operative, Tenant agrees to execute and deliver to Administrative Agent or any Successor Owner such further commercially reasonable instruments as Administrative Agent or a Successor Owner may from time to time request in order to confirm this Agreement. If any liability of Successor Owner does arise pursuant to this Agreement, such liability shall be limited to Successor Owner’s interest in the Property.

The Administrative Agent’s consent shall not be required for any Lease amendments or modifications (i) that do not materially increase Landlord’s obligations or liabilities under the Lease, or materially reduce Tenant’s obligations, liabilities, or security held by Landlord for Tenant’s performance, under the Lease, or (ii) of a ministerial nature pursuant to the express terms of the Lease (e.g., to confirm the measurement of the Leased Space, to memorialize Tenant’s exercise of term extensions provided in the Lease, to memorialize rent abatement after a casualty, to memorialize a permitted assignment or sublease, etc.).

4.                                      Prior Assignment; Rent Payments; Notice to Tenant Regarding Rent Payments. Tenant has no knowledge of any prior assignment or pledge of the rents accruing under the Lease by Landlord. Tenant hereby acknowledges and consents to that certain Assignment of Leases and Rents from Landlord to Administrative Agent executed in connection with the Loan. Tenant acknowledges that the interest of the Landlord under the Lease is to be assigned to Administrative Agent solely as security for the purposes specified in said assignment, and Administrative Agent shall have no duty, liability or obligation whatsoever under the Lease or any extension or renewal thereof, either by virtue of said assignments or by any subsequent receipt or collection of rents thereunder, unless Administrative Agent shall specifically undertake such liability in writing. Tenant agrees not to pay rent more than one (1) month in advance unless otherwise specified in the Lease. After notice is given to Tenant by Administrative Agent that Landlord is in default under the Security Instrument and that the rentals under the Lease are to be paid to Administrative Agent directly pursuant to the assignment of leases and rents granted by Landlord to Administrative Agent in connection therewith, Tenant shall thereafter pay to Administrative Agent all rent and all other amounts due or to become due to Landlord under the Lease. Landlord hereby expressly authorizes Tenant to make such payments to Administrative Agent upon reliance on Administrative Agent’s written notice (without any inquiry into the factual basis for such notice or any prior notice to or consent from Landlord) and hereby releases Tenant from all liability to Landlord in connection with Tenant’s compliance with Administrative Agent’s written instructions.

5.                                      Administrative Agent Opportunity to Cure Landlord Defaults. Tenant agrees that, until the Security Instrument is released by Administrative Agent, it will not exercise any remedies under the Lease following a Landlord default without having first given to Administrative Agent (a) written notice of the alleged Landlord default and (b) the opportunity to cure such default within the longer of (i) 30 days after the cure period provided under the Lease to Landlord, (ii) 30 days from Landlord’s receipt of Tenant’s notice to Administrative Agent of a Landlord default, or (iii) if the cure of such default requires possession of the Property, 30 days after Administrative Agent has obtained possession of the Property; provided that, in each case, if such default cannot reasonably be cured within such 30-day period and Administrative Agent has diligently commenced to cure such default promptly within the time contemplated by this Agreement, such 30-day period shall be extended for so long as it shall require Administrative Agent, in the exercise of due diligence, to cure such default, but, unless the parties otherwise agree, in no event shall the entire cure period be more than 120 days. Notwithstanding the foregoing, Tenant’s express abatement and/or offset rights under the Lease shall not be adversely affected by this Agreement. Tenant acknowledges that Administrative Agent is not obligated to cure any Landlord default, but if Administrative Agent elects to do so, Tenant agrees to accept cure by Administrative Agent as that of Landlord under the Lease and will not exercise any right or remedy under the Lease for a Landlord default. Performance rendered by Administrative Agent on Landlord’s behalf is without prejudice to Administrative Agent’s rights against Landlord under the Security Instrument or any other documents executed by Landlord in favor of Administrative Agent in connection with the Loan.

6.                                      Right to Purchase. Tenant covenants and acknowledges that it has no right or option of any nature whatsoever, whether pursuant to the Lease or otherwise, to purchase the Property or the real property of which the Property is a part, or any portion thereof or any interest therein and to the extent that Tenant has had, or hereafter acquires any such right or option, the same is hereby acknowledged to be subject and subordinate to the Security Instrument and is hereby waived and released as against Administrative Agent.

7.                                      Miscellaneous.

(a)                                 Notices. All notices and other communications under this Agreement are to be in writing and addressed as set forth below such party’s signature hereto. Default or demand notices shall be deemed to have been duly given upon the earlier of: (1) actual receipt; (ii) one (1) business day after having been timely deposited for overnight delivery, fee prepaid, with a reputable overnight courier service, having a reliable tracking system; (iii) one (1) business day after having been sent by telecopier (with answer back acknowledged) provided an additional notice is given pursuant to (ii); or (iv) three (3) business days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by certified mail, postage prepaid, return receipt requested, and in the case of clause (ii) and (iv) irrespective of whether delivery is accepted. A new address for notice may be established by written notice to the other parties; provided, however, that no address change will be effective until written notice thereof actually is received by the party to whom such address change is sent.

(b)                                 Entire Agreement Modification. This Agreement is the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes and replaces all prior discussions, representations, communications and agreements (oral or written). This Agreement shall not be modified, supplemented, or terminated, nor any provision hereof waived, except by a written instrument signed by the party against whom enforcement thereof is sought, and then only to the extent expressly set forth in such writing.

(c)                                  Binding Effect; Joint and Several Obligations. This Agreement is binding upon and inures to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors, and assigns, whether by voluntary action of the parties or by operation of law. No Indemnitor may delegate or transfer its obligations under this Agreement.

(d)                                 Unenforceable Provisions. Any provision of this Agreement which is determined by a court of competent jurisdiction or government body to be invalid, unenforceable or illegal shall be ineffective only to the extent of such determination and shall not affect the validity, enforceability or legality of any other provision, nor shall such determination apply in any circumstance or to any party not controlled by such determination.

(e)                                  Duplicate Originals; Counterparts. This Agreement may be executed in any number of duplicate originals, and each duplicate original shall be deemed to be an original. This Agreement (and each duplicate original) also may be executed in any number of counterparts, each of which shall be deemed an original and all of which together constitute a fully executed Agreement even though all signatures do not appear on the same document.

(f)                                   Construction of Certain Terms. Defined terms used in this Agreement may be used interchangeably in singular or plural form, and pronouns shall be construed to cover all genders. Article and section headings are for convenience only and shall not be used in interpretation of this Agreement. The words “herein,” “hereof’ and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or other subdivision; and the word “section” refers to the entire section and not to any particular subsection, paragraph of other subdivision; and “Agreement” and each of the Loan Documents referred to herein mean the agreement as originally executed and as hereafter modified, supplemented, extended, consolidated, or restated from time to time.

(g)                                  Governing Law. This Agreement shall be interpreted and enforced according to the laws of the State where the Property is located (without giving effect to its rules governing conflict of laws).

(h)                                 Consent to Jurisdiction. Each party hereto irrevocably consents and submits to the exclusive jurisdiction and venue of any state or federal court sitting in the county and state where the Property is located with respect to any legal action arising with respect to this Agreement and waives all objections which it may have to such jurisdiction and venue.

(i)                                     WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY HERETO WAIVES AND AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS AGREEMENT.

[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, this Agreement is executed this        day of             , 2016.

TENANT:

SendGrid, Inc.

By:
Name:
Title:

Tenant Notice Address Prior to September 1, 2016:

1451 Larimer Street, 2nd Floor

Denver, CO 80202

Attn: Michael Tognetti

Tenant Notice Address On and After September 1, 2016:

1801 California Street, Suite 500

Denver, CO 80202

Attn: Michael Tognetti

[Signatures continue on next page”

LANDLORD:

BOP 1801 CALIFORNIA STREET LLC

BOP 1801 CALIFORNIA STREET H LLC

By:
Name:
Title:

Landlord Notice Address:

BOP 1801 California Street LLC

BOP 1801 California Street II LLC

1801 California Street, Suite 280

Denver, Colorado 80202

Attn: Vice President of Operations

[Signatures continue on next page]

ADMINISTRATIVE AGENT:

ROYAL BANK OF CANADA

By:
Name:
Title:

[TO BE CONFIRMED]

Administrative Agent Notice Address:

Royal Bank of Canada

20 King Street West, 4th Floor

Toronto, Ontario M5H 1C4

Attn: Manager, Agency Services Group

Fax: (416) 842-4023

With copies to:

Royal Bank of Canada

200 Bay Street — Royal Bank Plaza

South Tower, 12th Floor

Toronto, Ontario M5.1 2W7

Attn: Hogan Mak

Facsimile No.: (416) 842-4020

and

Royal Bank of Canada

Three World Financial Center, 12th Floor

New York, New York 10166

Attn: Joshua Freedman

Facsimile No.: (212) 428-6460

and

Hunton & Williams LLP

200 Park Avenue

New York, New York 10166

Attention:                                         Brett L. Gross, Esq.

Facsimile No.: (212) 954-5103

Notary Acknowledgement for Tenant:

STATE OF	)
	)	ss.:
COUNTY OF	)

On this, the         day of                  , 2013, before me, the undersigned Notary Public, personally appeared                                        known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument and who acknowledged to me that he/she is an officer of                                    in the capacity stated and that he/she executed the within instrument in such capacity for the purposes therein contained.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

Notary Public

Notary Acknowledgement for Landlord:

STATE OF	)
	)	ss.:
COUNTY OF	)

On this, the         day of                  , 2013, before me, the undersigned Notary Public, personally appeared                                        known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument and who acknowledged to me that he/she is an officer of BOP 1801 California Street LLC and BOP 1801 California Street II LLC in the capacity stated and that he/she executed the within instrument in such capacity for the purposes therein contained.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

Notary Public

Notary Acknowledgement for Administrative Agent:

STATE OF	)
	)	ss.:
COUNTY OF	)

On this, the         day of                  , 2013, before me, the undersigned Notary Public, personally appeared                                        known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument and who acknowledged to me that he/she is an officer of ROYAL BANK OF CANADA in the capacity stated and that he/she executed the within instrument in such capacity for the purposes therein contained.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

Notary Public

EXHIBIT 1

Legal Description

PARCEL A:

A PARCEL OF LAND BEING ALL OF LOTS 10 TO 23 AND A PORTION OF LOTS 7 TO 9, 24, 25 AND 26, AND A PORTION OF ADJACENT VACATED ALLEY, ALL IN BLOCK 142, EAST DENVER, THE PLAT OF WHICH IS RECORDED IN FLAT BOOK 1, PAGE 1, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE MOST EASTERLY CORNER OF SAID BLOCK 142; ‘THENCE SOUTHWESTERLY ALONG THE SOUTHEASTERLY LINE OF SAID BLOCK 142, A DISTANCE OF 192.91 FEET TO THE TRUE POINT OF BEGINNING; THENCE ON A DEFLECTION ANGLE TO THE RIGHT OF 90°00’00” FROM PREVIOUSLY MENTIONED COURSE, A DISTANCE OF 0.59 FEET: THENCE ON A DEFLECTION ANGLE TO THE LEFT OF 45°00’00”, A DISTANCE OF 13.46 FEET; THENCE ON A DEFLECTION ANGLE TO THE RIGHT OF 90°00’00”, A DISTANCE OF 22.05 FEET; THENCE ON A DEFLECTION ANGLE TO THE RIGHT OF 45°00’00”, A DISTANCE OF 14.95 FEET; THENCE ON A DEFLECTION ANGLE TO THE LEFT OF 90°00’00”, A DISTANCE OF 37.45 FEET; THENCE ON A DEFLECTION ANGLE TO THE RIGHT OF 45°00’00”, A DISTANCE OF 2.23 FEET; THENCE ON A DEFLECTION ANGLE TO. THE LEFT OF 45°00’00”, A DISTANCE OF 31.36 FEET; THENCE ON A DEFLECTION ANGLE TO THE LEFT OF 45°00’00”, A DISTANCE OF 2.12 FEET; THENCE ON A DEFLECTION ANGLE TO THE RIGHT OF 45’00’00”, A DISTANCE OF 78.13 FEET; THENCE ON A DEFLECTION ANGLE TO THE LEFT OF 90000’00”, A DISTANCE OF 1.00 FOOT; THENCE ON A DEFLECTION ANGLE TO THE RIGHT OF 90°00’00”, A DISTANCE OF 3.00 FEET; THENCE ON A DEFLECTION ANGLE TO THE RIGHT OF 90’00’00”, A DISTANCE OF 1.00 FOOT; THENCE ON A DEFLECTION ANGLE TO THE LEFT OF 90’00’00”, A DISTANCE OF 20.95 FEET; THENCE ON A DEFLECTION ANGLE TO THE LEFT OF 90°00’00”, A DISTANCE OF 1.00 FOOT; THENCE ON A DEFLECTION ANGLE TO THE RIGHT OF 90°00’00”, A DISTANCE OF 3.00 FEET; THENCE ON A DEFLECTION ANGLE TO THE RIGHT OF 90°00’00”, A DISTANCE OF 1.00 FOOT; THENCE ON A DEFLECTION ANGLE TO THE LEFT OF 90’00’00”, A DISTANCE OF 19.42 FEET; THENCE ON A DEFLECTION ANGLE TO THE LEFT OF 90°00’00”, A DISTANCE OF 1.00 FOOT; THENCE ON A DEFLECTION ANGLE TO THE RIGHT OF 90°00’00”, A DISTANCE OF 3.00 FEET; THENCE ON A DEFLECTION ANGLE TO THE LEFT OF 45°00’00”, A DISTANCE OF 27.11 FEET; THENCE ON A DEFLECTION ANGLE TO THE LEFT OF 90’00’00, A DISTANCE OF 1.00 FOOT; THENCE ON A DEFLECTION ANGLE TO THE RIGHT OF 90°00’00”, A DISTANCE OF 2.00 FEET; THENCE ON A DEFLECTION ANGLE TO THE RIGHT OF 90’00’00”, A DISTANCE OF 1.00 FOOT; THENCE ON A DEFLECTION ANGLE TO THE LEFT OF 90°00’00”, A DISTANCE OF 19.60 FEET; THENCE ON A DEFLECTION ANGLE TO THE RIGHT OF 90’00’00”, A DISTANCE OF 9.16 FEET; THENCE ON A DEFLECTION ANGLE TO THE LEFT OF 45°00’00”, A DISTANCE OF 0.50 FEET TO A POINT ON THE NORTHWESTERLY LINE OF SAID BLOCK 142; THENCE ON A DEFLECTION ANGLE TO THE LEFT OF 90°00’00”, ALONG SAID NORTHWESTERLY LINE, A DISTANCE OF 200.53 FEET TO THE WESTERLY

CORNER OF SAID BLOCK 142; THENCE ON A DEFLECTION ANGLE TO THE LEFT OF 90°00’17”, ALONG THE SOUTHWESTERLY LINE OF SAID BLOCK 142, A DISTANCE OF 266.50 FEET TO THE SOUTHERLY CORNER OF SAID BLOCK 142; THENCE ON A DEFLECTION ANGLE TO THE LEFT OF 89°59’43”, ALONG SAID SOUTHEASTERLY LINE OF BLOCK 142, A DISTANCE OF 208.37 FEET TO THE TRUE POINT OF BEGINNING; TOGETHER WITH THE

FOLLOWING DESCRIBED PARCEL:

PARCEL B:

A PORTION OF LOTS 25 AND 26, BLOCK 142, EAST DENVER, THE PLAT WHICH IS RECORDED IN PLAT BOOK 1, PAGE 1, LYING BELOW DENVER DATUM ELEVATION 60.3, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE MOST EASTERLY CORNER OF SAID BLOCK 142; THENCE SOUTHWESTERLY ALONG THE SOUTHEASTERLY LINE OF SAID BLOCK 142, A DISTANCE OF 192.91 FEET; THENCE ON A DEFLECTION ANGLE TO THE RIGHT OF 90’00’00”, A DISTANCE OF 0.59 FEET; THENCE ON A DEFLECTION ANGLE TO THE LEFT OF 45°00’00”, A DISTANCE OF 13.46 FEET; THENCE ON A DEFLECTION ANGLE TO THE RIGHT OF 90°00’00”, A DISTANCE OF 22.05 FEET TO THE TRUE POINT OF BEGINNING; THENCE ON A DEFLECTION ANGLE TO THE RIGHT OF 90°00’00”, FROM PREVIOUSLY MENTIONED COURSE, A DISTANCE OF 10.75 FEET; THENCE ON A DEFLECTION ANGLE TO THE LEFT OF 45°00’00”, A DISTANCE OF 7.35 FEET; THENCE ON A DEFLECTION ANGLE TO THE LEFT OF 90°00’00”, A DISTANCE OF 7.60 FEET; THENCE ON A DEFLECTION ANGLE TO THE LEFT OF 90°00’00”, A DISTANCE OF 14.95 FEET TO THE TRUE POINT OF BEGINNING;

TOGETHER WITH THE FOLLOWING DESCRIBED PARCEL:

PARCEL C:

A PORTION OF LOTS 7 AND 8, BLOCK 142, EAST DENVER, THE PLAT OF WHICH IS RECORDED IN PLAT BOOK 1, PAGE 1, LYING BELOW DENVER DATUM ELEVATION 46.8, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS: BEGINNING AT THE MOST EASTERLY CORNER OF SAID BLOCK 142; THENCE SOUTHWESTERLY ALONG THE SOUTHEASTERLY LINE OF SAID BLOCK 142, A DISTANCE OF 192.91 FEET; THENCE ON A DEFLECTION ANGLE TO THE RIGHT OF 90°00’00”, A DISTANCE OF 0.59 FEET; THENCE ON A DEFLECTION ANGLE TO THE LEFT OF 45’00’00”, A DISTANCE OF 13.46 FEET; THENCE ON A DEFLECTION ANGLE TO THE RIGHT OF 90°00’00”, A DISTANCE OF 22.05 FEET; THENCE ON A DEFLECTION ANGLE TO THE RIGHT OF 45°00’00”, A DISTANCE OF 14.95 FEET; THENCE ON A DEFLECTION ANGLE TO THE LEFT OF 90°00’00”, A DISTANCE OF 37.45 FEET; THENCE ON A DEFLECTION ANGLE TO THE RIGHT OF 45’00’00”, A DISTANCE OF 2.23 FEET; THENCE ON A DEFLECTION ANGLE TO THE LEFT OF 45°00’00”, A DISTANCE OF 31.36 FEET; THENCE ON A DEFLECTION ANGLE TO THE LEFT OF 45°00’00”, A DISTANCE OF 2.12 FEET; THENCE ON A DEFLECTION ANGLE TO THE

RIGHT OF 45°00’00”, A DISTANCE OF 56.46 FEET TO THE TRUE POINT OF BEGINNING; THENCE CONTINUING ALONG THE PREVIOUSLY MENTIONED COURSE, A DISTANCE OF 21.67 FEET; THENCE ON A DEFLECTION ANGLE TO THE RIGHT OF 90’00’00”, A DISTANCE OF 2.00 FEET; THENCE ON A DEFLECTION ANGLE TO THE LEFT OF 90°00’00”, A DISTANCE OF 3.00 FEET; THENCE ON A DEFLECTION ANGLE TO THE LEFT OF 90°00’00”, A DISTANCE OF 2.00 FEET; THENCE ON A DEFLECTION ANGLE TO THE RIGHT OF 90°00’00”, A DISTANCE OF 20.95 FEET; THENCE ON A DEFLECTION ANGLE TO THE RIGHT OF 90°00’00’, A DISTANCE OF 2.00 FEET; THENCE ON A DEFLECTION ANGLE TO THE LEFT OF 90°00’00”, A DISTANCE OF 3.00 FEET; THENCE ON A DEFLECTION ANGLE TO THE LEFT OF 90°00’00”, A DISTANCE OF 2.00 FEET; THENCE ON A DEFLECTION ANGLE TO THE RIGHT OF 90°00’00”, A DISTANCE OF 19.42 FEET; THENCE ON A DEFLECTION ANGLE TO THE RIGHT OF 90°00’00”, A DISTANCE OF 2.00 ‘Tn.; THENCE ON A DEFLECTION ANGLE TO THE LEFT OF 90°00’00”, A DISTANCE OF 3.00 FEET; THENCE ON A DEFLECTION ANGLE TO THE LEFT OF 90°00’00”, A DISTANCE OF 3.00 FEET; THENCE ON A DEFLECTION ANGLE TO THE RIGHT OF 459)0’00”, A DISTANCE OF 23.81 FEET; THENCE ON A DEFLECTION ANGLE TO THE RIGHT OF 135°00’00”, A DISTANCE OF 31.34 FEET; THENCE ON A DEFLECTION ANGLE TO THE RIGHT OF 90°00’00”, A DISTANCE OF 12.67 FEET; THENCE ON A DEFLECTION ANGLE TO THE RIGHT OF 45°00’00”, A DISTANCE OF 13.20 FEET; THENCE ON A DEFLECTION ANGLE TO THE LEFT OF 90°00’00”, A DISTANCE OF 5.47 FEET; THENCE ON A DEFLECTION ANGLE TO THE LEFT OF 45’00’00”, A DISTANCE OF 7.46 FEET; THENCE ON A DEFLECTION ANGLE TO THE RIGHT OF 90°00’00”, A DISTANCE OF 62.00 FEET; THENCE ON A DEFLECTION ANGLE TO THE RIGHT OF 90°00’00”, A DISTANCE OF 15.50 FEET TO THE TRUE POINT OF BEGINNING.

PARCEL D:

UNIT II, BLOCK 142, MARRIOD PARKING GARAGE, ACCORDING TO THE CONDOMINIUM DECLARATION RECORDED DECEMBER 23, 1981 IN BOOK 2504 AT PAGE 275 AND THE CONDOMINIUM MAP RECORDED DECEMBER 23,1981 IN MAP BOOK 20 AT PAGE 56.

PARCEL E:

THE BENEFICIAL INTEREST GRANTED BY REVOCABLE PERMIT OR LICENSE ALL WITHIN THE AREAS PERMIDED BY ORDINANCE NO. 120, SERIES OF 1981, OF THE CITY AND COUNTY OF DENVER, RECORDED JULY 13, 1981 IN BOOK 2409 AT PAGE 634.

PARCEL F:

THE EASEMENTS AND RIGHTS APPURTENANT TO THE BENEFITING PARCELS A, B AND C, AND THE EASEMENTS AND RIGHTS APPURTENANT TO THE BENEFITING PARCEL D, AS GRANTED BY EASEMENT AND COMMON WALL AGREEMENT RECORDED DECEMBER 23, 1981 IN BOOK 2504 AT PAGE 258 AND RE-RECORDED DECEMBER 29, 1981 IN BOOK 2506 AT PAGE 191 AND AS AMENDED BY INSTRUMENT RECORDED MAY 25, 1982 IN BOOK 2589 AT PAGE 491.